Exhibit 10.1





================================================================================


                                  $200,000,000

                                CREDIT AGREEMENT

                           dated as of July 28, 2004,

                                  by and among

                          IKON OFFICE SOLUTIONS, INC.,
                                 as US Borrower,

                        IKON OFFICE SOLUTIONS GROUP PLC,
                                 as UK Borrower,

                         the Lenders referred to herein,
                                   as Lenders,

                         DEUTSCHE BANK SECURITIES INC.,
                              as Syndication Agent,

                         PNC BANK NATIONAL ASSOCIATION,
                              as Syndication Agent,

                      GENERAL ELECTRIC CAPITAL CORPORATION,
                             as Documentation Agent,

                         THE ROYAL BANK OF SCOTLAND PLC,
                             as Documentation Agent,

                                       and

                      WACHOVIA BANK, NATIONAL ASSOCIATION,
                            as Administrative Agent,
                                Collateral Agent,
        Swingline Lender, Alternative Currency Lender and Issuing Lender

                          WACHOVIA CAPITAL MARKETS, LLC
                   as Sole Lead Arranger and Sole Book Manager


================================================================================

                                TABLE OF CONTENTS

                                                                            Page


ARTICLE I   DEFINITIONS.......................................................1
SECTION 1.1  Definitions......................................................1
SECTION 1.2  Other Definitions and Provisions................................26
SECTION 1.3  Accounting Terms................................................27
SECTION 1.4  Rounding........................................................27
SECTION 1.5  References to Agreement and Laws................................27
SECTION 1.6  Times of Day....................................................27


ARTICLE II  REVOLVING CREDIT FACILITY........................................27
SECTION 2.1  Revolving Credit Loans..........................................27
SECTION 2.2  Alternative Currency Loans......................................29
SECTION 2.3  Swingline Loans.................................................29
SECTION 2.4  Procedure for Advances of Revolving Credit Loans
             and Swingline Loans.............................................31
SECTION 2.5  Repayment of Loans..............................................33
SECTION 2.6  Permanent Reduction of the Aggregate Commitment and
             the Alternative Currency Commitment.............................35
SECTION 2.7  Termination of Credit Facility..................................37
SECTION 2.8  Nature of Obligations...........................................37


ARTICLE III LETTER OF CREDIT FACILITY........................................37
SECTION 3.1  L/C Commitment..................................................37
SECTION 3.2  Procedure for Issuance of Letters of Credit.....................38
SECTION 3.3  Commissions and Other Charges...................................38
SECTION 3.4  L/C Participations..............................................39
SECTION 3.5  Reimbursement Obligation of the US Borrower.....................40
SECTION 3.6  Obligations Absolute............................................40
SECTION 3.7  Effect of Application...........................................41
SECTION 3.8  Letter of Credit Amounts........................................41


ARTICLE IV  GENERAL LOAN PROVISIONS..........................................41
SECTION 4.1  Interest........................................................41
SECTION 4.2  Notice and Manner of Conversion or Continuation of Loans........43
SECTION 4.3  Fees............................................................44
SECTION 4.4  Manner of Payment...............................................44
SECTION 4.6  Nature of Obligations of Lenders Regarding Extensions of
             Credit; Assumption by the Administrative Agent..................46
SECTION 4.7  Redenomination of Alternative Currency Loans....................47
SECTION 4.8  Changed Circumstances...........................................47
SECTION 4.9  Indemnity.......................................................50
SECTION 4.10 Capital Requirements............................................50
SECTION 4.11 Taxes...........................................................51

SECTION 4.12 Mitigation Obligations; Replacement of Lenders..................53
SECTION 4.13 Security........................................................54
SECTION 4.14 Evidence of Indebtedness........................................54
SECTION 4.15 Mandatory Cost Information......................................55
SECTION 4.16 US Borrower as Agent for UK Borrower............................55
SECTION 4.17 USA Patriot Act.................................................55
SECTION 4.18 Know Your Customer Checks.......................................55


ARTICLE V  CLOSING; CONDITIONS OF CLOSING AND BORROWING......................56
SECTION 5.1  Closing.........................................................56
SECTION 5.2  Conditions to Closing and Initial Extensions of Credit..........56
SECTION 5.3  Conditions to All Extensions of Credit..........................60
SECTION 5.4  Post-Closing Conditions.........................................60


ARTICLE VI  REPRESENTATIONS AND WARRANTIES OF THE BORROWERS..................62
SECTION 6.1  Representations and Warranties..................................62
SECTION 6.2  Survival of Representations and Warranties, Etc.................69


ARTICLE VII  FINANCIAL INFORMATION AND NOTICES...............................70
SECTION 7.1  Financial Statements and Projections............................70
SECTION 7.3  Accountants' Certificate........................................71
SECTION 7.4  Other Reports...................................................71
SECTION 7.5  Notice of Litigation and Other Matters..........................71
SECTION 7.6  Accuracy of Information.........................................72


ARTICLE VIII  AFFIRMATIVE COVENANTS..........................................72
SECTION 8.1  Preservation of Corporate Existence and Related Matters.........72
SECTION 8.2  Maintenance of Property.........................................73
SECTION 8.3  Insurance.......................................................73
SECTION 8.4  Accounting Methods and Financial Records........................73
SECTION 8.5  Payment and Performance of Obligations..........................73
SECTION 8.6  Compliance With Laws and Approvals..............................73
SECTION 8.7  Environmental Laws..............................................73
SECTION 8.8  Compliance with ERISA...........................................74
SECTION 8.10 Additional Subsidiaries.........................................74
SECTION 8.11 Use of Proceeds.................................................75
SECTION 8.12 Further Assurances..............................................76


ARTICLE IX  FINANCIAL COVENANTS..............................................76
SECTION 9.1  Maximum Leverage Ratio..........................................76
SECTION 9.2  Maximum Senior Leverage Ratio...................................76
SECTION 9.3  Minimum Interest Coverage Ratio.................................76
SECTION 9.4  Maximum Capital Expenditures....................................77
SECTION 9.5  Asset Coverage Ratio............................................77
SECTION 9.6  Minimum Net Worth...............................................77

ARTICLE X  NEGATIVE COVENANTS................................................77
SECTION 10.1  Limitations on Indebtedness....................................77
SECTION 10.2  Limitations on Liens...........................................79
SECTION 10.3  Limitations on Loans, Advances, Investments and Acquisitions...80
SECTION 10.4  Limitations on Mergers and Liquidation.........................83
SECTION 10.5  Limitations on Sale of Assets..................................84
SECTION 10.6  Limitations on Dividends and Distributions.....................85
SECTION 10.7  Limitations on Exchange and Issuance of Capital Stock..........86
SECTION 10.8  Transactions with Affiliates...................................86
SECTION 10.9  Certain Accounting Changes; Organizational Documents...........86
SECTION 10.10 Amendments; Payments and Prepayments of Subordinated
              Indebtedness...................................................87
SECTION 10.12 Nature of Business.............................................89
SECTION 10.13 Impairment of Security Interests...............................89
SECTION 10.14 Ratings Trigger Event..........................................89
SECTION 10.15 IKON Office Solutions Foundation, Inc..........................89


ARTICLE XI  UNCONDITIONAL US BORROWER GUARANTY...............................89
SECTION 11.1  Guaranty of Obligations........................................89
SECTION 11.2  Nature of Guaranty.............................................90
SECTION 11.3  Demand by the Administrative Agent.............................91
SECTION 11.4  Waivers........................................................91
SECTION 11.5  Modification of Loan Documents etc.............................91
SECTION 11.6  Reinstatement..................................................92
SECTION 11.7  No Subrogation.................................................92


ARTICLE XIII  DEFAULT AND REMEDIES...........................................93
SECTION 12.1  Events of Default..............................................93
SECTION 12.2  Remedies.......................................................96
SECTION 12.3  Rights and Remedies Cumulative; Non-Waiver; etc................96
SECTION 12.4  Crediting of Payments and Proceeds.............................97
SECTION 12.5  Administrative Agent May File Proofs of Claim..................97
SECTION 12.6  Judgment Currency..............................................98


ARTICLE XIII  THE ADMINISTRATIVE AGENT.......................................99
SECTION 13.1  Appointment and Authority......................................99
SECTION 13.2  Rights as a Lender.............................................99
SECTION 13.3  Exculpatory Provisions.........................................99
SECTION 13.4  Reliance by the Administrative Agent..........................100
SECTION 13.5  Delegation of Duties..........................................101
SECTION 13.6  Resignation of Administrative Agent...........................101
SECTION 13.7  Non-Reliance on Administrative Agent and Other Lenders........102
SECTION 13.8  No Other Duties, etc..........................................102
SECTION 13.9  Collateral and Guaranty Matters...............................102

ARTICLE XIV  MISCELLANEOUS..................................................103
SECTION 14.1  Notices.......................................................103
SECTION 14.2  Expenses; Indemnity...........................................105
SECTION 14.3  Right of Set-off..............................................107
SECTION 14.4  Governing Law.................................................107
SECTION 14.5  Jurisdiction and Venue........................................108
SECTION 14.6  Waiver of Jury Trial..........................................108
SECTION 14.8  Injunctive Relief; Punitive Damages...........................109
SECTION 14.9  Accounting Matters............................................109
SECTION 14.10 Successors and Assigns; Participations........................109
SECTION 14.11 Amendments, Waivers and Consents..............................112
SECTION 14.12 Performance of Duties.........................................114
SECTION 14.14 Survival of Indemnities.......................................114
SECTION 14.15 Titles and Captions...........................................114
SECTION 14.16 Severability of Provisions....................................114
SECTION 14.17 Counterparts..................................................114
SECTION 14.18 Term of Agreement.............................................114
SECTION 14.19 Advice of Counsel.............................................115
SECTION 14.20 No Strict Construction........................................115
SECTION 14.21 Inconsistencies with Other Documents; Independent Effect of Covenants..................................................115
SECTION 14.22 Integration...................................................115

                             EXHIBITS AND SCHEDULES
                             ----------------------

EXHIBITS
--------

Exhibit A-1                -        Form of Revolving Credit Note
Exhibit A-2                -        Form of Swingline Note
Exhibit A-3                -        Form of Alternative Currency Note
Exhibit B                  -        Form of Notice of Borrowing
Exhibit C                  -        Form of Notice of Account Designation
Exhibit D                  -        Form of Notice of Prepayment
Exhibit E                  -        Form of Notice of Conversion/Continuation
Exhibit F                  -        Form of Officer's Compliance Certificate
Exhibit G                  -        Form of Assignment and Acceptance
Exhibit H                  -        Form of Guaranty Agreement
Exhibit I                  -        Form of Collateral Agreement




SCHEDULES
---------

Schedule 1.1(a)            -        Lenders and Commitments
Schedule 1.1(b)            -        Mandatory Cost Formulae
Schedule 1.1(c)            -        Existing Letters of Credit
Schedule 5.4               -        Lien Terminations and Amendments
Schedule 6.1(a)            -        Jurisdictions of Organization
Schedule 6.1(b)            -        Subsidiaries and Capitalization
Schedule 6.1(m)            -        Labor and Collective Bargaining Agreements
Schedule 6.1(o)            -        Additional Obligations
Schedule 6.1(t)            -        Litigation
Schedule 6.1(u)            -        Equal and Ratable Indebtedness
Schedule 10.1(c)           -        Existing Indebtedness and Guaranty
                                    Obligations
Schedule 10.2              -        Existing Liens
Schedule 10.3              -        Existing Loans, Advances and Investments
Schedule 10.8              -        Transactions with Affiliates

         CREDIT AGREEMENT, dated as of July 28, 2004, by and among IKON OFFICE SOLUTIONS, INC., an Ohio corporation (the "US Borrower"), IKON OFFICE SOLUTIONS GROUP PLC (Company number 2803484), a company organized under the laws of England and Wales (the "UK Borrower"), the lenders who are or may become a party to this Agreement, as Lenders, DEUTSCHE BANK SECURITIES INC., as Syndication Agent, PNC BANK NATIONAL ASSOCIATION, as Syndication Agent, GENERAL ELECTRIC CAPITAL CORPORATION, as Documentation Agent, THE ROYAL BANK OF SCOTLAND PLC, as Documentation Agent and WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association, as Administrative Agent for the Lenders and as Collateral Agent for the Lenders.

                              Statement of Purpose
                              --------------------

         The Borrowers have requested, and the Lenders have agreed, to extend certain credit facilities to the Borrowers on the terms and conditions of this Agreement. The credit facilities extended hereunder shall replace the prior credit facilities that were extended to the US Borrower and certain of its Subsidiaries pursuant to that certain Credit Agreement dated May 24, 2002 by and among the US Borrower, IKON Capital PLC, IOS Capital, LLC and IKON Capital, Inc., as borrowers, the lenders party thereto, as lenders, J.P. Morgan Bank Canada, as Canadian administrative agent, and JP Morgan Chase Bank, as administrative agent.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS
                                   -----------

         SECTION 1.1 Definitions. The following terms when used in this Agreement shall have the meanings assigned to them below:

         "Administrative Agent" means Wachovia in its capacity as Administrative Agent hereunder, and any successor thereto appointed pursuant to Section 13.6 (and, for the purposes of this Agreement, including, without limitation, Articles XII, XIII and XIV, shall include Wachovia in its capacity as Collateral Agent).

         "Administrative Agent's Correspondent" means Wachovia Bank, National Association, London Branch, or any other financial institution designated by the Administrative Agent to act as its correspondent hereunder with respect to the distribution and payment of Alternative Currency Loans.

         "Administrative Agent's Office" means the office of the Administrative Agent specified in or determined in accordance with the provisions of Section 14.1(c).

         "Administrative Questionnaire" means an administrative questionnaire in a form supplied by the Administrative Agent.

         "Affiliate" means, with respect to any Person, any other Person (other than the US Borrower or any Subsidiary thereof) which directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person or any Subsidiary thereof. The term "control" means the possession, directly or indirectly, of any other power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

         "Aggregate Commitment" means the aggregate amount of the Lenders' Commitments hereunder, as such amount may be reduced or otherwise modified at any time or from time to time pursuant to the terms hereof. On the Closing Date, the Aggregate Commitment shall be Two Hundred Million Dollars ($200,000,000).

         "Agreement"  means  this  Credit  Agreement,   as  amended,   restated,
supplemented or otherwise modified from time to time.

         "Alternative Currency" means Pounds Sterling.

         "Alternative Currency Amount" means with respect to each Loan made or continued (or to be made or continued) in the Alternative Currency, the amount of the Alternative Currency which is equivalent to the principal amount in Dollars of such Loan at the most favorable spot exchange rate determined by the Administrative Agent to be available to it for the purchase by the
Administrative Agent of the Alternative Currency with Dollars through its principal foreign exchange trading office at approximately 11:00 a.m. two (2) Business Days before such Loan is made or continued (or to be made or continued). When used with respect to any other sum expressed in Dollars, "Alternative Currency Amount" shall mean the amount of the Alternative Currency which is equivalent to the amount so expressed in Dollars at the most favorable spot exchange rate determined by the Administrative Agent to be available to it for the purchase by the Administrative Agent of the Alternative Currency with Dollars through its principal foreign exchange trading office at the relevant time. With respect to any determination of the most favorable spot exchange rate, if at the time of such determination no such spot exchange rate can reasonably be determined, the Administrative Agent may use any reasonable method as it deems applicable to determine such rate, any such determination to be conclusive absent manifest error.

         "Alternative Currency Commitment" means the lesser of (i) Twenty-Five Million Dollars ($25,000,000) and (ii) the Aggregate Commitment, as such amount may be reduced or modified at any time or from time to time pursuant to the terms hereof.

         "Alternative Currency Facility" means the alternative currency facility established pursuant to Section 2.2.

         "Alternative Currency Lender" means Wachovia, in its capacity as alternative currency lender hereunder.

         "Alternative Currency Loan" means any revolving credit loan denominated in the Alternative Currency made by the Alternative Currency Lender to the UK Borrower pursuant to Section 2.2, and all such Alternative Currency Loans collectively as the context requires.

         "Alternative Currency Note" means the Alternative Currency Note made by the UK Borrower payable to the order of the Alternative Currency Lender, substantially in the form of Exhibit A-3 hereto, evidencing the Alternative Currency Loans, and any amendments, supplements and modifications thereto, any substitutes therefor and any replacements, restatements, renewals or extensions thereof, in whole or in part.

         "Applicable Foreign Subsidiary Documents" shall have the meaning assigned thereto in Section 6.1(x).

         "Applicable Law" means all applicable provisions of constitutions, laws, statutes, ordinances, rules, treaties, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities and all orders and decrees of all courts and arbitrators.

         "Applicable Margin" means the corresponding percentages per annum as set forth below (provided that, with respect to a LIBOR Rate Loan made in the Alternative Currency, the Applicable Margin shall include the Mandatory Cost, as determined pursuant to the formula set forth on Schedule 1.1(b)):






------------ --------------------------------- -------------------- -------------------- --------------------
  Pricing             Leverage Ratio            LIBOR Rate Loans      Base Rate Loans      Commitment Fee
   Level
------------ --------------------------------- -------------------- -------------------- --------------------
     1       Greater than or equal to 3.25           2.500%               1.500%               0.500%
             to 1.00
------------ --------------------------------- -------------------- -------------------- --------------------
     2       Greater than or equal to 2.25           1.750%               0.750%               0.500%
             to 1.00, but less than 3.25 to
             1.00
------------ --------------------------------- -------------------- -------------------- --------------------
     3       Greater than or equal to 1.25           1.500%               0.500%               0.375%
             to 1.00, but less than 2.25 to
             1.00
------------ --------------------------------- -------------------- -------------------- --------------------
     4       Less than 1.25 to 1.00                  1.250%               0.250%               0.300%
------------ --------------------------------- -------------------- -------------------- --------------------







--------------------------------------------------------------------------------
The Applicable Margin shall be determined and adjusted quarterly on the date (each a "Calculation Date") ten (10) Business Days after the date by which the Borrowers are required to provide an Officer's Compliance Certificate pursuant to Section 7.2 for the most recently ended fiscal quarter of the US Borrower; provided, however, that (a) the Applicable Margin shall be based on Pricing Level 2 until the first Calculation Date occurring after the fiscal quarter ending September 30, 2004 and, thereafter the Pricing Level shall be determined by reference to the Leverage Ratio as of the last day of the most recently ended fiscal quarter of the US Borrower preceding the applicable Calculation Date, and
(b) if the Borrowers fail to provide the Officer's Compliance Certificate as required by Section 7.2 for the most recently ended fiscal quarter of the US Borrower preceding the applicable Calculation Date, the Applicable Margin from such Calculation Date shall be based on Pricing Level 1 until such time as an appropriate Officer's Compliance Certificate is provided, at which time the Pricing Level shall be determined by reference to the Leverage Ratio as of the last day of the most recently ended fiscal quarter of the US Borrower preceding such Calculation Date. The Applicable Margin shall be effective from one
Calculation Date until the next Calculation Date. Any adjustment in the Applicable Margin shall be applicable to all Extensions of Credit then existing or subsequently made or issued.

         "Application" means an application, in the form specified by the Issuing Lender from time to time, requesting the Issuing Lender to issue a Letter of Credit.

         "Approved Fund" means any Person (other than a natural Person), including, without limitation, any special purpose entity, that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business; provided, that such Approved Fund must be administered by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

         "Asset Coverage Ratio" means, as of any date of determination with respect to the US Borrower and its Subsidiaries on a Consolidated basis, the ratio of (a) the net book value of Domestic Accounts Receivable as of such date to (b) Total Secured Indebtedness as of such date.

         "Assignment and Assumption" means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 14.10), and accepted by the Administrative Agent, in substantially the form of Exhibit G or any other form approved by the Administrative Agent.

         "Attributable Indebtedness" means, on any date, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared in accordance with GAAP, and (b) in respect of any Synthetic Lease, the capitalized amount or principal amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared in accordance with GAAP if such lease were accounted for as a Capital Lease.

         "Audited Financial Statements" means the financial statements delivered to the Administrative Agent pursuant to clause (A) of Section 5.2(e)(i).

         "Available Commitment" means, as to any Lender at any time, an amount equal to (a) such Lender's Commitment less (b) such Lender's Extensions of Credit.

         "Bankruptcy Event of Default" means any Event of Default pursuant to Sections 12.1(i) or (j).

         "Base Rate"  means,  at any time,  the higher of (a) the Prime Rate and
(b) the Federal Funds Rate plus 1/2 of 1%; each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate or the Federal Funds Rate.

         "Base Rate Loan" means any Loan bearing interest at a rate based upon the Base Rate plus the Applicable Margin as provided in Section 4.1(a).

         "Borrowers" means, collectively, the US Borrower and the UK Borrower.

         "Business Day" means (a) for all purposes other than as set forth in clause (b) below, any day other than a Saturday, Sunday or legal holiday on which banks in Charlotte, North Carolina and New York, New York, are open for the conduct of their domestic or international commercial banking business, as applicable, and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, any LIBOR Rate Loan, any day
(i) that is a Business Day described in clause (a) and that is also a day for trading by and between banks in deposits for the applicable Permitted Currency in the London interbank market and (ii) on which banks are open for the conduct of their domestic and international banking business in the place where the Administrative Agent or the Administrative Agent's Correspondent shall make available Loans in such Permitted Currency.

         "Calculation Date" shall have the meaning assigned thereto in the definition of Applicable Margin.

         "Capital Asset" means, with respect to the US Borrower and its Subsidiaries, any asset that should be classified and accounted for as a capital asset on a Consolidated balance sheet of the US Borrower and its Subsidiaries prepared in accordance with GAAP.

         "Capital Expenditures" means, with respect to the US Borrower and its Subsidiaries for any period, the aggregate cost of all Capital Assets acquired by the US Borrower and its Subsidiaries during such period, as determined in accordance with GAAP.

         "Capital Lease" means any lease of any property by the US Borrower or any Subsidiary thereof, as lessee, that should be classified and accounted for as a capital lease on a Consolidated balance sheet of the US Borrower and its Subsidiaries prepared in accordance with GAAP.

         "Capital Stock" means (a) in the case of a corporation,  capital stock,
(b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company, membership interests and (e) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

         "Cash Equivalents" shall have the meaning assigned thereto in Section 10.3(b).

         "Change in Control" shall have the meaning assigned thereto in Section 12.1(h).

         "Change in Law" means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.

         "Closing Date" means the date of this Agreement or such later Business Day upon which each condition described in Section 5.2 shall be satisfied or waived in all respects in a manner acceptable to the Administrative Agent, in its sole discretion.

         "Code" means the Internal Revenue Code of 1986, and the rules and regulations thereunder, each as amended or modified from time to time.

         "Collateral" means the collateral security for the Obligations pledged or granted pursuant to the Security Documents.

         "Collateral Agent" means Wachovia in its capacity as Collateral Agent, security trustee or secured party, as applicable, under the Security Documents, and any successor thereto appointed pursuant to Section 13.6.

         "Collateral Agreement" means the collateral agreement of even date executed by the US Borrower and the Guarantors in favor of the Collateral Agent, for the benefit of itself and the other Secured Parties, substantially in the form of Exhibit I, as amended, restated, supplemented or otherwise modified from time to time.

         "Commitment" means, as to any Lender, the obligation of such Lender to make Loans (including, without limitation, to participate in Alternative Currency Loans and Swingline Loans) to and issue or participate in Letters of Credit issued for the account of any Borrower hereunder, in an aggregate principal or face amount at any time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 1.1(a) hereto, as the same may be reduced or modified at any time or from time to time pursuant to the terms hereof.

         "Commitment Percentage" means, as to any Lender at any time, the ratio of (a) the amount of the Commitment of such Lender to (b) the Aggregate Commitment of all of the Lenders.

         "Consolidated" means, when used with reference to financial statements or financial statement items of the US Borrower and its Subsidiaries, such statements or items on a consolidated basis in accordance with applicable principles of consolidation under GAAP.

         "Corporate EBITDA" means, for any period, (a) EBITDA for such period less (b) Finance EBITDA for such period.

         "Credit Facility" means, collectively, the Revolving Credit Facility, the Alternative Currency Facility, the Swingline Facility and the L/C Facility.

         "Default" means any of the events specified in Section 12.1 which with the passage of time, the giving of notice or any other condition, would constitute an Event of Default.

         "Defaulting Lender" means any Lender that (a) has failed to fund any portion of the Revolving Credit Loans, participations in L/C Obligations, participations in Alternative Currency Loans or participations in Swingline Loans required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one

(1) Business Day of the date when due, unless such amount is the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

         "Disposition" means, with respect to any property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof. The terms "Dispose" and "Disposed of" shall have correlative meanings.

         "Dollars" or "$" means, unless otherwise qualified, dollars in lawful currency of the United States.

         "Dollar Amount" means (a) with respect to each Loan made or continued (or to be made or continued) in Dollars, the principal amount thereof and (b) with respect to each Loan made or continued (or to be made or continued) in the Alternative Currency, the amount of Dollars which is equivalent to the principal amount of such Loan at the most favorable spot exchange rate determined by the Administrative Agent to be available to it for the purchase by the
Administrative Agent of Dollars with the Alternative Currency through its principal foreign exchange trading office at approximately 11:00 a.m. (the time of the Administrative Agent's Correspondent) two (2) Business Days before such Loan is made or continued (or to be made or continued). When used with respect to any other sum expressed in the Alternative Currency, "Dollar Amount" shall mean the amount of Dollars which is equivalent to the amount so expressed in the Alternative Currency at the most favorable spot exchange rate determined by the Administrative Agent to be available to it for the purchase by the
Administrative Agent of Dollars with the Alternative Currency through its principal foreign exchange trading office at the relevant time. With respect to any determination of the most favorable spot exchange rate, if at the time of such determination no such spot exchange rate can reasonably be determined, the Administrative Agent may use any reasonable method as it deems applicable to determine such rate, any such determination to be conclusive absent manifest error.

         "Domestic Accounts Receivable" means, with respect to the US Borrower and the Guarantors, all trade accounts receivable (excluding all lease receivables) from account debtors located in the United States, as set forth on the Consolidated balance sheet of the US Borrower and its Subsidiaries prepared in accordance with GAAP.

         "Domestic Subsidiary" means any Subsidiary organized under the laws of any political subdivision of the United States.

         "EBITDA" means, for any period, the sum of the following determined on a Consolidated basis, without duplication, for the US Borrower and its Subsidiaries in accordance with GAAP: (a) Net Income for such period plus (b) the sum of the following to the extent deducted in determining Net Income: (i) income taxes for such period, (ii) Interest Expense for such period, (iii) amortization, depreciation and other non-cash charges for such period, (iv) any extraordinary or non-recurring non-cash expenses or losses for such period, (v) cash expenses incurred during such period in an aggregate amount not to exceed $12,125,000 in connection with the sale of certain assets and liabilities of IOS Capital LLC under the GE Purchase Agreements, (vi) cash expenses in connection with post-closing adjustments to be recorded no later than September 30, 2004 with respect to the sale of certain assets and liabilities of IOS Capital LLC and IKON Canada under the GE Purchase Agreements and (vii) expenses incurred during such period in connection with the extinguishment of Indebtedness less (c) any extraordinary or non-recurring income or gains.

         "Eligible  Assignee" means (a) a Lender,  (b) an Affiliate of a Lender,
(c) an Approved Fund, and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent, (ii) in the case of any assignment of a Revolving Credit Commitment, the Alternative Currency Lender, the Swingline Lender and the Issuing Lender, and (iii) unless a Default or Event of Default has occurred and is continuing, the Borrowers (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, "Eligible Assignee" shall not include the Borrowers or any of the Affiliates or Subsidiaries of the Borrowers.

         "Employee Benefit Plan" means any employee benefit plan within the meaning of Section 3(3) of ERISA which (a) is maintained for employees of the US Borrower or any ERISA Affiliate or (b) has at any time within the preceding six
(6) years been maintained for the employees of the US Borrower or any current or former ERISA Affiliate.

         "English Security Documents" means security agreements, debentures, pledge agreements, and other similar documents and agreements securing the Obligations with Collateral located in England or Wales.

         "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, accusations, allegations, notices of noncompliance or violation, investigations (other than internal reports prepared by any Person in the ordinary course of business and not in response to any third party action or request of any kind) or proceedings relating in any way to any actual or alleged violation of or liability under any Environmental Law or relating to any permit issued, or any approval given, under any such Environmental Law, including, without limitation, any and all claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages, contribution, indemnification cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to human health or the environment.

         "Environmental Laws" means any and all federal, foreign, state, provincial and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities, relating to the protection of human health or the environment, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials.

         "Equal and Ratable Indebtedness" means Indebtedness of the US Borrower or any Subsidiary thereof the governing documents for which prohibit the creation of Liens on any material portion of assets securing Indebtedness for borrowed money without such Indebtedness being secured equally and ratably with such Indebtedness for borrowed money.

         "ERISA" means the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder, each as amended or modified from time to time.

         "ERISA Affiliate" means any Person who together with any Borrower is treated as a single employer within the meaning of Section 414(b), (c), (m) or
(o) of the Code or Section 4001(b) of ERISA.

         "Eurodollar Reserve Percentage" means, for any day with respect to any LIBOR Rate Loan denominated in Dollars, the percentage (expressed as a decimal and rounded upwards, if necessary, to the next higher 1/100th of 1%) which is in effect for such day as prescribed by the Federal Reserve Board (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) in respect of Eurocurrency liabilities or any similar category of liabilities for a member bank of the Federal Reserve System in New York City.

         "Event of Default" means any of the events specified in Section 12.1; provided that any requirement for passage of time, giving of notice, or any other condition, has been satisfied.

         "Excluded Taxes" means, with respect to the Administrative Agent, any Lender, the Issuing Lender or any other recipient of any payment to be made by or on account of any obligation of any Borrower hereunder, (a) taxes imposed on or measured by its net income (however denominated), and franchise taxes imposed on it by the United States of America or the United Kingdom or by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which such Lender is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrowers under Section 4.12), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or is attributable to such Foreign Lender's failure or inability (other than as a result of a Change in Law) to comply with
Section 4.11(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the applicable Borrower with respect to such withholding tax pursuant to Section 4.11(a).

         "Existing  Letters of Credit" means all letters of credit identified on
Schedule 1.1(c).

         "Extensions of Credit" means, as to any Lender at any time, (a) an amount equal to the sum of (i) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding, (ii) such Lender's Commitment Percentage of the L/C Obligations then outstanding, (iii) such Lender's Commitment Percentage of the Alternative Currency Loans then outstanding and
(iv) such Lender's Commitment Percentage of the Swingline Loans then outstanding or (b) the making of any Loan or participation in any Letter of Credit by such Lender, as the context requires.

         "FDIC"  means  the  Federal  Deposit  Insurance  Corporation,   or  any
successor thereto.

         "Federal Funds Rate" means, the rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) representing the daily effective federal funds rate as quoted by the Administrative Agent and confirmed in Federal Reserve Board Statistical Release H.15 (519) or any successor or substitute publication selected by the Administrative Agent. If, for any reason, such rate is not available, then "Federal Funds Rate" shall mean a daily rate which is determined, in the opinion of the Administrative Agent, to be the rate at which federal funds are being offered for sale in the national federal funds market at 9:00 a.m. Rates for weekends or holidays shall be the same as the rate for the most immediately preceding Business Day.

         "Finance EBITDA" means, for any period, (a) Finance Income for such period less (b) Finance Interest Expense for such period; provided that for the fiscal quarters ended June 30, 2003, September 30, 2003, December 31, 2003 and March 31, 2004, Finance EBITDA shall be deemed to be $48,052,000, $47,880,000, $52,466,000 and $50,568,000, respectively.

         "Finance Income" means, with respect to the US Borrower and its Subsidiaries, for any period of determination, the finance income of the US Borrower and its Subsidiaries for such period, determined on a Consolidated basis in accordance with GAAP (and calculated in a manner consistent with the calculation of finance income in the consolidated financial statements of the US Borrower and its Subsidiaries contained in its Annual Report on Form 10-K for the 2003 Fiscal Year).

         "Finance Interest Expense" means, with respect to the Finance Subsidiaries, for any period of determination, total cash Interest Expense for such period with respect to all outstanding Indebtedness (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Hedging
Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP).

         "Finance Subsidiary" means (i) each Subsidiary identified as a Finance Subsidiary on Schedule 6.1(a) and (ii) each other Subsidiary created or acquired after the Closing Date and identified on the most recently delivered Officer's Compliance Certificate, in each case the primary business of which is the leasing or other financing of products distributed by the US Borrower and its Subsidiaries.

         "Fiscal Year" means the fiscal year of US Borrower and its Subsidiaries ending on September 30.

         "Foreign Lender" means, with respect to any Borrower, any Lender that is organized under the laws of a jurisdiction other than that in which such Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

         "Foreign Subsidiary" means any Subsidiary that is not a Domestic Subsidiary.

         "GAAP" means generally accepted accounting principles, as recognized by the American Institute of Certified Public Accountants and the Financial Accounting Standards Board, consistently applied and maintained on a consistent basis for US Borrower and its Subsidiaries throughout the period indicated and (subject to Section 14.9) consistent with the prior financial practice of US Borrower and its Subsidiaries.

         "GE Purchase Agreements" means (a) the Asset Purchase Agreement dated December 10, 2003 by and among the US Borrower, General Electric Capital Corporation and IOS Capital, LLC (as previously amended by that certain First Amendment to the Asset Purchase Agreement dated March 31, 2004 by and among General Electric Capital Corporation and the US Borrower in its own capacity and as successor by merger to IOS Capital LLC) and (b) the Asset Purchase Agreement dated March 31, 2004 by and among IKON Canada and Heller Financial Canada, in each case as such documents may be amended, restated, supplemented or otherwise modified in any manner which could not reasonably be expected to materially adversely affect the rights or interests of the Administrative Agent and the Lenders.

         "GE Program Agreements" means (a) the Program Agreement dated as of March 31, 2004 by and among General Electric Capital Corporation, GE Capital Information Technology Solutions, Inc. and the US Borrower and (b) the Canadian Rider dated as of June 30, 2004 by and among GE VFS Canada Limited Partnership and IKON Canada, in each case as such documents may be amended, restated, supplemented or otherwise modified in any manner which could not reasonably be expected to materially adversely affect the rights or interests of the Administrative Agent and the Lenders

         "Governmental Approvals" means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

         "Governmental Authority" means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

         "Guarantors" means each Domestic Subsidiary of the US Borrower in existence on the Closing Date (other than a Subsidiary SPC) or which becomes a party to a Guaranty Agreement pursuant to Section 8.10.

         "Guaranty Agreement" means the unconditional guaranty agreement of even date executed by the Guarantors in favor of the Administrative Agent, for the ratable benefit of itself and the Lenders, substantially in the form of Exhibit H, as amended, restated, supplemented or otherwise modified from time to time.

         "Guaranty Obligation" means, with respect to US Borrower and its Subsidiaries, without duplication, any obligation, contingent or otherwise, of any such Person pursuant to which such

Person has directly or indirectly guaranteed any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of any such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement condition or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, that the term Guaranty Obligation shall not include

        (i) endorsements for collection or deposit in the ordinary course of business;

or

        (ii) any indemnification rights, indemnification obligations, reimbursement rights or reimbursement obligations of the US Borrower and its Subsidiaries (other than those set forth in subsection (g) of Section 10.1) under (A) the GE Program Agreements, (B) the GE Purchase Agreements or (C) other similar program and purchase agreements (1) which are executed in connection with leasing or financing arrangements by third parties of products distributed by the US Borrower and its Subsidiaries and (2) which contain terms and provisions (including, without limitation, indemnification obligations) which are no broader in scope and obligation than the terms and provisions contained in the GE Program Agreements and GE Purchase Agreements, unless in each case the indemnification obligations referred to in this clause (ii) would be accounted for as indebtedness in accordance with GAAP or reflected on the Consolidated balance sheet of the US Borrower and its Subsidiaries.

         "Hazardous Materials" means any substances or materials (a) which are or become defined as hazardous wastes, hazardous substances, pollutants, contaminants, chemical substances or mixtures or toxic substances under any Environmental Law, (b) which are toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise harmful to human health or the environment and are or become regulated by any Governmental Authority, (c) the presence of which require investigation or remediation under any Environmental Law or common law, (d) the discharge or emission or release of which requires a permit or license under any Environmental Law or other Governmental Approval, (e) which are deemed to constitute a nuisance or a trespass which pose a health or safety hazard to Persons or neighboring properties, (f) which consist of underground or aboveground storage tanks, whether empty, filled or partially filled with any substance, or (g) which contain, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or waste, crude oil, nuclear fuel, natural gas or synthetic gas.

         "Hedging Agreement" means any agreement with respect to any Interest Rate Contract, forward rate agreement, commodity swap, forward foreign exchange agreement, currency swap agreement, cross-currency rate swap agreement, currency option agreement or other agreement or arrangement designed to alter the risks of any Person arising from fluctuations in interest rates, currency values or commodity prices, all as amended, restated, supplemented or otherwise modified from time to time.

         "Hedging Obligations" means all existing or future payment and other obligations owing by any Borrower or any Guarantor under any Hedging Agreement (which such Hedging Agreement is permitted hereunder) with any Person that is a Lender or an Affiliate of a Lender (or if such Person, or the Lender with whom such Person is affiliated, ceases to be a Lender, then any Hedging Agreement with that Person entered into prior to the date the applicable party ceased to be a Lender).

         "IKON   Canada"   means  IKON  Office   Solutions,   Inc.,  an  Ontario
corporation.

         "IKON  Guaranteed  Obligations"  shall  have the  meaning  set forth in
Section 11.1.

         "Indebtedness"  means,  with  respect  to any  Person  at any  date and
without  duplication,   all  of  the  following,  whether  or  not  included  as
indebtedness or liabilities in accordance with GAAP:

                  (a) all liabilities, obligations and indebtedness for borrowed money including, but not limited to, obligations evidenced by bonds, debentures, notes or other similar instruments of any such Person;

                  (b) all obligations to pay the deferred purchase price of property or services of any such Person (including, without limitation, all obligations under non-competition, earn-out or similar agreements), except trade payables arising in the ordinary course of business which are (i) not more than ninety (90) days past due or (ii) being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP;

                  (c) the Attributable Indebtedness of such Person with respect to such Person's obligations in respect of Capital Leases and Synthetic Leases (regardless of whether accounted for as indebtedness under GAAP);

                  (d) all Indebtedness of any other Person secured by a Lien on any asset owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

                  (e) all Guaranty Obligations of any such Person;

                  (f) all obligations, contingent or otherwise, of any such Person relative to the face amount of letters of credit, whether or not drawn, including, without limitation, any Reimbursement Obligation, and banker's acceptances issued for the account of any such Person;

                  (g) all obligations of any such Person to redeem, repurchase, exchange, defease or otherwise make payments in respect of Capital Stock of such Person;

                  (h) all net obligations incurred by any such Person pursuant to Hedging Agreements; and

                  (i) the  outstanding  attributed  principal  amount  under any
         asset   securitization   program   (including   any   Permitted   Asset
         Securitization).

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Hedging Agreement on any date shall be deemed to be the Termination Value thereof as of such date.

         "Indemnified Taxes" means Taxes and Other Taxes other than Excluded Taxes.

         "Insurance and Condemnation Proceeds" has the meaning assigned thereto in Section 2.6(b)(iii).

         "Interest Coverage Ratio" means, for any date of determination, the ratio of (a) EBITDA for the period of twelve (12) consecutive calendar months ending on or immediately prior to such date to (b) Interest Expense for the period of twelve (12) consecutive calendar months ending on or immediately prior to such date; provided, that notwithstanding anything contained herein to the contrary, for purposes of calculating the Interest Coverage Ratio as of the fiscal quarters ending on June 30, 2004, September 30, 2004 and December 31, 2004, EBITDA and Interest Expense shall be calculated as follows:






------------------------------------------------ -------------------------------------------------------------------
For the Fiscal Quarter Ending                    EBITDA and Interest Expense for such Period
------------------------------------------------ -------------------------------------------------------------------
June 30, 2004                                    EBITDA and Interest Expense, respectively, for such fiscal quarter times four (4)
------------------------------------------------ -------------------------------------------------------------------
September 30, 2004                               EBITDA and Interest Expense, respectively, for the prior two (2)
                                                 fiscal quarters times two (2)
------------------------------------------------ -------------------------------------------------------------------
December 31, 2004                                EBITDA and Interest Expense, respectively, for the prior three
                                                 (3) fiscal quarters times four-thirds (4/3)
------------------------------------------------ -------------------------------------------------------------------





         "Interest Expense" means, with respect to US Borrower and its Subsidiaries for any period, the gross interest expense (including, without limitation, Finance Interest Expense, interest expense attributable to Capital Leases and all net payment obligations pursuant to Hedging Agreements) of the US Borrower and its Subsidiaries, all determined for such period on a Consolidated basis, without duplication, in accordance with GAAP.

         "Interest Period" shall have the meaning assigned thereto in Section 4.1(b).

         "Interest Rate Contract" means any interest rate swap agreement, interest rate cap agreement, interest rate floor agreement, interest rate collar agreement, interest rate option or any other agreement regarding the hedging of interest rate risk exposure executed in connection with hedging the interest rate exposure of any Person and any confirming letter executed pursuant to such agreement, all as amended, restated, supplemented or otherwise modified from time to time.

         "ISP 98" means the International Standby Practices (1998 Revision, effective January 1, 1999), International Chamber of Commerce Publication No. 590.

         "Issuing Lender" means Wachovia, in its capacity as issuer of any Letter of Credit, or any successor thereto.

         "June 2008 Notes" means the senior notes of the US Borrower issued pursuant to that certain Indenture dated as of June 30, 1995 (as supplemented by the First Supplemental Indenture dated as of June 4, 1997, the Second Supplemental Indenture dated as of June 12, 2001, the Third Supplemental Indenture dated as of March 15, 2002, the Fourth Supplemental Indenture dated as of June 16, 2003 and the Fifth Supplemental Indenture dated as of March 31,
2004) and due June, 2008.

         "L/C Commitment" means the lesser of (a) Fifty Million Dollars ($50,000,000) and (b) the Aggregate Commitment.

         "L/C Facility" means the letter of credit facility established pursuant to Article III.

         "L/C Obligations" means at any time, an amount equal to the sum of (a) the aggregate undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to Section 3.5.

         "L/C Participants" means the collective reference to all the Lenders other than the Issuing Lender.

         "Lender" means each Person executing this Agreement as a Lender (including, without limitation, the Issuing Lender, the Alternative Currency Lender and the Swingline Lender unless the context otherwise requires) set forth on the signature pages hereto and each Person that hereafter becomes a party to this Agreement as a Lender pursuant to Section 14.10.

         "Lending Office" means, with respect to any Lender, the office of such Lender maintaining such Lender's Commitment Percentage of the Extensions of Credit.

         "Letters of Credit" shall have the meaning  assigned thereto in Section
3.1 and shall include, without limitation, the Existing Letters of Credit.

         "Leverage Ratio" means, for any date of determination, the ratio of (a) Net Corporate Indebtedness on such date to (b) Corporate EBITDA for the period of twelve (12) consecutive calendar months ending on or immediately prior to such date.

         "LIBOR" means the rate of interest per annum determined on the basis of the rate for deposits in the applicable Permitted Currency for a period equal to the applicable Interest Period which appears on the Telerate Page 3750, or, if such rate does not appear on Telerate Page 3750, the applicable Reuters Screen Page, as determined by the Administrative Agent in its sole discretion, at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period (rounded upward, if necessary, to the nearest 1/100th of 1%). If, for any reason, such rate does not appear on Telerate Page 3750, or the applicable Reuters Screen Page, then "LIBOR" shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in the Permitted Currency in which the applicable Loan is denominated would be offered by first class banks in the London interbank market to the Administrative Agent (or the Administrative Agent's Correspondent) approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period. Each calculation by the Administrative Agent of LIBOR shall be conclusive and binding for all purposes, absent manifest error.

         "LIBOR Rate" means

         (i) with respect to any LIBOR Rate Loan denominated in Dollars, a rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) determined by the Administrative Agent pursuant to the following formula:

         LIBOR Rate =               LIBOR
                     ------------------------------------
                      1.00-Eurodollar Reserve Percentage

                  and

         (ii) with respect to any LIBOR Rate Loan denominated in any Alternative Currency, a rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) equal to LIBOR.

Each calculation by the Administrative Agent of the LIBOR Rate shall be conclusive and binding for all purposes, absent manifest error.

         "LIBOR Rate Loan" means any Loan bearing interest at a rate based upon the LIBOR Rate plus the Applicable Margin as provided in Section 4.1(a).

         "Lien" means, with respect to any asset, any mortgage, leasehold mortgage, lien, pledge, charge, security interest, hypothecation or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.

         "Liquidity  Amount" means, as of any date of determination,  the sum of
(a) the total amount of unrestricted cash on hand of the US Borrower and its Subsidiaries as of such date plus

(b) the total amount of unrestricted Cash Equivalents of the US Borrower and its Subsidiaries as of such date plus (c) the aggregate Available Commitments of all the Lenders less (d) $100,000,000; provided that the amounts set forth in items
(a) and (b) above shall be determined in good faith by the US Borrower and certified as accurate by a Responsible Officer of the US Borrower.

         "Loan Documents" means, collectively, this Agreement, the Notes, the Applications, the Guaranty Agreement, the Security Documents, and any other document, instrument, certificate and agreement executed and delivered by each Borrower or any Subsidiary thereof in connection with this Agreement or otherwise referred to herein or contemplated hereby (excluding any Hedging Agreement), all as may be amended, restated, supplemented or otherwise modified from time to time.

         "Loans" means the collective reference to the Revolving Credit Loans, the Alternative Currency Loans and the Swingline Loans and "Loan" means any of such Loans.

         "Mandatory Cost" means an addition to the interest rate on any Revolving Credit Loan or any Alternative Currency Loan made by any Lender to compensate such Lender for the cost imputed to such Lender resulting from the imposition from time to time under or pursuant to the Bank of England Act 1998 and/or by the Bank of England and/or the Financial Services Authority (or other Governmental Authorities of the United Kingdom) of a requirement to place non-interest bearing cash ratio deposits or special deposits (whether interest bearing or not) with the Bank of England and/or pay fees to the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) calculated by reference to liabilities used to fund the Revolving Credit Loans and the Alternative Currency Loans, expressed as a rate per annum and determined pursuant to the formula set forth on Schedule 1.1(b) hereto.

         "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the business, assets, liabilities (actual or contingent), operations or condition (financial or otherwise) of the US Borrower and its Subsidiaries taken as a whole; (b) a material impairment of the ability of the US Borrower and its Subsidiaries taken as a whole to perform their obligations under any Loan Document; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the US Borrower or any Subsidiary thereof of any Loan Document to which it is a party.

         "Material Contract" means (a) any contract or other agreement, written or oral, of the US Borrower or any Subsidiary thereof involving monetary liability of or to any such Person in an amount in excess of $25,000,000 per annum, or (b) any other contract or agreement, written or oral, of the US Borrower or any Subsidiary thereof the failure to comply with which could reasonably be expected to have a Material Adverse Effect.

         "May 2007 Notes" means the convertible senior subordinated notes of the US Borrower issued pursuant to that certain Indenture dated May 13, 2002 (as amended, restated, supplemented or modified) and due May, 2007.

         "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which the US Borrower or any ERISA Affiliate is making, or is accruing an obligation to make, or has accrued an obligation to make, contributions within the preceding six (6) years.

         "Net Cash Proceeds" means, as applicable, (a) with respect to any sale or other disposition of assets, the gross cash proceeds received by the US Borrower or any Subsidiary thereof from such sale less the sum of (i) all income taxes and other taxes assessed by a Governmental Authority or otherwise payable or reasonably anticipated by the US Borrower or any Subsidiary thereof to be payable as a result of such sale or other disposition and any fees and expenses incurred in connection therewith and (ii) the principal amount of, premium, if any, and interest on any Indebtedness secured by a Lien on the asset (or a portion thereof) sold, which Indebtedness is required to be repaid in connection with such sale, (b) with respect to any issuance of Indebtedness, the gross cash proceeds received by the US Borrower or any Subsidiary thereof from such issuance less all legal, underwriting and other fees and expenses incurred in connection therewith and (c) with respect to any payment under an insurance policy or in connection with a condemnation proceeding, the amount of cash proceeds received by the US Borrower or any Subsidiary thereof from an insurance company or Governmental Authority, as applicable, net of all expenses of collection.

         "Net Corporate Indebtedness" means, as of any date of determination with respect to the US Borrower and its Subsidiaries on a Consolidated basis without duplication, (a) all Indebtedness of the US Borrower and its Subsidiaries less (b) the aggregate principal amount of all Indebtedness of the Finance Subsidiaries less (c) the aggregate amount of unrestricted cash of the US Borrower and its Subsidiaries in excess of $100,000,000 as of the date of determination less (d) Guaranty Obligations of the US Borrower or its Subsidiaries less (e) all net obligations incurred by the US Borrower or its Subsidiaries pursuant to Hedging Agreements less (f) the outstanding attributed principal amount under any Permitted Lease Receivable Securitization so long as such securitization is non-recourse to the US Borrower or any Subsidiary and (g) an aggregate face amount of up to $50,000,000 of obligations, contingent or otherwise, of US Borrower or its Subsidiaries relative to the face amount of letters of credit, whether or not drawn, including, without limitation, any Reimbursement Obligation, and banker's acceptances issued for the account of the US Borrower and its Subsidiaries, in each case as set forth on the Consolidated balance sheet of the US Borrower and its Subsidiaries prepared in accordance with GAAP.

         "Net Senior Corporate Indebtedness" means, as of any date of determination with respect to the US Borrower and its Subsidiaries on a Consolidated basis without duplication, (a) Net Corporate Indebtedness less (b) all Subordinated Indebtedness (other than Subordinated Indebtedness of the Finance Subsidiaries).

         "Net  Income"   means,   with  respect  to  the  US  Borrower  and  its
Subsidiaries, for any period of determination, the net income (or loss) of the US Borrower and its Subsidiaries for such period, determined on a Consolidated basis in accordance with GAAP; provided that there shall be excluded from Net Income (a) the net income (or loss) of any Person (other than a Subsidiary which shall be subject to clause (b) below), in which the US Borrower or any Subsidiary thereof has a joint interest with a third party, except to the extent such net income is actually paid to the

US Borrower or any Subsidiary thereof by dividend or other distribution during such period and (b) the net income (if positive) of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary to the US Borrower or any Subsidiary thereof of such net income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute rule or governmental regulation applicable to such Subsidiary.

         "Net Worth" means, with respect to the US Borrower and its Subsidiaries, on any date of determination, the total shareholders' equity (including capital stock, additional paid-in capital and retained earnings after deducting the treasury stock) of the Borrower and its Subsidiaries as set forth on a Consolidated balance sheet of the US Borrower and its Subsidiaries prepared in accordance with GAAP (excluding on a cumulative basis (a) any adjustments for foreign currency translation and (b) any adjustments resulting from the application of SFAS 133).

         "Notes" means the collective reference to the Revolving Credit Notes, the Alternative Currency Note and the Swingline Note and "Note" means any of such Notes.

         "Notice of Account Designation" shall have the meaning assigned thereto in Section 2.4(b).

         "Notice  of  Borrowing"  shall  have the  meaning  assigned  thereto in
Section 2.4(a).

         "Notice of Conversion/Continuation" shall have the meaning assigned thereto in Section 4.2.

         "Notice of  Prepayment"  shall  have the  meaning  assigned  thereto in
Section 2.5(d).

         "Obligations" means, in each case, whether now in existence or hereafter arising: (a) the principal of and interest on (including interest accruing after the filing of any bankruptcy or similar petition) the Loans, (b) the L/C Obligations, (c) all Hedging Obligations and (d) all other fees and commissions (including attorneys' fees), charges, indebtedness, loans, liabilities, financial accommodations, obligations, covenants and duties owing by US Borrower or any Subsidiary thereof to the Lenders or the Administrative Agent, in each case under or in respect of this Agreement, any Note, any Letter of Credit or any of the other Loan Documents of every kind, nature and description, direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note.

         "Officer's Compliance Certificate" shall have the meaning assigned thereto in Section 7.2.

         "Operating Lease" means, as to any Person as determined in accordance with GAAP, any lease of property (whether real, personal or mixed) by such Person as lessee which is not a Capital Lease.

         "Other Taxes" means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under this

Agreement or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

         "Payment Event of Default" means any Event of Default pursuant to Sections 12.1(a) or (b).

         "Participant"  has the  meaning  assigned to such term in clause (d) of
Section 14.10.

         "PBGC" means the Pension Benefit Guaranty Corporation or any successor agency.

         "Pension Plan" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or
Section 412 of the Code and which (a) is maintained for the employees of any Borrower or any ERISA Affiliate or (b) has at any time within the preceding six
(6) years been maintained for the employees of any Borrower or any ERISA Affiliate.

         "Permitted  Acquisition"  means any acquisition  permitted  pursuant to
Section 10.3(c).

         "Permitted Acquisition Consideration" means the aggregate amount of the purchase price (including, but not limited to, any assumed debt, earn-outs (valued at the maximum amount payable thereunder), deferred payments, or Capital Stock of the US Borrower, net of the applicable acquired company's cash (including Cash Equivalents) balance as shown on its most recent financial statements delivered in connection with the applicable Permitted Acquisition) to be paid on a singular basis in connection with any applicable Permitted Acquisition as set forth in the applicable acquisition documents executed by the US Borrower or any of its Subsidiaries in order to consummate the applicable Permitted Acquisition.

         "Permitted Asset Securitization" means each Permitted Lease Receivable Securitization and each Permitted Trade Receivable Securitization.

         "Permitted Currency" means Dollars or the Alternative Currency, or each such currency, as the context requires.

         "Permitted Lease Receivable Securitization" means, with respect to the US Borrower and its Subsidiaries, any pledge, sale, transfer, contribution, conveyance or other disposition of accounts, chattel paper or related rights (each as defined in the UCC) and associated collateral, lockbox and other collection accounts, records and/or proceeds relating to lease receivables of the Finance Subsidiaries, directly or indirectly through a Subsidiary SPC, which such sale, transfer, contribution, conveyance or other disposition is funded by the recipient of such assets in whole or in part by borrowings or the issuance of instruments or securities that are paid principally from the cash derived from such assets or interests in such assets; provided that the aggregate amount of gross proceeds available to the US Borrower or any Subsidiary in connection with all such transactions shall not at any time exceed $150,000,000.

         "Permitted Trade Receivable Securitization" means, with respect to the US Borrower and its Subsidiaries, any pledge, sale, transfer, contribution, conveyance or other disposition of accounts, chattel paper or related rights (each as defined in the UCC) and associated collateral, lockbox and other collection accounts, records and/or proceeds relating to trade receivables of the US Borrower and its Subsidiaries, directly or indirectly through a Subsidiary SPC, which such sale, transfer, contribution, conveyance or other disposition is funded by the recipient of such assets in whole or in part by borrowings or the issuance of instruments or securities that are paid principally from the cash derived from such assets or interests in such assets; provided that the aggregate amount of gross proceeds available to the US Borrower or any Subsidiary in connection with all such transactions shall not at any time exceed $100,000,000.

         "Permitted Liens" means the Liens permitted pursuant to Section 10.2.

         "Person" means an individual, corporation, limited liability company, partnership, association, trust, business trust, joint venture, joint stock company, pool, syndicate, sole proprietorship, unincorporated organization, Governmental Authority or any other form of entity or group thereof.

         "Pounds Sterling" and "(pound)" means, at any time of determination, the then official currency of the United Kingdom of Great Britain and Northern Ireland.

         "Prime Rate" means, at any time, the rate of interest per annum publicly announced from time to time by Wachovia as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in such prime rate occurs. The parties hereto acknowledge that the rate announced publicly by Wachovia as its prime rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

         "Ratings Trigger Event" means, with respect to any debt instrument, asset securitization, derivative transaction or other financial arrangement to which the US Borrower or any Subsidiary thereof is a party, any term or provision providing that the obligations thereunder shall become due prior to its stated maturity as a consequence of a downgrade in any one or more of the credit ratings of the US Borrower or any Subsidiary thereof; provided that any Turbo Provision of any Permitted Asset Securitization shall not constitute a Ratings Trigger Event.

         "Register" shall have the meaning assigned thereto in Section 14.10(c).

         "Reimbursement Obligation" means the obligation of the Borrowers to reimburse the Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit.

         "Related Parties" means, with respect to any Person, such Person's Affiliates and the directors, officers, employees, agents and advisors of such Person and of such Person's Affiliates.

         "Rental Pool Capital Expenditures" means, with respect to the US Borrower and its Subsidiaries for any period, all expenditures of such Persons which are made in connection with the acquisition, replacement or repair of any equipment that will be revenue producing and rented or leased to customers of such Persons.

         "Required Lenders" means, at any date, any combination of Lenders whose Commitment Percentages aggregate more than fifty percent (50%) of the Aggregate Commitment or, if the Credit Facility has been terminated pursuant to Section 12.2, any combination of Lenders holding amore than fifty percent (50%) of the aggregate Extensions of Credit (with the aggregate amount of each Lender's risk participation and funded participation in Alternative Currency Loans, Swingline Loans and L/C Obligations being deemed "held" by such Lender for the purposes of this definition).

         "Responsible Officer" means any of the following: the vice president-controller, vice president-treasurer, chief executive officer or chief financial officer of US Borrower or any Subsidiary thereof, as applicable, or any other officer of such Person reasonably acceptable to the Administrative Agent.

         "Restricted Indebtedness" means any Indebtedness for borrowed money of the US Borrower or any Subsidiary thereof other than such Indebtedness of the US Borrower to any Subsidiary and of any Subsidiary to the US Borrower or any other Subsidiary.

         "Revolving Credit Facility" means the revolving credit, alternative currency and swingline facilities established pursuant to Article II.

         "Revolving Credit Loans" means any revolving credit loan denominated in Dollars made to the US Borrower pursuant to Section 2.1, and all such revolving credit loans collectively as the context requires.

         "Revolving Credit Maturity Date" means the earliest to occur of:

        (a) March 1, 2008; provided, however, that such date shall be accelerated to:

                (i) November 15, 2006 unless (A) the US Borrower demonstrates, to the reasonable satisfaction of the Administrative Agent, that the Liquidity Amount exceeds the outstanding principal amount of the May 2007 Notes as of each of the last ten (10) consecutive Business Days of October 2006 or (B) the May 2007 Notes have been repurchased or converted into common stock of the US Borrower, in each case in accordance with the terms thereof, prior to October 31, 2006;

                (ii) if the Revolving Credit Maturity Date is not accelerated pursuant to the preceding clause (i), January 15, 2007 unless (A) the US Borrower demonstrates, to the reasonable satisfaction of the Administrative Agent, that the Liquidity Amount exceeds the outstanding principal amount of the May 2007 Notes as of each of the last ten consecutive Business Days of December 2006 or (B) the May 2007 Notes have been repurchased or converted into common stock of the US Borrower, in each case in accordance with the terms thereof, prior to December 31, 2006; or

                (iii) if the Revolving Credit Maturity Date is not accelerated pursuant to the preceding clauses (i) or (ii), April 15, 2007 unless (A) the US Borrower demonstrates, to the reasonable satisfaction of the Administrative Agent, that the Liquidity Amount exceeds the outstanding principal amount of the May 2007 Notes as of each of the last ten consecutive Business Days of March 2007 or (B) the May 2007 Notes have been repurchased or converted into common stock of the US Borrower, in each case in accordance with the terms thereof, prior to March 31, 2007;

        (b) the date of termination in full of the Commitments by the Borrowers pursuant to Section 2.6(a); or

         (c) the date of termination by the Administrative Agent on behalf of the Lenders pursuant to Section 12.2(a).

         "Revolving Credit Note" means a promissory note made by the US Borrower in favor of a Lender evidencing Revolving Credit Loans made by such Lender, substantially in the form of Exhibit A-1 hereto, and any amendments, supplements and modifications thereto, any substitutes therefor, and any replacements, restatements, renewals or extensions thereof, in whole or in part; "Revolving Credit Note" means any of such Revolving Credit Notes.

         "Secured Parties" shall have the meaning assigned thereto in the Collateral Agreement.

         "Security Documents" means the collective reference to the Guaranty Agreement, the Collateral Agreement, the English Security Documents and each other agreement or writing pursuant to which the Borrowers or any Subsidiary thereof purports to pledge or grant a security interest in any property or assets securing the Obligations or any such Person purports to guaranty the payment and/or performance of the Obligations, in each case, as amended, restated, supplemented or otherwise modified from time to time.

         "Senior Leverage Ratio" means, for any date of determination, the ratio of (a) Net Senior Corporate Indebtedness on such date to (b) Corporate EBITDA for the period of twelve (12) consecutive calendar months ending on or immediately prior to such date.

         "Solvent" means, (a) as to the US Borrower and its Subsidiaries (other than the UK Borrower and any Subsidiary thereof organized under the laws of England and Wales, Scotland or Northern Ireland) on a particular date, that any such Person (i) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage and is able to pay its debts as they mature, (i) owns property having a value, both at fair valuation and at present fair saleable value, greater than the amount required to pay its probable liabilities (including contingencies), and (iii) does not believe that it will incur debts or liabilities beyond its ability to pay such debts or liabilities as they mature; and (b) as to the UK Borrower and each Subsidiary thereof organized under the laws of England and Wales, on a particular date, that such Person is able to pay its debts within the meaning of
Section 123 of the Insolvency Act 1986.

         "Subordinated Indebtedness" means the collective reference to any Indebtedness of the US Borrower or any Subsidiary subordinated in right and time of payment to the Obligations and containing such other terms and conditions, in each case as are reasonably satisfactory to the Administrative Agent.

         "Subsidiary" means, as to any Person, any corporation, partnership, limited liability company or other entity of which more than fifty percent (50%) of the outstanding Capital Stock having ordinary voting power to elect a majority of the board of directors or other managers of such corporation, partnership, limited liability company or other entity is at the time owned by or the management is otherwise controlled by such Person (irrespective of whether, at the time, Capital Stock of any other class or classes of such corporation, partnership, limited liability company or other entity shall have or might have voting power by reason of the happening of any contingency). Unless otherwise qualified references to "Subsidiary" or "Subsidiaries" herein shall refer to those of the US Borrower.

         "Subsidiary SPC" means each Finance Subsidiary and each other Subsidiary organized as a special purpose entity solely (i) to acquire accounts, chattel paper or related rights from the US Borrower or its Subsidiaries pursuant to one or more Permitted Asset Securitizations, and (ii) to sell, convey, pledge or otherwise transfer such assets, any interests therein and any assets related thereto, to one or more trusts, partnerships, corporations or other entities under such Permitted Asset Securitizations.

         "Swingline Commitment" means the lesser of (a) Fifteen Million Dollars ($15,000,000) and (b) the Aggregate Commitment.

         "Swingline Facility" means the swingline facility established pursuant to Section 2.3.

         "Swingline Lender" means Wachovia in its capacity as swingline lender hereunder.

         "Swingline Loan" means any swingline loan made by the Swingline Lender to the US Borrower pursuant to Section 2.3, and all such swingline loans collectively as the context requires.

         "Swingline Note" means a promissory made by the US Borrower in favor of the Swingline Lender evidencing the Swingline Loans made by the Swingline Lender, substantially in the form of Exhibit A-2 hereto, and any amendments, supplements and modifications thereto, any substitutes therefor, and any replacements, restatements, renewals or extensions thereof, in whole or in part.

         "Synthetic Lease" means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an Operating Lease in accordance with GAAP.

         "Taxes" means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

         "Termination Event" means except for any such event or condition that could not reasonably be expected to have a Material Adverse Effect: (a) a "Reportable Event" described in Section 4043 of ERISA for which the notice requirement has not been waived by the PBGC, or (b) the withdrawal of the US Borrower or any ERISA Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (c) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination, under Section 4041 of ERISA, if the plan assets are not sufficient to pay all plan liabilities, or (d) the institution of proceedings to terminate, or the appointment of a trustee with respect to, any Pension Plan by the PBGC, or (e) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, or (f) the imposition of a Lien pursuant to Section 412 of the Code or Section 302 of ERISA, or (g) the partial or complete withdrawal of the US Borrower of any ERISA Affiliate from a Multiemployer Plan if withdrawal liability is asserted by such plan, or (h) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Sections 4241 or 4245 of ERISA, or (i) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA.

         "Termination Value" means, in respect of any one or more Hedging Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedging Agreements, (a) for any date on or after the date such Hedging Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedging Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedging Agreements (which may include a Lender or any Affiliate of a Lender).

         "Total Secured Indebtedness" means, as of any date of determination with respect to the US Borrower and its Subsidiaries on a Consolidated basis without duplication, the sum of all Indebtedness (other than Indebtedness incurred in connection with a Permitted Asset Securitization) of the US Borrower and its Subsidiaries secured by a Lien on any assets of the US Borrower or its Domestic Subsidiaries.

         "Turbo Provision" means a provision of an agreement with respect to a Permitted Asset Securitization which requires, once such provision has been triggered as a result of a downgrade in any one or more of the credit ratings of the US Borrower or any Subsidiary thereof, that proceeds available from such Permitted Asset Securitization from time to time in excess of amounts required for scheduled debt service and other required payments under such Permitted
Asset Securitization be applied to prepay indebtedness under such Permitted Asset Securitization rather than being made available to the US Borrower or such Subsidiary, but does not otherwise require or permit the acceleration of such remaining indebtedness.

         "Uniform   Customs"   means  the  Uniform   Customs  and  Practice  for
Documentary Credits (1993 Revision), effective January 1994 International Chamber of Commerce Publication No. 500.

         "UCC" means the Uniform Commercial Code as in effect in the State of New York, as amended or modified from time to time.

         "UK Borrower" shall have the meaning assigned thereto in the preamble.

         "Unaudited   Financial   Statements"  means  the  financial  statements
delivered to the  Administrative  Agent  pursuant to clauses (B), (C) and (D) of
Section 5.2(e)(i).

         "United States" means the United States of America.

         "US Borrower" shall have the meaning assigned thereto in the preamble.

         "US Borrower Guaranty" means the unconditional guaranty of the payment of the Obligations of the UK Borrower by the US Borrower under Article XI hereof.

         "Wachovia" means Wachovia Bank, National Association, a national banking association, and its successors.

         "Wholly-Owned" means, with respect to a Subsidiary, that all of the shares of Capital Stock of such Subsidiary are, directly or indirectly, owned or controlled by the US Borrower and/or one or more of its Wholly-Owned Subsidiaries (except for directors' qualifying shares or other shares required by Applicable Law to be owned by a Person other than the US Borrower).

         SECTION 1.2 Other Definitions and Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document: (a) the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined, (b) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms, (c) the words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation", (d) the word "will" shall be construed to have the same meaning and effect as the word "shall", (e) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (f) any reference herein to any Person shall be construed to include such Person's successors and assigns, (g) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (h) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (i) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (j) the term "documents" includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form, (k) in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including;" the words "to" and "until" each mean "to but excluding;" and the word "through" means "to and including", and (l) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

         SECTION 1.3 Accounting Terms.All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the audited financial statements required by Section 7.1(b), except as otherwise specifically prescribed herein.

         SECTION 1.4 Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

         SECTION 1.5 References to Agreement and Laws. Unless otherwise expressly provided herein, (a) references to formation documents, governing documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Applicable Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Applicable Law.

         SECTION 1.6 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).


                                   ARTICLE II

                            REVOLVING CREDIT FACILITY
                            -------------------------

         SECTION 2.1 Revolving Credit Loans. Subject to the terms and conditions of this Agreement, and in reliance upon the representations and warranties set forth herein, each Lender severally agrees to make Revolving Credit Loans to the US Borrower in Dollars from time to time from the Closing Date through, but not including, the Revolving Credit Maturity Date as requested by the US Borrower in accordance with the terms of Section 2.4; provided that, based upon the Dollar Amount of all outstanding Loans and L/C Obligations, (a) the aggregate principal amount of all outstanding Revolving Credit Loans (after giving effect to any amount requested and any prepayments) shall not exceed the Aggregate Commitment less the sum of all outstanding Alternative Currency Loans, Swingline Loans and L/C Obligations and (b) the aggregate principal amount of all outstanding Revolving Credit Loans from any Lender to the US Borrower shall not at any time exceed such Lender's Commitment less such Lender's Commitment Percentage of the aggregate principal amount of all outstanding Alternative Currency Loans, Swingline Loans and L/C Obligations. Each Revolving Credit Loan by a Lender shall be in a principal amount equal to such Lender's Commitment Percentage of the aggregate principal amount of Revolving Credit Loans requested on such occasion. Subject to the terms and conditions hereof, the US Borrower may borrow, repay and reborrow Revolving Credit Loans hereunder until the Revolving Credit Maturity Date.

         SECTION 2.2                Alternative Currency Loans.

         (a)  Availability.   Subject  to  the  terms  and  conditions  of  this
Agreement, and in reliance upon the representations and warranties set forth herein, the Alternative Currency Lender agrees to make Alternative Currency Loans to the UK Borrower from time to time from the Closing Date through, but not including, the Revolving Credit Maturity Date as requested by the US Borrower, on behalf of the UK Borrower, in accordance with the terms of Section 2.4; provided, that, based upon the Dollar Amount of all outstanding Loans and L/C Obligations, the aggregate principal amount of all outstanding Alternative Currency Loans (after giving effect to any amount requested and any prepayments) shall not exceed the lesser of (i) the Aggregate Commitment less the sum of the aggregate principal amount of all outstanding Revolving Credit Loans, Swingline Loans and L/C Obligations and (ii) the Alternative Currency Commitment. Alternative Currency Loans shall be funded in an amount equal to the Alternative Currency Amount of such Alternative Currency Loan. Subject to the terms and conditions hereof, the UK Borrower may borrow, repay and reborrow Alternative Currency Loans hereunder until the Revolving Credit Maturity Date.

         (b) Refunding of Alternative Currency Loans.

                  (i) Upon the occurrence and during the continuance of an Event of Default, each Alternative Currency Loan shall, at the discretion of the Alternative Currency Lender, be repaid immediately through a Base Rate Loan funded in Dollars by the Lenders to the US Borrower in an amount equal to the Dollar Amount of such Alternative Currency Loan. Such Base Rate Loan shall thereafter be reflected as a Revolving Credit Loan of the Lenders to the US Borrower on the books and records of the Administrative Agent. Each Lender shall fund its respective Commitment Percentage of such Revolving Credit Loan as required to repay Alternative Currency Loans outstanding to the Alternative Currency Lender upon such demand by the Alternative Currency Lender in no event later than 1:00 p.m. on the next succeeding Business Day after such demand is made. No Lender's obligation to fund its respective Commitment Percentage of any Revolving Credit Loan required to repay such Alternative Currency Loan shall be affected by any other Lender's failure to fund its Commitment Percentage of such Revolving Credit Loan, nor shall any Lender's Commitment Percentage be increased as a result of any such failure of any other Lender to fund its Commitment Percentage of such Revolving Credit Loan.

                  (ii) The Borrowers shall pay to the Alternative Currency Lender on demand the amount of such Alternative Currency Loans to the extent amounts received from the Lenders are not sufficient to refund in full the outstanding Alternative Currency Loans requested or required to be refunded upon the occurrence and during the continuance of an Event of Default. In addition, the Borrowers hereby authorize the Administrative Agent, upon the occurrence and during the continuance of an Event of Default, to charge any account maintained by the Borrowers with the Alternative Currency Lender (up to the amount available therein) in order to immediately pay the Alternative Currency Lender the amount of such Alternative Currency Loans to the extent amounts received from the Lenders are not sufficient to repay in full the outstanding Alternative Currency Loans requested or required to be refunded. If any portion of any such amount paid to the

Alternative Currency Lender shall be recovered by or on behalf of the Borrowers from the Alternative Currency Lender in bankruptcy or otherwise, the loss of the amount so recovered shall be ratably shared among all the Lenders in accordance with their respective Commitment Percentages (unless the amount so recovered by or on behalf of the Borrowers pertains to an Alternative Currency Loan extended after the occurrence and during the continuance of an Event of Default of which the Alternative Currency Lender has received notice in the manner required pursuant to Section 7.5 and which such Event of Default has not been waived by the Required Lenders or the Lenders, as applicable).

                  (iii) Each Lender  acknowledges and agrees that its obligation to  refund  Alternative  Currency  Loans in  accordance  with the  terms of this
Section 2.2 is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, non-satisfaction of the conditions set forth in Article V. Further, each Lender agrees and acknowledges that if prior to the refunding of any outstanding Alternative Currency Loans pursuant to this Section 2.2, any Bankruptcy Event of Default shall have occurred, each Lender will, on the date the applicable Revolving Credit Loan would have been made, purchase an undivided participating interest in such Alternative Currency Loans to be refunded in an amount equal to its Commitment Percentage of the aggregate amount of such Alternative Currency Loans. Each Lender will immediately transfer to the Administrative Agent, for the account of the Alternative Currency Lender, in immediately available funds in the Alternative Currency, the amount of its participation. Whenever, at any time after the Alternative Currency Lender has received from any Lender such Lender's participating interest in the refunded Alternative Currency Loans, the
Alternative Currency Lender receives any payment on account thereof, the Alternative Currency Lender will distribute to such Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded).

                  (iv) In the event that any Lender fails to make payment to the Alternative Currency Lender of any amount due under this Section 2.2, the Administrative Agent, on behalf of the Alternative Currency Lender, shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Lender hereunder until the Alternative Currency Lender receives such payment from such Lender or such obligation is otherwise fully satisfied. In addition to the foregoing, if for any reason any Lender fails to make payment to the Alternative Currency Lender of any amount due under this Section 2.2, such Lender shall be deemed, at the option of the Administrative Agent, to have unconditionally and irrevocably purchased from the Alternative Currency Lender, without recourse or warranty, an undivided interest and participation in the applicable Alternative Currency Loan, and such interest and participation may be recovered from such Lender together with interest thereon at the Federal Funds Effective Rate for each day during the period commencing on the date of demand and ending on the date such amount is received.

         SECTION 2.3                Swingline Loans.

         (a)  Availability.   Subject  to  the  terms  and  conditions  of  this
Agreement, and in reliance upon the representations and warranties set forth herein, the Swingline Lender agrees to make Swingline Loans to the US Borrower from time to time from the Closing Date through, but not including, the Revolving Credit Maturity Date as requested by the US Borrower in accordance with the terms of Section 2.4; provided that (i) all Swingline Loans shall be denominated in Dollars and (ii) based upon the Dollar Amount of all outstanding Loans and L/C Obligations, the aggregate principal amount of all outstanding Swingline Loans (after giving effect to any amount requested), shall not exceed the lesser of (A) the Aggregate Commitment less the sum of the aggregate principal amount of all outstanding Revolving Credit Loans, Alternative Currency Loans and L/C Obligations and (B) the Swingline Commitment. Subject to the terms and conditions hereof, the US Borrower may borrow, repay and reborrow Swingline Loans hereunder until the Revolving Credit Maturity Date.

         (b) Refunding.

                  (i) Swingline Loans shall be refunded by the Lenders on demand by the Swingline Lender. Such refundings shall be made by the Lenders in accordance with their respective Commitment Percentages and shall thereafter be reflected as Revolving Credit Loans of the Lenders on the books and records of the Administrative Agent. Each Lender shall fund its respective Commitment Percentage of Revolving Credit Loans as required to repay Swingline Loans outstanding to the Swingline Lender upon demand by the Swingline Lender but in no event later than 1:00 p.m. on the next succeeding Business Day after such demand is made. No Lender's obligation to fund its respective Commitment Percentage of a Swingline Loan shall be affected by any other Lender's failure to fund its Commitment Percentage of a Swingline Loan, nor shall any Lender's Commitment Percentage be increased as a result of any such failure of any other Lender to fund its Commitment Percentage of a Swingline Loan.

                  (ii) The US Borrower shall pay to the Swingline Lender on demand the amount of such Swingline Loans to the extent amounts received from the Lenders are not sufficient to repay in full the outstanding Swingline Loans requested or required to be refunded. In addition, the US Borrower hereby authorizes the Administrative Agent to charge any account maintained by the US Borrower with the Swingline Lender (up to the amount available therein) in order to immediately pay the Swingline Lender the amount of such Swingline Loans to the extent amounts received from the Lenders are not sufficient to repay in full the outstanding Swingline Loans requested or required to be refunded. If any portion of any such amount paid to the Swingline Lender shall be recovered by or on behalf of the US Borrower from the Swingline Lender in bankruptcy or otherwise, the loss of the amount so recovered shall be ratably shared among all the Lenders in accordance with their respective Commitment Percentages (unless the amounts so recovered by or on behalf of the US Borrower pertain to a Swingline Loan extended after the occurrence and during the continuance of an Event of Default of which the Administrative Agent has received notice in the manner required pursuant to Section 7.5 and which such Event of Default has not been waived by the Required Lenders or the Lenders, as applicable).

                  (iii) Each Lender acknowledges and agrees that its obligation to refund Swingline Loans in accordance with the terms of this Section 2.3 is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, non-satisfaction of the conditions set forth in Article V. Further, each Lender hereby agrees and acknowledges that if prior to the refunding of any outstanding Swingline Loans pursuant to this
Section 2.3, any Bankruptcy Event of Default shall have occurred, each Lender will, on the date the applicable Revolving Credit

Loan would have been made, purchase an undivided participating interest in the Swingline Loan to be refunded in an amount equal to its Commitment Percentage of the aggregate amount of such Swingline Loan. Each Lender will immediately transfer to the Swingline Lender, in immediately available funds, the amount of its participation. Whenever, at any time after the Swingline Lender has received from any Lender such Lender's participating interest in a Swingline Loan, the Swingline Lender receives any payment on account thereof, the Swingline Lender will distribute to such Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded).

                  (iv) In the event that any Lender fails to make payment to the Swingline Lender of any amount due under this Section 2.3, the Administrative Agent, on behalf of the Swingline Lender, shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Lender hereunder until the Swingline Lender receives such payment from such Lender or such obligation is otherwise fully satisfied. In addition to the foregoing, if for any reason any Lender fails to make payment to the Swingline Lender of any amount due under this Section 2.3, such Lender shall be deemed, at the option of the Administrative Agent, to have unconditionally and irrevocably purchased from the Swingline Lender, without recourse or warranty, an undivided interest and participation in the applicable Swingline Loan, and such interest and participation may be recovered from such Lender together with interest thereon at the Federal Funds Rate for each day during the period commencing on the date of demand and ending on the date such amount is received.

        SECTION  2.4   Procedure   for  Advances  of  Revolving   Credit  Loans,
Alternative Currency Loans and Swingline Loans.

         (a) Requests for Borrowing. The US Borrower, on behalf of itself or the UK Borrower, shall give the Administrative Agent irrevocable prior written notice substantially in the form attached hereto as Exhibit B (a "Notice of Borrowing") not later than (i) 11:00 a.m. on the same Business Day as each Base Rate Loan and each Swingline Loan, (ii) 11:00 a.m. at least three (3) Business Days before each LIBOR Rate Loan denominated in Dollars, and (iii) 11:00 a.m. at least four (4) Business Days before each LIBOR Rate Loan denominated in the Alternative Currency, of its intention to borrow, specifying:

                (A) if the applicable Borrower is the US Borrower or the UK Borrower;

                  (B) the date of such borrowing, which shall be a Business Day;

                  (C) whether such Loan is to be a Revolving Credit Loan, an Alternative Currency Loan or a Swingline Loan;

                  (D) if such Loan is a Revolving Credit Loan, whether such Revolving Credit Loan shall be a LIBOR Rate Loan or a Base Rate Loan;

                  (E) the amount of such borrowing, which shall be in an amount equal to the amount of the Aggregate Commitment, the Alternative Currency Commitment or the


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



        Swingline  Commitment,  as applicable,  then available to the applicable
        Borrower, or if less, (1) with respect to Base Rate Loans (other than Swingline Loans), in an aggregate principal amount of $3,000,000 or a whole multiple of $1,000,000 in excess thereof, (2) with respect to LIBOR Rate Loans denominated in Dollars, in an aggregate principal amount of $3,000,000 or a whole multiple of $1,000,000 in excess thereof (or, with respect to Alternative Currency Loans, in an aggregate principal amount of (pound)2,000,000 or a whole multiple of (pound)1,000,000 in excess thereof), and (3) with respect to Swingline Loans, in an aggregate principal amount of $100,000 or a whole multiple of $100,000 in excess thereof, and

                  (F) in the case of a LIBOR Rate Loan, the duration of the Interest Period applicable thereto.

A Notice of Borrowing received after the times set forth above shall be deemed received on the next Business Day. The Administrative Agent shall promptly notify the Lenders of each Notice of Borrowing.

         (b) Disbursement of Revolving Credit Loans, Alternative Currency Loans and Swingline Loans.

                  (i) Not later than 2:00 p.m. on the proposed borrowing date for any Revolving Credit Loan, each Lender will make available to the Administrative Agent, for the account of the US Borrower, at the office of the Administrative Agent in Dollars in funds immediately available to the Administrative Agent, such Lender's Commitment Percentage of the Revolving Credit Loan to be made on such borrowing date.

                  (ii) Not later than 11:00 a.m. (the local time of the Administrative Agent's Correspondent) on the proposed borrowing date for any Alternative Currency Loan, the Alternative Currency Lender will make available to the Administrative Agent, for the account of the UK Borrower, at the office of the Administrative Agent's Correspondent in the Alternative Currency in funds immediately available to the Administrative Agent, the Alternative Currency Loan to be made on such borrowing date.

                  (iii) Not later than 2:00 p.m. on the proposed borrowing date for any Swingline Loan, the Swingline Lender will make available to the Administrative Agent, for the account of the US Borrower, at the office of the Administrative Agent in Dollars in funds immediately available to the Administrative Agent, the Swingline Loan to be made on such borrowing date.

                  (iv) The Borrowers hereby irrevocably authorize the Administrative Agent to disburse the proceeds of each borrowing requested pursuant to this Section 2.4 in immediately available funds by crediting such proceeds to the deposit account of the applicable Borrower at the Administrative Agent identified in the most recent notice substantially in the form of Exhibit C hereto (a "Notice of Account Designation") delivered by the US Borrower, on behalf of itself and the UK Borrower, to the Administrative Agent or as may be otherwise agreed upon by the US Borrower, on behalf of itself and the UK
Borrower, and the Administrative Agent from time to time. Subject to Section 4.6, the Administrative Agent shall not be obligated to disburse any amount with respect to any Revolving Credit Loan or any Alternative Currency Loan requested pursuant to this Section 2.4 to the extent that such amount has not been made available by the applicable Lender to the Administrative Agent.

                  (v) Revolving Credit Loans to be made for the purpose of (A) refunding Alternative Currency Loans shall be made by the Lenders as provided in
Section 2.2(b) and (B) refunding Swingline Loans shall be made by the Lenders as provided in Section 2.3(b).

        SECTION 2.5 Repayment of Loans.

         (a) Repayment on the Revolving Credit Maturity Date. Subject to the provisions of Section 2.7, the Borrowers shall repay the outstanding principal amount of (i) all Revolving Credit Loans in full in Dollars on the Revolving Credit Maturity Date, (ii) all Alternative Currency Loans in full in the
Alternative Currency on the Revolving Credit Maturity Date and (ii) all Swingline Loans in accordance with Section 2.3(b) or, if earlier, on the Revolving Credit Maturity Date, together, in each case, with all accrued but unpaid interest thereon.

         (b) Mandatory Repayment of Revolving Credit Loans.

                  (i) Aggregate Commitment. If at any time (as determined by the Administrative Agent under Section 2.5(b)(v)), based upon the Dollar Amount of all outstanding Loans and L/C Obligations, (A) solely because of currency fluctuation, the outstanding principal amount of all outstanding Extensions of Credit exceeds one hundred and five percent (105%) of the Aggregate Commitment or (B) for any other reason, the outstanding principal amount of all outstanding Extensions of Credit exceeds the Aggregate Commitment, then, in each such case, the Borrowers shall (1) first, if (and to the extent) necessary to eliminate such excess, immediately repay outstanding Swingline Loans (and/or reduce any pending request for such Loans on such day by the Dollar Amount of such excess),
(2) second, if (and to the extent) necessary to eliminate such excess, immediately repay outstanding Revolving Credit Loans which are Base Rate Loans by the Dollar Amount of such excess (and/or reduce any pending requests for a borrowing or continuation or conversion of such Loans submitted in respect of such Loans on such day) by the Dollar Amount of such excess, (3) third, if (and to the extent) necessary to eliminate such excess, immediately repay Revolving Credit Loans which are LIBOR Rate Loans and/or Alternative Currency Loans by the Dollar Amount of such excess (and/or reduce any pending requests for a borrowing or continuation or conversion of such Loans submitted in respect of such Loans on such day by the Dollar Amount of such excess) and (4) fourth, with respect to any Letters of Credit then outstanding, make a payment of cash collateral into a cash collateral account opened by the Administrative Agent for the benefit of the Lenders in an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit (such cash collateral to be applied in accordance with Section 12.2(b)).

                  (ii) Alternative Currency Commitment. If at any time (as determined by the Administrative Agent under Section 2.5(b)(v)), based upon the Dollar Amount of all outstanding Loans and L/C Obligations, (A) solely because of currency fluctuation, the outstanding principal amount of all Alternative Currency Loans exceeds one hundred five percent (105%) of the Alternative Currency Commitment or (B) for any other reason, the outstanding principal amount of all Alternative Currency Loans exceeds the Alternative Currency Commitment, then, in each such case, such excess shall be immediately repaid, in the Alternative Currency, by the UK Borrower to the Administrative Agent for the account of the Alternative Currency Lender.

                  (iii) Swingline Commitment. If at any time (as determined by the Administrative Agent under Section 2.5(b)(v)), based upon the Dollar Amount of all outstanding Loans and L/C Obligations, and for any reason, the outstanding principal amount of all Swingline Loans exceeds the Swingline Commitment, then, in each such case, such excess shall be immediately repaid, in Dollars, by the US Borrower to the Administrative Agent for the account of the Swingline Lender.

                  (iv) Excess L/C Obligations. If at any time (as determined by the Administrative Agent under Section 2.5(b)(v)), based upon the Dollar Amount of all outstanding Loans and L/C Obligations, and for any reason, the outstanding amount of all L/C Obligations exceeds the L/C Commitment, then, in each such case, the US Borrower shall make a payment of cash collateral into a cash collateral account opened by the Administrative Agent, for the benefit of itself and the Lenders, in an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit (such cash collateral to be applied in accordance with Section 12.2(b)).

                  (v) Compliance and Payments. The Borrowers' compliance with this Section 2.5(b) shall be tested from time to time by the Administrative Agent at its sole discretion, but in any event shall be tested on the date on which (A) the US Borrower requests that the applicable Lenders make a Revolving Credit Loan, (B) the UK Borrower requests that the Alternative Currency Lender make an Alternative Currency Loan, (C) the US Borrower requests that the Swingline Lender make a Swingline Loan or (D) the Issuing Lender issue a Letter of Credit. Each such repayment pursuant to this Section 2.5(b) shall be accompanied by any amount required to be paid pursuant to Section 4.9.

         (c) Optional Repayments. The Borrowers may at any time and from time to time repay the Loans, in whole or in part, (i) upon at least four (4) Business Days' irrevocable notice to the Administrative Agent with respect to Alternative Currency Loans, (ii) upon at least three (3) Business Days' irrevocable notice to the Administrative Agent with respect to LIBOR Rate Loans denominated in Dollars, (iii) upon one (1) Business Day irrevocable notice with respect to Base Rate Loans (other than Swingline Loans), and (iv) by 11:00 a.m. (Chicago time) on the same Business Day irrevocable notice with respect to Swingline Loans, substantially in the form attached hereto as Exhibit D (a "Notice of Prepayment"), specifying (A) the date of repayment, (B) the amount of repayment,
(C) whether the repayment is of Revolving Credit Loans, Alternative Currency Loans, Swingline Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each and (D) whether the repayment is of LIBOR Rate Loans denominated in the Alternative Currency, LIBOR Rate Loans denominated in Dollars, Base Rate Loans, or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of such notice, the Administrative Agent shall promptly notify each Lender. If any such notice is given, the amount specified in such notice shall be due and payable on the date set forth in such notice. Partial repayments shall be in an aggregate amount of
(i) $3,000,000 or a whole multiple of $1,000,000 in excess thereof with respect to Base Rate Loans (other than

Swingline Loans), (ii) $3,000,000 or a whole multiple of $1,000,000 in excess thereof with respect to LIBOR Rate Loans denominated in Dollars, (iii) (pound)2,000,000 or a whole multiple of (pound)1,000,000 in excess thereof) with respect to LIBOR Rate Loans denominated in the Alternative Currency and (iv) $100,000 or a whole multiple of $100,000 in excess thereof with respect to Swingline Loans. Each such repayment shall be accompanied by any amount required to be paid pursuant to Section 4.9.

         (d) Limitation on Repayment of LIBOR Rate Loans. The Borrowers may not repay any LIBOR Rate Loan on any day other than on the last day of the Interest Period applicable thereto unless such repayment is accompanied by any amount required to be paid pursuant to Section 4.9.

         (e) Payment of Interest. Each repayment pursuant to this Section 2.5 shall be accompanied by accrued interest on the amount repaid.

         (f) Hedging  Agreements.  No repayment or  prepayment  pursuant to this
Section 2.5 shall affect any obligations of any Borrower under any Hedging Agreement.

        SECTION 2.6 Permanent Reduction of the Aggregate Commitment and the Alternative Currency Commitment.

         (a) Voluntary Reduction. The Borrowers shall have the right at any time and from time to time, upon at least five (5) Business Days prior written notice to the Administrative Agent, to permanently reduce, without premium or penalty,
(i) the entire Aggregate Commitment at any time or (ii) portions of the Aggregate Commitment, from time to time, in an aggregate principal amount not less than $5,000,000 or any whole multiple of $1,000,000 in excess thereof; provided that (A) in no event shall the Aggregate Commitment be reduced to an amount less than the face amount of all Letters of Credit then outstanding and
(B) to the extent that the Aggregate Commitment is reduced to an amount less than the Alternative Currency Commitment, there shall be a corresponding permanent reduction of the Alternative Currency Commitment to the amount of the Aggregate Commitment as so reduced.

         (b) Mandatory Commitment Reductions.

                  (i) Debt Proceeds. The Aggregate Commitment shall be automatically and permanently reduced in an amount equal to one hundred percent (100%) of the Dollar Amount of the aggregate Net Cash Proceeds received by the US Borrower or any of its Subsidiaries arising from any incurrence of Indebtedness by the US Borrower or any Subsidiary thereof that is not permitted pursuant to Section 10.1 but is otherwise consented to by Required Lenders, such reduction to occur on the third (3rd) Business Day following receipt of such Net Cash Proceeds; provided that no commitment reduction shall be required under this Section 2.6(b)(i) if (A) the Leverage Ratio (calculated on a pro forma basis as of the date of the proposed incurrence of Indebtedness and after giving effect thereto) shall be less than 3.00 to 1.00 and (B) no Default or Event of Default shall have occurred or be continuing or would result from such incurrence of Indebtedness. This provision shall not be deemed to permit any incurrence of Indebtedness by the US Borrower or any of its Subsidiaries not otherwise permitted hereunder.

                  (ii) Asset Sale Proceeds. The Aggregate Commitment shall be automatically and permanently reduced in an amount equal to one hundred percent (100%) of the Dollar Amount of the aggregate Net Cash Proceeds received by the US Borrower or any of its Domestic Subsidiaries from the sale or other disposition or series of related sales or other dispositions of assets by the US Borrower or any of its Domestic Subsidiaries on the third (3rd) Business Day following receipt of such Net Cash Proceeds; provided that, no commitment reductions shall be required hereunder in connection with:

        (A) Net Cash Proceeds received from sales or other dispositions of assets permitted pursuant to Section 10.5 (other than Section 10.5(m)); or

         (B) So long as no Event of Default has occurred and is continuing, Net Cash Proceeds received from (1) sales or other dispositions permitted pursuant to Section 10.5(m) or (2) sales or other dispositions not permitted pursuant to
Section 10.5 but otherwise consented to by the Required Lenders to the extent, in each such case, that such Net Cash Proceeds are reinvested within three hundred sixty (360) days after receipt thereof by the US Borrower or any of its Domestic Subsidiaries in assets to be used in the business of the US Borrower or any of its Domestic Subsidiaries.

This provision shall not be deemed to permit any sale or disposition of assets by the US Borrower or any of its Subsidiaries not otherwise permitted hereunder.

                  (iii) Insurance and Condemnation Proceeds. The Aggregate Commitment shall be automatically and permanently reduced in an amount equal to one hundred percent (100%) of the Dollar Amount of the aggregate Net Cash Proceeds received by the US Borrower or any of its Domestic Subsidiaries under any of the insurance policies maintained pursuant to Section 8.3 or from any condemnation proceeding (the "Insurance and Condemnation Proceeds") on the third
(3rd) Business Day following receipt of such Net Cash Proceeds; provided that, so long as no Event of Default has occurred and is continuing, no commitment reductions shall be required hereunder in connection with:

                (A) up to $5,000,000 of the Dollar Amount of the aggregate Insurance and Condemnation Proceeds in any Fiscal Year; or

                (B) Insurance and Condemnation Proceeds (other than Insurance and Condemnation Proceeds covered under clause (A) of this Section 2.6(b)(iii)) which are reinvested by the US Borrower or any of its Domestic Subsidiaries in assets to be used in the business of the US Borrower or any of its Domestic Subsidiaries within three hundred sixty
        (360) days after receipt of such Insurance and Condemnation Proceeds.

                  (iv) Permitted Trade Receivable Securitization. The Aggregate Commitment shall be automatically and permanently reduced in an amount equal to one hundred percent (100%) of the Dollar Amount of the aggregate Net Cash Proceeds received by the US Borrower or any of its Subsidiaries from any Permitted Trade Receivable Securitization on the third (3rd) Business Day following receipt of such Net Cash Proceeds. This provision shall not be deemed to permit any

Permitted Asset Securitization by the US Borrower or any of its Subsidiaries not otherwise permitted hereunder.

         (c) Corresponding Payments. Each permanent reduction permitted or required pursuant to this Section 2.6 shall be accompanied by a payment of principal sufficient to reduce (i) the aggregate Dollar Amount of all outstanding Revolving Credit Loans, Alternative Currency Loans, Swingline Loans and L/C Obligations, as applicable, after such reduction to the Aggregate Commitment as so reduced and (ii) to the extent that the Alternative Currency Commitment is reduced, the aggregate Dollar Amount of all outstanding Alternative Currency Loans to the Alternative Currency Commitment as so reduced. If the Aggregate Commitment as so reduced is less than the aggregate amount of all outstanding Letters of Credit, the Borrowers shall be required to deposit cash collateral in a cash collateral account opened by the Administrative Agent in an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Any reduction of the Aggregate Commitment to zero shall be accompanied by payment of all outstanding Loans (and furnishing of cash collateral satisfactory to the Administrative Agent for all L/C Obligations) and shall result in the termination of the Commitments and the Credit Facility. Such cash collateral shall be applied in accordance with Section 12.2(b). If the reduction of the Aggregate Commitment or the Alternative Currency Commitment, as applicable, requires the repayment of any LIBOR Rate Loan, such repayment shall be accompanied by any amount required to be paid pursuant to Section 4.9.

         SECTION 2.7 Termination of Credit Facility. The Credit Facility shall terminate on the Revolving Credit Maturity Date.

         SECTION 2.8 Nature of Obligations. The obligations of the US Borrower hereunder and under the other Loan Documents shall be joint and several with the Obligations of the UK Borrower. The obligations of the UK Borrower hereunder and under the other Loan Documents shall not be joint and several.


                                   ARTICLE III

                            LETTER OF CREDIT FACILITY
                            -------------------------

         SECTION 3.1 L/C Commitment. Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the other Lenders set forth in Section 3.4(a), agrees to issue standby letters of credit ("Letters of Credit") for the account of the US Borrower on any Business Day from the Closing Date through but not including the Revolving Credit Maturity Date in such form as may be approved from time to time by the Issuing Lender; provided, that the Issuing Lender shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, based upon the Dollar Amount of all outstanding Loans and L/C Obligations, (a) the L/C Obligations would exceed the lesser of
(i) the L/C Commitment or (ii) the Aggregate Commitment less the aggregate principal amount of all outstanding Loans or (b) the Available Commitment of any Lender would be less than zero. Each Letter of Credit shall (i) be denominated in Dollars in a minimum amount of $100,000 or a lesser amount acceptable to the Issuing Lender, (ii) be a standby letter of credit issued to support obligations of the US

Borrower or any Subsidiary thereof, contingent or otherwise, incurred in the ordinary course of business, (iii) expire on a date no later than the earlier of
(A) one year after its date of issuance (unless renewed in accordance with the terms thereof) or (B) five (5) Business Days prior to the Revolving Credit Maturity Date and (iv) be subject to the Uniform Customs and/or ISP 98, as set forth in the Application or as determined by the Issuing Lender, and, to the extent not inconsistent therewith, the laws of the State of New York. The Issuing Lender shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any Applicable Law. References herein to "issue" and derivations thereof with respect to Letters of Credit shall also include extensions or modifications of any existing Letters of Credit, unless the context otherwise requires. The Existing Letters of Credit shall be deemed to be Letters of Credit issued and outstanding under this Agreement on and after the Closing Date.

         SECTION 3.2 Procedure for Issuance of Letters of Credit. The US Borrower may from time to time request that the Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender at the Administrative Agent's Office an Application therefor, completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may request. Upon receipt of any Application, the Issuing Lender shall process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall, subject to Section 3.1 and Article V hereof, promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three (3) Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Issuing Lender and the US Borrower. The Issuing Lender shall promptly furnish to the US Borrower a copy of such Letter of Credit and promptly notify each Lender of the issuance and upon request by any Lender, furnish to such Lender a copy of such Letter of Credit and the amount of such Lender's participation therein.

         SECTION 3.3                Commissions and Other Charges.

         (a) The US Borrower shall pay to the Administrative Agent, for the account of the Issuing Lender and the L/C Participants, a letter of credit commission with respect to each Letter of Credit in an amount equal to the face amount of such Letter of Credit multiplied by the Applicable Margin with respect to LIBOR Rate Loans (determined on a per annum basis). Such commission shall be payable quarterly in arrears on the last Business Day of each calendar quarter and on the Revolving Credit Maturity Date. The Administrative Agent shall, promptly following its receipt thereof, distribute to the Issuing Lender and the L/C Participants all commissions received pursuant to this Section 3.3(a) in accordance with their respective Commitment Percentages.

         (b) In addition to the foregoing commission, the US Borrower shall pay to the Administrative Agent, for the account of the Issuing Lender, an issuance fee with respect to each Letter of Credit in an amount equal to the face amount of such Letter of Credit multiplied by one eighth of one percent (0.125%) per annum. Such issuance fee shall be payable quarterly in arrears on the last Business Day of each calendar quarter commencing with the first such date to occur after the issuance of such Letter of Credit, on the Revolving Credit Maturity Date and thereafter on demand of the Issuing Lender (through the Administrative Agent).

         (c) In addition to the foregoing fees and commissions, the US Borrower shall pay or reimburse the Issuing Lender for such normal costs and expenses as are incurred or charged by the Issuing Lender in issuing, transferring, effecting payment under, amending or otherwise administering any Letter of Credit.

         SECTION 3.4                L/C Participations.

         (a) The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Commitment Percentage in the Issuing Lender's obligations and rights under and in respect of each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the US Borrower through a Revolving Credit Loan or otherwise in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Lender upon demand at the Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed.

         (b) Upon becoming aware of any amount required to be paid by any L/C Participant to the Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit, the Issuing Lender shall notify each L/C Participant of the amount and due date of such required payment and such L/C Participant shall pay to the Issuing Lender the amount specified on the applicable due date. If any such amount is paid to the Issuing Lender after the date such payment is due, such L/C Participant shall pay to the Issuing Lender on demand, in addition to such amount, the product of (i) such amount, times (ii) the daily average Federal Funds Rate as determined by the Administrative Agent during the period from and including the date such payment is due to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. A certificate of the Issuing Lender with respect to any amounts owing under this Section 3.4(b) shall be conclusive in the absence of manifest error. With respect to payment to the Issuing Lender of the unreimbursed amounts described in this Section 3.4(b), if the L/C Participants receive notice that any such payment is due (A) prior to 1:00 p.m. on any Business Day, such payment shall be due that Business Day, and (B) after 1:00 p.m. on any Business Day, such payment shall be due on the following Business Day.

         (c) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its Commitment Percentage of such


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


payment in accordance with this Section 3.4, the Issuing Lender receives any payment related to such Letter of Credit (whether directly from the US Borrower or otherwise), or any payment of interest on account thereof, the Issuing Lender will distribute to such L/C Participant its pro rata share thereof; provided, that in the event that any such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

         SECTION 3.5 Reimbursement Obligation of the US Borrower. In the event of any drawing under any Letter of Credit, the US Borrower agrees to reimburse (either with the proceeds of a Revolving Credit Loan as provided for in this Section 3.5 or with funds from other sources), in same day funds, the Issuing Lender on each date on which the Issuing Lender notifies the US Borrower of the date and amount of a draft paid under any Letter of Credit for the amount of (a) such draft so paid and (b) any amounts referred to in Section 3.3(c) incurred by the Issuing Lender in connection with such payment. Unless the US Borrower shall immediately notify the Issuing Lender that the US Borrower intends to reimburse the Issuing Lender for such drawing from other sources or funds, the US Borrower shall be deemed to have timely given a Notice of Borrowing to the Administrative Agent requesting that the Lenders make a Revolving Credit Loan bearing interest at the Base Rate on such date in the amount of (a) such draft so paid and (b) any amounts referred to in Section 3.3(c) incurred by the Issuing Lender in connection with such payment, and the Lenders shall make a Revolving Credit Loan bearing interest at the Base Rate in such amount, the proceeds of which shall be applied to reimburse the Issuing Lender for the amount of the related drawing and costs and expenses. Each Lender acknowledges and agrees that its obligation to fund a Revolving Credit Loan in accordance with this Section 3.5 to reimburse the Issuing Lender for any draft paid under a Letter of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, non-satisfaction of the conditions set forth in
Section 2.4(a) or Article V. If the US Borrower has elected to pay the amount of such drawing with funds from other sources and shall fail to reimburse the Issuing Lender as provided above, the unreimbursed amount of such drawing shall bear interest at the rate which would be payable on any outstanding Base Rate Loans which were then overdue from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full.

         SECTION 3.6 Obligations Absolute. The US Borrower's obligations under this Article III (including, without limitation, the Reimbursement Obligation) shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the US Borrower may have or have had against the Issuing Lender or any beneficiary of a Letter of Credit or any other Person. The US Borrower also agrees that the Issuing Lender and the L/C Participants shall not be responsible for, and the US Borrower's Reimbursement Obligation under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the US Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the US Borrower against any beneficiary of such Letter of Credit or any such transferee. The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by the Issuing Lender's gross negligence or willful misconduct. The


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


US Borrower agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct, shall be binding on the US Borrower and shall not result in any liability of the Issuing Lender or any L/C Participant to the US Borrower. The responsibility of the Issuing Lender to the US Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.

         SECTION 3.7 Effect of Application. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Article III, the provisions of this Article III shall apply.

         SECTION 3.8 Letter of Credit Amounts. Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the maximum face amount of such Letter of Credit after giving effect to all increases thereof contemplated by such Letter of Credit or the Application therefor, whether or not such maximum face amount is in effect at such time, less any permanent reductions thereof.


                                   ARTICLE IV

                             GENERAL LOAN PROVISIONS
                             -----------------------

         SECTION 4.1                Interest.

         (a) Interest Rate Options. Subject to the provisions of this Section 4.1, at the election of the US Borrower, on behalf of itself and the UK
Borrower:

                  (i) Revolving Credit Loans shall bear interest at (A) the Base Rate plus the Applicable Margin or (B) the LIBOR Rate plus the Applicable Margin,

                  (ii) Alternative Currency Loans shall bear interest at the LIBOR Rate plus the Applicable Margin; and

                  (iii) Swingline Loans shall bear interest at the Base Rate plus the Applicable Margin;

provided that the LIBOR Rate shall not be available until three (3) Business Days after the Closing Date. The US Borrower, on behalf of itself and the UK Borrower, shall select the rate of interest and Interest Period, if any, applicable to any Loan at the time a Notice of Borrowing is given pursuant to
Section 2.4 or 3.5 or at the time a Notice of Conversion/Continuation is given pursuant to Section 4.2. Any Revolving Credit Loan or any portion thereof as to which the US Borrower has not duly specified an interest rate as provided herein shall be deemed a Base Rate Loan denominated in Dollars. Any LIBOR Rate Loan or any portion thereof as to which the US


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


Borrower, on behalf of itself or the UK Borrower, has not duly specified an interest rate as provided herein shall be deemed a LIBOR Rate Loan with an Interest Period of one (1) month and shall be made (i) with respect to any Revolving Credit Loan, three (3) Business Days after receipt of such notice and
(ii) with respect to any Alternative Currency Loan, four (4) Business Days after receipt of such notice.

         (b) Interest Periods. In connection with each LIBOR Rate Loan, the US Borrower, on behalf of itself and the UK Borrower, by giving notice at the times described in Section 4.1(a), shall elect an interest period (each, an "Interest Period") to be applicable to such Loan, which Interest Period shall be a period of one (1), two (2), three (3), or six (6) months with respect to each LIBOR Rate Loan; provided that:

                  (i) the Interest Period shall commence on the date of advance of or conversion to any LIBOR Rate Loan and, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the date on which the immediately preceding Interest Period expires;

                  (ii) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, that if any Interest Period with respect to a LIBOR Rate Loan would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the immediately preceding Business Day;

                  (iii) any Interest Period with respect to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such Interest Period;

                  (iv) no Interest Period shall extend beyond the Revolving Credit Maturity Date; and

                  (v) there shall be no more than six (6) Interest Periods in effect at any time.

         (c) Default Rate. Subject to Section 12.3, upon the occurrence and during the continuance of a Payment Event of Default or Bankruptcy Event of Default, or, as directed by the Required Lenders upon the occurrence and during the continuance of an Event of Default other than a Payment Event of Default or Bankruptcy Event of Default, (i) the Borrowers shall no longer have the option to request LIBOR Rate Loans (including, without limitation, Alternative Currency Loans) or Swingline Loans, (ii) all outstanding LIBOR Rate Loans shall bear interest at a rate per annum two percent (2%) in excess of the rate then applicable to such LIBOR Rate Loans until the end of the applicable Interest Period and thereafter at a rate equal to two percent (2%) in excess of the rate then applicable to Base Rate Loans (provided that, at the end of the applicable Interest Period, any outstanding Alternative Currency Loans shall (A) be repaid in full or (B) to the extent not so repaid, be continued as LIBOR Rate Loans with an Interest Period of one (1) month at a rate per annum two percent (2%) in excess of the rate then applicable to such Alternative Currency Loan), and (iii) all outstanding Base Rate Loans and other Obligations arising hereunder or under any other Loan Document shall bear interest at a rate per annum equal to two percent (2%) in excess of the rate then applicable to Base Rate Loans. Interest shall continue to accrue on the Obligations after the filing by or against any Borrower of any petition seeking any relief in bankruptcy or under any act or law pertaining to insolvency or debtor relief, whether state, federal or foreign.

         (d) Interest Payment and Computation. Interest on each Base Rate Loan shall be due and payable in arrears on the last Business Day of each calendar quarter commencing September 30, 2004 and interest on each LIBOR Rate Loan shall be due and payable on the last day of each Interest Period applicable thereto, and if such Interest Period extends over three (3) months, at the end of each three (3) month interval during such Interest Period. Interest on LIBOR Rate Loans (except for Alternative Currency Loans denominated in Pounds Sterling which shall be computed on the basis of a 365-day year) and all fees and commissions payable hereunder shall be computed on the basis of a 360-day year and assessed for the actual number of days elapsed and interest on Base Rate Loans shall be computed on the basis of a 365/66-day year and assessed for the actual number of days elapsed.

         (e) Maximum Rate. In no contingency or event whatsoever shall the aggregate of all amounts deemed interest hereunder or under any of the Notes charged or collected pursuant to the terms of this Agreement or pursuant to any of the Notes exceed the highest rate permissible under any Applicable Law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that the Lenders have charged or received interest hereunder in excess of the highest applicable rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by Applicable Law and the Lenders shall at the Administrative Agent's option (i) promptly refund to the Borrowers any interest received by the Lenders in excess of the maximum lawful rate or (ii) apply such excess to the principal balance of the Obligations on a pro rata basis. It is the intent hereof that the Borrowers not pay or contract to pay, and that neither the Administrative Agent nor any Lender receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by the Borrowers under Applicable Law.

         SECTION 4.2 Notice and Manner of Conversion or Continuation of Loans. Provided that no Default or Event of Default has occurred and is then continuing, the US Borrower, on behalf of itself and the UK Borrower, shall have the option to (a) convert at any time following the third Business Day after the Closing Date all or any portion of any outstanding Base Rate Loans (other than Swingline Loans) in a principal amount equal to $5,000,000 or any whole multiple of $1,000,000 in excess thereof into one or more LIBOR Rate Loans denominated in Dollars, (b) upon the expiration of any Interest Period, convert all or any part of its outstanding LIBOR Rate Loans denominated in Dollars in a principal amount equal to $3,000,000 or a whole multiple of $1,000,000 in excess thereof into Base Rate Loans (other than Swingline Loans) or (c) upon the expiration of any Interest Period, continue (i) any LIBOR Rate Loan denominated in Dollars in a principal amount of $3,000,000 or any whole multiple of $1,000,000 in excess thereof or (ii) any LIBOR Rate Loan denominated in the Alternative Currency in a principal amount of (pound)2,000,000 or any whole multiple of (pound)1,000,000 in excess thereof, in each case as a LIBOR Rate Loan in Dollars or the Alternative Currency, respectively. Whenever a Borrower desires to convert or continue Loans as provided above, the US Borrower, on behalf of itself and the UK Borrower, shall give the Administrative Agent irrevocable prior written notice in the form attached as Exhibit E (a "Notice of Conversion/Continuation") not later than 11:00 a.m. four (4) Business Days (with respect to any Loan denominated in the Alternative Currency) and three (3) Business Days (with respect to any Loan denominated in Dollars) before the day on which a proposed conversion or continuation of such Loan is to be effective specifying (A) if the applicable Borrower is the US Borrower or the UK Borrower,
(B) the Loans to be converted or continued, and, in the case of any LIBOR Rate Loan to be converted or continued, the last day of the Interest Period therefor,
(C) the Permitted Currency in which such Loan is denominated, (D) the effective date of such conversion or continuation (which shall be a Business Day), (E) the principal amount of such Loans to be converted or continued, and (F) the Interest Period to be applicable to such converted or continued LIBOR Rate Loan. The Administrative Agent shall promptly notify the Lenders of such Notice of Conversion/Continuation.

         SECTION 4.3                Fees.

         (a) Commitment Fee. Commencing on the Closing Date, the Borrowers shall pay to the Administrative Agent, for the account of the Lenders, a non-refundable commitment fee at a rate per annum equal to the Applicable Margin on the average daily unused portion of the Aggregate Commitment; provided that the amount of outstanding Alternative Currency Loans and Swingline Loans shall not be considered usage of the Aggregate Commitment for the purpose of calculating such commitment fee. The commitment fee shall be payable in arrears on the last Business Day of each calendar quarter during the term of this Agreement commencing on September 30, 2004, and on the Revolving Credit Maturity Date. Such commitment fee shall be distributed by the Administrative Agent to the Lenders pro rata in accordance with the Lenders' respective Commitment Percentages.

         (b) Administrative Agent's and Other Fees. In order to compensate the Administrative Agent for structuring and syndicating the Loans and for its obligations hereunder, the Borrowers agree to pay to the Administrative Agent, for its account, the fees set forth in the separate fee letter agreement executed by the Borrowers and the Administrative Agent dated June 9, 2004.

         SECTION 4.4                Manner of Payment.

         (a) Loans Denominated in Dollars. Each payment by the US Borrower on account of the principal of or interest on any Loan denominated in Dollars or of any fee, commission or other amounts (including the Reimbursement Obligation) payable to the Lenders under this Agreement or any Note (except as set forth in Section 4.4(b)) shall be made in Dollars not later than 1:00 p.m. on the date specified for payment under this Agreement to the Administrative Agent at the Administrative Agent's Office for the account of the Lenders (other than as set forth below) pro rata in accordance with their respective Commitment Percentages (except as specified below) in immediately available funds and shall be made without any set-off, counterclaim or deduction whatsoever. Any payment received after such time but before 5:00 p.m. on such day shall be deemed a payment on such date for the purposes of Section 12.1, but for all other purposes shall be deemed to have been made on the next succeeding Business Day. Any payment received after 5:00 p.m. shall be deemed to have been made on the next succeeding Business Day for all purposes.

         (b) Alternative Currency Loans. Each payment by the Borrowers on account of the principal of or interest on the Alternative Currency Loans shall be made in such Alternative Currency not later than 11:00 a.m. (the local time of the Administrative Agent's Correspondent) on the date specified for payment under this Agreement to the Administrative Agent's account with the Administrative Agent's Correspondent for the account of the Alternative Currency Lender (other than as set forth below) in immediately available funds, and shall be made without any set-off, counterclaim or deduction whatsoever. Any payment received after such time but before 5:00 p.m. (the local time of the Administrative Agent's Correspondent) on such day shall be deemed a payment on such date for the purposes of Section 12.1, but for all other purposes shall be deemed to have been made on the next succeeding Business Day. Any payment received after 5:00 p.m. (the local time of the Administrative Agent's Correspondent) shall be deemed to have been made on the next succeeding Business Day for all purposes.

         (c) Pro Rata Treatment. Upon receipt by the Administrative Agent of each such payment, the Administrative Agent shall distribute to each Lender at its address for notices set forth herein its pro rata share of such payment in accordance with such Lender's Commitment Percentage (except as specified below) and shall wire advice of the amount of such credit to each Lender. Each payment to the Administrative Agent of the Issuing Lender's fees or L/C Participants' commissions shall be made in like manner, but for the account of the Issuing Lender or the L/C Participants, as the case may be. Each payment to the Administrative Agent of Administrative Agent's fees or expenses shall be made for the account of the Administrative Agent. Each payment to the Administrative Agent with respect to the Alternative Currency Note (including, without limitation, the Alternative Currency Lender's fees or expenses) shall be made for the account of the Alternative Currency Lender. Each payment to the Administrative Agent with respect to the Swingline Note (including, without limitation, the Swingline Lender's fees or expenses) shall be made for the account of the Swingline Lender. Any amount payable to any Lender under Sections 4.8, 4.9, 4.10, 4.11 or 14.2 shall be paid to the Administrative Agent for the account of the applicable Lender. Subject to Section 4.1(b)(ii), if any payment under this Agreement or any Note shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day and such extension of time shall in such case be included in computing any interest if payable along with such payment.

         SECTION 4.5 Adjustments. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender's receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations (other than pursuant to Sections 4.7, 4.8, 4.9 or 14.2 hereof) greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and
(b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided that

                  (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and

                  (ii) the provisions of this paragraph shall not be construed to apply to (x) any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in Alternative Currency Loans, Swingline Loans and Letters of Credit to any assignee or participant, other than to the Borrowers or any Subsidiary thereof (as to which the provisions of this paragraph shall apply).

Each Borrower and each Guarantor consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Borrower and each Guarantor rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Borrower and each Guarantor in the amount of such participation.

         SECTION 4.6 Nature of Obligations of Lenders Regarding Extensions of Credit; Assumption by the Administrative Agent. The obligations of the Lenders under this Agreement to make the Loans and issue or participate in Letters of Credit are several and are not joint or joint and several. Unless the
Administrative Agent shall have received notice from a Lender prior to a proposed borrowing date that such Lender will not make available to the Administrative Agent such Lender's ratable portion of the amount to be borrowed on such date (which notice shall not release such Lender of its obligations hereunder), the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the proposed borrowing date in accordance with Section 2.4(b) and the Administrative Agent may, in reliance upon such assumption, make available to the Borrowers on such date a corresponding amount. If such amount is made available to the Administrative Agent on a date after such borrowing date, such Lender shall pay to the Administrative Agent on demand an amount, until paid, equal to (a) with respect to any Loan denominated in Dollars, the product of (i) the amount not made available by such Lender in accordance with the terms hereof, times (ii) the daily average Federal Funds Rate during such period as determined by the Administrative Agent, times (iii) a fraction the numerator of which is the number of days that elapse from and including such borrowing date to the date on which such amount not made available by such Lender in accordance with the terms hereof shall have become immediately available to the Administrative Agent and the denominator of which is 360 and (b) with respect to any Loan denominated in the Alternative Currency, the amount not made available by such Lender in accordance with the terms hereof and interest thereon at a rate per annum equal to the Administrative Agent's aggregate marginal cost (including the cost of maintaining any required reserves or deposit insurance and of any fees, penalties, overdraft charges or other costs or expenses incurred by the Administrative Agent as a result of the failure to deliver funds hereunder) of carrying such amount. A certificate of the Administrative Agent with respect to any amounts owing under this Section 4.6 shall be conclusive, absent manifest error. If such Lender's Commitment Percentage of such borrowing is not made available to the Administrative Agent by such Lender within three (3) Business Days after such borrowing date, the Administrative Agent shall be entitled to recover such amount made available by the


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


Administrative Agent with interest thereon at the rate per annum applicable to Base Rate Loans hereunder, on demand, from the Borrowers. The failure of any Lender to make available its Commitment Percentage of any Loan requested by the Borrowers shall not relieve it or any other Lender of its obligation, if any, hereunder to make its Commitment Percentage of such Loan available on the borrowing date, but no Lender shall be responsible for the failure of any other Lender to make its Commitment Percentage of such Loan available on the borrowing date. Notwithstanding anything set forth herein to the contrary, any Lender that fails to make available its Commitment Percentage of any Loan shall not (a) have any voting or consent rights under or with respect to any Loan Document (except that the Commitment of such Lender may not be increased or extended without the consent of such Lender) or (b) constitute a "Lender" (or be included in the calculation of Required Lenders hereunder) for any voting or consent rights under or with respect to any Loan Document.

         SECTION 4.7 Redenomination of Alternative Currency Loans. If any Alternative Currency Loan is required to bear interest based at the Base Rate rather than the LIBOR Rate pursuant to any applicable provision hereof, such Loan shall be funded in Dollars in an amount equal to the Dollar Amount of such Alternative Currency Loan, all subject to the provisions of Section 2.4(b). The Borrowers shall reimburse the Lenders upon any such conversion for any amounts required to be paid under Section 4.9.

         SECTION 4.8                Changed Circumstances.

         (a) Circumstances Affecting LIBOR Rate and Alternative Currency Availability. If, with respect to any Interest Period for any LIBOR Rate Loan, the Administrative Agent, the Alternative Currency Lender or any Lender (after consultation with the Administrative Agent) shall determine that (i) by reason of circumstances affecting the foreign exchange and interbank markets generally, deposits in Eurodollars or the Alternative Currency in the applicable amounts are not being quoted via Telerate Page 3750 or the applicable Reuters Screen Page or offered to the Administrative Agent or such Lender for such Interest Period, (ii) a fundamental change has occurred in the foreign exchange or interbank markets with respect to any Alternative Currency (including, without limitation, changes in national or international financial, political or economic conditions or currency exchange rates or exchange controls) or (iii) it has become otherwise materially impractical for the Alternative Currency Lender to make any Alternative Currency Loan, then the Administrative Agent shall forthwith give notice thereof to the Borrowers. Thereafter, until the Administrative Agent notifies the Borrowers that such circumstances no longer exist, the obligation of the Lenders or the Alternative Currency Lender as applicable, to make LIBOR Rate Loans or Alternative Currency Loans, as applicable, and the right of the Borrowers to convert any Loan to or continue any Loan as a LIBOR Rate Loan or an Alternative Currency Loan, as applicable, shall be suspended, and (i) the Borrowers shall repay in full (or cause to be repaid in full) the then outstanding principal amount of each such LIBOR Rate Loan or Alternative Currency Loan, as applicable, together with accrued interest thereon, on the last day of the then current Interest Period applicable to such LIBOR Rate Loan or Alternative Currency Loan, as applicable, or (ii) solely with respect to Revolving Credit Loans which are LIBOR Rate Loans, convert the then outstanding principal amount of each such LIBOR Rate Loan to a Base Rate Loan in Dollars as of the last day of such Interest Period; provided that if the Borrowers elect to make such conversion, the Borrowers shall pay to the


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


Administrative Agent and the Lenders any and all costs, fees and other expenses incurred by the Administrative Agent and the Lenders in effecting such conversion.

         (b) Laws Affecting LIBOR Rate and Alternative Currency Availability. If, after the date hereof, the introduction of, or any change in, any Applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Lenders (or any of their respective Lending Offices) to honor its obligations hereunder to make or maintain any LIBOR Rate Loan or any Alternative Currency Loan, such Lender shall promptly give notice thereof to the Administrative Agent and the Administrative Agent shall promptly give notice to the Borrowers and the other Lenders. Thereafter, until the Administrative Agent notifies the Borrowers that such circumstances no longer exist, (i) the obligations of the Lenders or the Alternative Currency Lender, as applicable, to make LIBOR Rate Loans or Alternative Currency Loans, as applicable, and the right of the Borrowers to convert any Loan or continue any Loan as a LIBOR Rate Loan or the Alternative Currency Loan, as applicable, shall be suspended and thereafter the Borrowers may select only Revolving Credit Loans which are Base Rate Loans hereunder, and (ii) if any of the Lenders or the Alternative Currency Lender, as applicable, may not lawfully continue to maintain a LIBOR Rate Loan or the Alternative Currency Loan, as applicable, to the end of the then current Interest Period applicable thereto as a LIBOR Rate Loan or Alternative Currency Loan, as applicable, then (A) with respect to any Revolving Credit Loans which are LIBOR Rate Loans, such LIBOR Rate Loans shall immediately be converted to a Base Rate Loan in Dollars for the remainder of such Interest Period and (B) with respect to any Alternative Currency Loans, such Alternative Currency Loans shall be repaid in full, together with accrued interest thereon; provided that the Borrowers shall pay to the Administrative Agent and the Lenders any and all costs, fees and other expenses incurred by the Administrative Agent and the Lenders in effecting such conversion or repayment, including, without limitation, any amounts required to be paid under Section 4.9.

         (c) Increased Costs Generally. If any Change in Law shall:

                  (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or advances, loans or other credit extended or participated in by, any Lender (except any reserve requirement reflected in the LIBOR Rate), the Alternative Currency Lender or the Issuing Lender (or any of their respective Lending Offices);

                  (ii) subject any Lender, the Alternative Currency Lender or the Issuing Lender (or any of their respective Lending Offices) to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any LIBOR Rate Loan or Alternative Currency Loan made by it, or change the basis of taxation of payments to such Lender, the Alternative Currency Lender or the Issuing Lender (or any of their respective Lending Offices) in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 4.9(e)); or


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


                  (iii) impose on any Lender, the Alternative Currency Lender or the Issuing Lender (or any of their respective Lending Offices) or the London interbank market any other condition, cost or expense affecting this Agreement or LIBOR Rate Loans or Alternative Currency Loans made by such Lender or the Alternative Currency Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender or the Alternative Currency Lender of making, converting into or maintaining any LIBOR Rate Loan or Alternative Currency Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender, the Alternative Currency Lender or the Issuing Lender of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, the Alternative Currency Lender or the Issuing Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Alternative Currency Lender or the Issuing Lender, the Borrowers shall promptly pay to any such Lender, the Alternative Currency Lender or the Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender, the Alternative Currency Lender or the Issuing Lender, as the case may be, for such additional costs incurred or reduction suffered.

         (d) Certificates for Reimbursement. A certificate of a Lender, the Alternative Currency Lender or the Issuing Lender setting forth the amount or amounts necessary to compensate such Lender, the Alternative Currency Lender or the Issuing Lender or its holding company, as the case may be, as specified in paragraph (c) of this Section 4.8 and delivered to the Borrowers shall be conclusive absent manifest error. The Borrowers shall pay such Lender, the Alternative Currency Lender or the Issuing Lender, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

         (e) Delay in Requests. Failure or delay on the part of any Lender, the Alternative Currency Lender or the Issuing Lender to demand compensation pursuant to this Section 4.8 shall not constitute a waiver of such Lender's, the Alternative Currency Lender's or the Issuing Lender's right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender, the Alternative Currency Lender or the Issuing Lender pursuant to this
Section 4.8 for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender, the Alternative Currency Lender or the Issuing Lender, as the case may be, notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions and of such Lender's, the Alternative Currency Lender's or the Issuing Lender's intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

         (f) Exchange Indemnification and Increased Costs. The Borrowers shall, upon demand from the Administrative Agent, pay to the Administrative Agent or any applicable Lender (including the Alternative Currency Lender), the amount of
(i) any loss or cost or increased cost incurred by the Administrative Agent or any applicable Lender (including the Alternative Currency Lender), (ii) any reduction in any amount payable to or in the effective return on the capital to the Administrative Agent or any applicable Lender (including the


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


Alternative Currency Lender), or (iii) any currency exchange loss, that Administrative Agent or any Lender (including the Alternative Currency Lender) sustains as a result of any payment being made by any Borrower in a currency other than that originally extended to such Borrower or as a result of any other currency exchange loss incurred by the Administrative Agent or any applicable Lender (including the Alternative Currency Lender) under this Agreement. A certificate of the Administrative Agent setting forth the basis for determining such additional amount or amounts necessary to compensate the Administrative Agent or the applicable Lender (including the Alternative Currency Lender) shall be conclusively presumed to be correct save for manifest error.

         SECTION 4.9 Indemnity. The Borrowers hereby indemnify each of the Lenders against any loss or expense (including, without limitation, any foreign exchange costs) which may arise or be attributable to each Lender's obtaining, liquidating or employing deposits or other funds acquired to effect, fund or maintain any Loan (a) as a consequence of any failure by the Borrowers to make any payment when due of any amount due hereunder in connection with a LIBOR Rate Loan or the Alternative Currency Loan, (b) due to any failure of the Borrowers to borrow, continue or convert on a date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation or (c) due to any payment, prepayment or conversion of any LIBOR Rate Loan or any Alternative Currency Loan on a date other than the last day of the Interest Period therefor. The amount of such loss or expense shall be determined by the applicable Lender based upon the assumption that such Lender funded its Commitment Percentage of the LIBOR Rate Loans in the London interbank market and using any reasonable attribution or averaging methods which such Lender deems appropriate and practical. A certificate of such Lender setting forth the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to the Borrowers through the Administrative Agent and shall be conclusively presumed to be correct save for manifest error.

         SECTION 4.10 Capital Requirements. If any Lender or the Issuing Lender determines that any Change in Law affecting such Lender or the Issuing Lender or any Lending Office of such Lender or such Lender's or the Issuing Lender's holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Lender's capital or on the capital of such Lender's or the Issuing Lender's holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Lender, to a level below that which such Lender or the Issuing Lender or such Lender's or the Issuing Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Lender's policies and the policies of such Lender's or the Issuing Lender's holding company with respect to capital adequacy), then from time to time the Borrowers shall promptly pay to such Lender or the Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender or such Lender's or the Issuing Lender's holding company for any such reduction suffered. A certificate of a Lender or the Issuing Lender setting forth the amount or amounts necessary to compensate such Lender or the Issuing Lender or its holding company, as the case may be, as specified in this Section
4.10 and delivered to the Borrowers shall be conclusive absent manifest error. The Borrowers shall pay such Lender or the Issuing Lender, as the case may be, the amount shown as due on any such certificate within ten (10) days


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


after receipt thereof. Failure or delay on the part of any Lender or the Issuing Lender to demand compensation pursuant to this Section 4.10 shall not constitute a waiver of such Lender's or the Issuing Lender's right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender or the Issuing Lender pursuant to this Section 4.10 for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or the Issuing Lender, as the case may be, notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Issuing Lender's intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

         SECTION 4.11      Taxes.

         (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrowers hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes; provided that if any Borrower shall be required by Applicable Law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.11) the Administrative Agent, Lender or Issuing Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with Applicable Law.

         (b) Payment of Other Taxes by the Borrowers. Without limiting the provisions of paragraph (a) above, the applicable Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with Applicable Law.

         (c) Indemnification by the Borrowers. The applicable Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Lender, within thirty (30) days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 4.11) paid by the Administrative Agent, such Lender or the Issuing Lender, as the case may be, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Notwithstanding the foregoing, a Borrower shall not be obligated to make payment to the Administrative Agent, each Lender and the Issuing Lender, as applicable, with respect to penalties, interest and expenses if (i) written demand therefor was not made within ninety (90) days from the date on which such Administrative Agent, Lender or Issuing Lender, as applicable, received written notice of the imposition of Indemnified Taxes or Other Taxes or (ii) such amounts arose or accrued after such Borrower's satisfaction of the indemnification obligations for which the applicable written demand was made pursuant to clause (i) above. A certificate as to the amount of such payment or liability delivered to the US Borrower by a Lender or the Issuing Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Lender, shall be conclusive absent manifest error.


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


         (d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the applicable Borrower to a Governmental Authority, the applicable Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

         (e) Status of Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdictions in which the Borrowers are resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the applicable Borrower (with a copy to the Administrative Agent), at the time or times prescribed by Applicable Law or reasonably requested by the applicable Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by Applicable Law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by the applicable Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the applicable Borrower or the Administrative Agent as will enable the applicable Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Without limiting the generality of the foregoing, in the event that the applicable Borrower is a resident for tax purposes in the United States, any Foreign Lender shall deliver to the applicable Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the applicable Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

                  (i) duly completed copies of Internal Revenue Service Form W-8BEN (or successor form) claiming eligibility for benefits of an income tax treaty to which the United States is a party,

                  (ii) duly completed copies of Internal Revenue Service Form W-8ECI (or successor form),

                  (iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a "bank" within the meaning of section 881(c)(3)(A) of the Code, (B) a "10 percent shareholder" of the applicable Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a "controlled foreign corporation" described in section 881(c)(3)(C) of the Code and (y) duly completed copies of Internal Revenue Service Form W-8BEN (or successor form), or

                  (iv) any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by Applicable Law to permit the US Borrower to determine the withholding or deduction required to be made.

         (f) Treatment of Certain Refunds. If the Administrative Agent, a Lender or the Issuing Lender determines, in its reasonable discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrowers or with respect to which the Borrowers have paid additional amounts pursuant to this Section 4.11, it shall pay to the applicable Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrowers under this Section
4.11 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent, such Lender or the Issuing Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrowers, upon the request of the Administrative Agent, such Lender or the Issuing Lender, agree to repay the amount paid over to the applicable Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or the Issuing Lender in the event the Administrative Agent, such Lender or the Issuing Lender is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require the Administrative Agent, any Lender or the Issuing Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrowers or any other Person.

         (g) Survival. Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in this Section 4.11 shall survive the payment in full of the Obligations and the termination of the Commitments.

         SECTION 4.12      Mitigation Obligations; Replacement of Lenders.

         (a) Designation of a Different Lending Office. If any Lender requests compensation under Section 4.8 or Section 4.10, or requires the Borrowers to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 4.11, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 4.8, Section 4.10 or Section 4.11, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

         (b) Replacement of Lenders.  If any Lender requests  compensation under
Section 4.8 or Section 4.10, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 4.11, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 14.9), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that


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


                  (i) the Borrowers shall have paid to the Administrative Agent the assignment fee specified in Section 14.10,

                  (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Revolving Credit Loans and participations in Alternative Currency Loans, Swingline Loans and Letters of Credit, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 4.9) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts),

                  (iii) in the case of any such assignment resulting from a claim for compensation under Section 4.8 or Section 4.10 or payments required to be made pursuant to Section 4.11, such assignment will result in a reduction in such compensation or payments thereafter, and

                  (iv) such assignment does not conflict with Applicable Law.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

         SECTION 4.13 Security. The Obligations shall be secured as provided in the Security Documents.

         SECTION 4.14 Evidence of Indebtedness.

         (a) Extensions of Credit. The Extensions of Credit made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Extensions of Credit made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrowers shall execute and deliver to such Lender (through the Administrative Agent) a Revolving Credit Note, and/or Alternative Currency Note, and/or Swingline Note, as applicable, which shall evidence such Lender's Loans in addition to such accounts or records. Each Lender may attach schedules to its Notes and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

         (b) Participations. In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit, Alternative Currency Loans and Swingline Loans. In the event of any


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


conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

         SECTION 4.15 Mandatory Cost Information. Each Lender shall supply the Administrative Agent with any information required by the Administrative Agent in order to calculate the Mandatory Cost in accordance with Schedule 1.1(b).

         SECTION 4.16 US Borrower as Agent for UK Borrower. The UK Borrower hereby irrevocably appoints and authorizes the US Borrower (a) to provide the Administrative Agent with all notices with respect to Extensions of Credit obtained for the benefit of either Borrower and all other notices and instructions under this Agreement, (b) to take such action on behalf of the Borrowers as the US Borrower deems appropriate on its behalf to obtain
Extensions of Credit and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement and (c) to act as its agent for service of process and notices required to be delivered under this Agreement or the other Loan Documents, it being understood and agreed that receipt by the US Borrower of any summons, notice or other similar item shall be deemed effective receipt by the Borrowers and their Subsidiaries.

         SECTION 4.17 USA Patriot Act. The Administrative Agent and ach Lender hereby notifies the Borrowers that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies the Borrowers and Guarantors, which information includes the name and address of each Borrower and Guarantor and other information that will allow such Lender to identify such Borrower or Guarantor in accordance with the Act.

         SECTION 4.18 Know Your Customer Checks.

        (a) If:

                  (i)  the   introduction  of  or  any  change  in  (or  in  the
interpretation, administration or application of) any Applicable Law made after the date of this Agreement;

                  (ii) any change in the status of the US Borrower or any Subsidiary thereof or any Guarantor after the date of this Agreement; or

                  (iii) a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer;

obliges the  Administrative  Agent or any Lender  (or, in the case of  paragraph
(iii) above, any prospective new Lender) to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, such relevant parties shall promptly upon the request of the Administrative Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Administrative Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in paragraph (iii) above, on behalf of any prospective new Lender) in order for the Administrative Agent, such Lender or, in the case of the event described in paragraph (iii) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all Applicable Laws pursuant to the transactions contemplated in the Loan Documents.

         (b) Each Lender shall promptly upon the request of the Administrative Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Administrative Agent (for itself) in order for the Administrative Agent to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all Applicable Laws pursuant to the transactions contemplated in the Loan Documents.

                                    ARTICLE V

                  CLOSING; CONDITIONS OF CLOSING AND BORROWING
                  --------------------------------------------

         SECTION 5.1 Closing. The closing shall take place at the offices of Kennedy Covington Lobdell & Hickman, L.L.P. at 10:00 a.m. on July 28, 2004, or on such other date and time as the parties hereto shall mutually agree.

         SECTION 5.2 Conditions to Closing and Initial Extensions of Credit. The obligation of the Lenders to close this Agreement and to make the initial Loan or issue or participate in the initial Letter of Credit, if any, is subject to the satisfaction of each of the following conditions:

         (a) Executed Loan Documents. This Agreement, a Revolving Credit Note in favor of each Lender requesting a Revolving Credit Note, a Swingline Note in favor of the Swingline Lender (if requested thereby), an Alternative Currency
Note in favor of the Alternative Currency Lender (if requested thereby), the Security Documents, together with any other applicable Loan Documents, shall have been duly authorized, executed and delivered to the Administrative Agent by the parties thereto, shall be in full force and effect and no Default or Event of Default shall exist hereunder or thereunder.

         (b)      Closing Certificates; etc.

                  (i) Officer's Certificate of the US Borrower. The Administrative Agent shall have received a certificate from a Responsible Officer of the US Borrower, in form and substance satisfactory to the Administrative Agent, to the effect that all representations and warranties of the Borrowers and the Guarantors contained in this Agreement and the other Loan Documents are true, correct and complete in all material respects as of the Closing Date, except for any representation and warranty made as of an earlier date, which representation and warranty shall remain true and correct as of such earlier date; provided that any representation and warranty that is qualified by materiality or by reference to Material Adverse Effect shall be true, correct and complete in all respects as of the Closing Date; that the Borrowers are not in violation of any of the covenants contained in this Agreement and the other Loan Documents; that, after giving effect to the transactions contemplated by this Agreement, no Default or Event of Default has occurred and is continuing; and that the Borrowers have satisfied each of the


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


closing conditions to be satisfied by the Borrowers (other than those conditions which are subject to the approval of the Administrative Agent).

                  (ii) Certificate of Secretary of the Borrowers. The Administrative Agent shall have received a certificate of the secretary or assistant secretary of each Borrower and each Guarantor certifying as to the incumbency and genuineness of the signature of each officer of such Borrower or Guarantor executing Loan Documents to which it is a party and certifying that attached thereto is a true, correct and complete copy of (A) the articles of incorporation (or equivalent document) of such Person and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of incorporation, (B) the bylaws (or equivalent document) of such Person as in effect on the date of such certifications, (C) resolutions duly adopted by the Board of Directors or equivalent governing body of such Person authorizing the borrowings contemplated hereunder and the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, and (D) each certificate required to be delivered pursuant to
Section 5.2(b)(iii).

                  (iii) Certificates of Good Standing. The Administrative Agent shall have received certificates as of a recent date of the good standing of each Borrower and each Guarantor under the laws of its jurisdiction of organization and, to the extent requested by the Administrative Agent, each other jurisdiction where such Person is qualified to do business and a certificate of the relevant taxing authorities of such jurisdictions certifying that such Person has filed required tax returns and owes no delinquent taxes.

                  (iv) Opinions of Counsel. The Administrative Agent shall have received favorable opinions of counsel to the Borrowers addressed to the Administrative Agent and the Lenders with respect to the Borrowers and the Guarantors, the Loan Documents and such other matters as the Lenders shall request, including favorable opinions of foreign counsel to the Borrowers, the Guarantors and their Subsidiaries with respect to any Foreign Subsidiary whose ownership interests are pledged pursuant to Section 5.2(c)(iii).

         (c)      Collateral.

                  (i) Filings and Recordings. All filings and recordations that are necessary to perfect the security interests of the Lenders in the collateral described in the Security Documents shall have been received by the Administrative Agent and the Administrative Agent shall have received evidence satisfactory to the Administrative Agent that upon such filings and recordations such security interests will constitute valid and perfected first priority Liens therein (subject to Permitted Liens).

                  (ii) Pledged Collateral. The Administrative Agent shall have received (A) original stock certificates or other certificates evidencing the Capital Stock pledged pursuant to the Collateral Agreement, together with an undated stock power for each such certificate duly executed in blank by the registered owner thereof and (B) each original promissory note pledged pursuant to the Collateral Agreement, together with an undated endorsement for each such promissory note duly executed in blank by the holder thereof.

                  (iii) Foreign Security Interests and Filings. Notwithstanding the provisions of the foregoing subsections (c)(i) and (ii), with regard to any Foreign Subsidiary whose share capital or other ownership interests are to be pledged hereunder (it being acknowledged that for the purposes of this Section
5.2 such Foreign Subsidiaries shall be limited to the first-tier Foreign Subsidiaries of the US Borrower or any Domestic Subsidiary which are organized under the laws of Canada or the United Kingdom), the Borrowers may evidence compliance with such subsections by providing a perfected first priority security interest (or the equivalent thereof pursuant to the Applicable Laws and practices of any relevant foreign jurisdiction) in the relevant indicia of ownership of such Foreign Subsidiary; provided, however, that the Borrowers shall cause to be provided an opinion of counsel in form and substance satisfactory to the Administrative Agent as to the perfection, validity and binding nature of the security interests so obtained.

                  (iv) Lien Search. The Administrative Agent shall have received the results of a Lien search made against the US Borrower and each Guarantor under the Uniform Commercial Code as in effect in any state reasonably designated by the Administrative Agent in which any of its assets are located, indicating among other things that its assets are free and clear of any Lien except for (A) Permitted Liens or (B) Liens which are to be amended or terminated pursuant to Section 5.4(d).

                  (v) Hazard and Liability Insurance. The Administrative Agent shall have received certificates of insurance in the form required under the Security Documents and otherwise in form and substance reasonably satisfactory to the Administrative Agent.

         (d)      Consents; Defaults.

                  (i) Governmental and Third Party Approvals. The Borrowers shall have obtained all necessary approvals, authorizations and consents of any Person and of all Governmental Authorities and courts having jurisdiction with respect to the transactions contemplated by this Agreement and the other Loan Documents.

                  (ii) No Injunction, Etc. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any Governmental Authority to enjoin, restrain, or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of this Agreement or the other Loan Documents or the consummation of the transactions contemplated hereby or thereby, or which, in the Administrative Agent's good faith judgment, would make it inadvisable to consummate the transactions contemplated by this Agreement and such other Loan Documents.

                  (iii) No Event of Default. No Default or Event of Default shall have occurred and be continuing.

         (e)      Financial Matters.

                  (i) Financial Statements. The Administrative Agent shall have received the following financial statements of the US Borrower and its
Subsidiaries,   all  in  form  and  substance


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


reasonably satisfactory to the Administrative Agent and prepared in accordance with GAAP (and, with respect to all audited financial statements, to be audited by PricewaterhouseCoopers LLC or another independent certified public accounting firm of recognized national standing):

                           (A) the audited consolidated financial statements of the US Borrower and its Subsidiaries for the Fiscal Year ended September 30, 2003 and the Fiscal Year ended September 30, 2002;

                           (B) the unaudited consolidated financial statements of the US Borrower and its Subsidiaries for the Fiscal Year ended
         September 30, 2003 (prepared on a pro forma basis after giving effect to the divestiture of IOS Capital, LLC);

                           (C) the unaudited consolidated financial statements of the US Borrower and its Subsidiaries for each interim quarterly period ended at least forty-five (45) days prior to the Closing Date; and

                           (D) the unaudited consolidated balance sheet of the US Borrower and its Subsidiaries as of March 31, 2004 (determined on a pro forma basis after giving effect to the transactions contemplated by this Agreement and setting forth the capital structure of the US Borrower and its Subsidiaries).

                  (ii) Financial Projections. The Administrative Agent shall have received financial projections with respect to the US Borrower and its Subsidiaries prepared by a Responsible Officer of the US Borrower, in form reasonably satisfactory to the Administrative Agent, of balance sheets, income statements and cash flow statements on a quarterly basis for the first year following the Closing Date and an annual basis for the next three years thereafter.

                  (iii) Financial Condition Certificate. The Borrowers shall have delivered to the Administrative Agent a certificate, in form and substance satisfactory to the Administrative Agent, and certified as accurate by a Responsible Officer of the US Borrower, that (A) attached thereto are calculations evidencing compliance on a pro forma basis with the covenants contained in Article IX hereof, (B) the financial projections previously delivered to the Administrative Agent represent the good faith estimates (utilizing reasonable assumptions) of the financial condition and operations of the US Borrower and its Subsidiaries, (C) attached thereto is a calculation of the Leverage Ratio, determined on a pro forma basis as of the twelve (12) consecutive calendar month period ending March 31, 2004, demonstrating to the reasonable satisfaction of the Administrative Agent that the Leverage Ratio is less than 3.10 to 1.00 and (D) attached thereto is a calculation of Corporate EBITDA of the US Borrower and its Subsidiaries, determined on a pro forma basis for the twelve (12) consecutive calendar month period ending March 31, 2004 and after giving effect to the transactions contemplated hereby, demonstrating to the reasonable satisfaction of the Administrative Agent that Corporate EBITDA (as determined in such manner) is greater than $143,000,000.

                  (iv) Payment at Closing; Fee Letters. The Borrowers shall have paid to the Administrative Agent and the Lenders the fees set forth or referenced in Section 4.3 and any other accrued and unpaid fees or commissions due hereunder (including, without limitation, legal


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


fees and expenses) and to any other Person such amount as may be due thereto in connection with the transactions contemplated hereby, including all taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of any of the Loan Documents.

         (f)      Miscellaneous.

                  (i) Notice of Borrowing. The Administrative Agent shall have received a Notice of Borrowing, as applicable, from the applicable Borrower in accordance with Section 2.4(a), and a Notice of Account Designation specifying the account or accounts to which the proceeds of any Loans made after the Closing Date are to be disbursed.

                  (ii) Due Diligence. The Administrative Agent shall have completed, to its reasonable satisfaction, all legal, environmental and other due diligence with respect to the business, assets, liabilities, operations and condition (financial or otherwise) of the Borrowers and the Guarantors and the transactions contemplated hereby in scope and determination reasonably satisfactory to the Administrative Agent.

                  (iii) Other Documents. All opinions, certificates and other instruments and all proceedings in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Administrative Agent. The Administrative Agent shall have received copies of all other documents, certificates and instruments reasonably requested thereby with respect to the transactions contemplated by this Agreement.

         SECTION 5.3 Conditions to All Extensions of Credit. The obligations of the Lenders to make any Extensions of Credit (including the initial Extension of Credit, but excluding (i) any conversion or continuation of an existing Loan that does not increase the aggregate amount of the outstanding Extensions of Credit or (ii) any Revolving Credit Loan required to be made by the Lenders to the US Borrower pursuant to Section 2.2 in order to refund or repay an Alternative Currency Loan) any Loan and/or the Issuing Lender to issue or extend any Letter of Credit are subject to the satisfaction of the following conditions precedent on the relevant borrowing, conversion, continuation, issuance or extension date:

         (a) Continuation of Representations and Warranties. The representations and warranties contained in Article VI shall be true and correct in all material respects on and as of such borrowing, issuance or extension date with the same effect as if made on and as of such date, except for any representation and warranty made as of an earlier date, which representation and warranty shall remain true and correct as of such earlier date; provided that any representation or warranty that is qualified by materiality or by reference to Material Adverse Effect shall be true and correct in all respects on and as of such borrowing, issuance or extension date.

         (b) No Existing Default. No Default or Event of Default shall have occurred and be continuing (i) on the borrowing, conversion or continuation date with respect to such Loan or after giving effect to the Loans to be made, converted or continued on such date or (ii) on the


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


issue date with respect to such Letter of Credit or after giving effect to the issuance or extension of such Letter of Credit on such date.

         (c) Notices. The Administrative Agent shall have received a Notice of Borrowing from the applicable Borrower in accordance with Section 2.4(a).

         (d) Additional Documents. The Administrative Agent shall have received each additional document, instrument, legal opinion or other item reasonably requested by it.

         SECTION 5.4                Post-Closing Conditions.

         (a) Foreign Security Documents. Prior to August 11, 2004, as such date may be extended by the Administrative Agent in its sole discretion, the Administrative Agent shall have received a duly executed copy of a foreign pledge agreement with respect to the share capital or other ownership interest of any first tier Foreign Subsidiary of the US Borrower or any Domestic Subsidiary thereof that is organized under the laws of Canada or the laws of England and Wales, in each case in form and substance satisfactory to the Administrative Agent, together with the delivery of any certificates, authorizing board minutes, stock transfer forms, resolutions permitting free transfer of the charged shares and such other documents reasonably required by the Administrative Agent to perfect the security interest created under such foreign pledge agreement (including, without limitation, an opinion of counsel in form and substance satisfactory to the Administrative Agent as to the perfection, validity and binding nature of the security interests so obtained).

         (b) Corporate Documentation. Prior to August 28, 2004, as such date may be extended by the Administrative Agent in its sole discretion, the Administrative Agent shall have received a certificate as of a recent date of the good standing of Upshur Coals Corporation in its jurisdiction of organization, in each case in form and substance satisfactory to the Administrative Agent.

         (c) Deposit Account Control Agreements. Prior to August 28, 2004, as such date may be extended by the Administrative Agent in its sole discretion, the Administrative Agent shall have received all control agreements required to be delivered by the Administrative Agent pursuant to Section 4.6 of the Collateral Agreement, in each case in form and substance satisfactory to the Administrative Agent.

         (d) Lien Terminations. Prior to August 28, 2004, as such date may be extended by the Administrative Agent in its sole discretion, deliver documentation satisfactory to the Administrative Agent, evidencing the amendment or termination of the financing statements set forth on Schedule 5.4, in each case in form and substance satisfactory to the Administrative Agent.

         (e) Material Contracts. Prior to August 11, 2004, as such date may be extended by the Administrative Agent in its sole discretion, the Administrative Agent shall have received a complete list of each Material Contract as of such date.


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



                                   ARTICLE VI

                 REPRESENTATIONS AND WARRANTIES OF THE BORROWERS
                 -----------------------------------------------

         SECTION 6.1 Representations and Warranties. To induce the Administrative Agent and the Lenders to enter into this Agreement and to induce the Lenders to make Extensions of Credit, each Borrower hereby represents and warrants to the Administrative Agent and Lenders both before and after giving effect to the transactions contemplated hereunder that:

         (a) Organization; Power; Qualification. Each of the US Borrower and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, has the power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted and is duly qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization except where the failure to be qualified or authorized, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. The jurisdictions in which the US Borrower and its Subsidiaries are organized as of the Closing Date are described on Schedule 6.1(a).

         (b) Ownership. Each Subsidiary of the US Borrower as of the Closing Date is listed on Schedule 6.1(b) (and each Finance Subsidiary and Subsidiary SPC as of the Closing Date is designated as such on Schedule 6.1(b)). As of the Closing Date, the capitalization of each Domestic Subsidiary and each Foreign Subsidiary that is a first-tier Subsidiary of the US Borrower or any Domestic Subsidiary consists of the number of shares, authorized, issued and outstanding, of such classes and series, with or without par value, described on Schedule 6.1(b). All outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable, with no personal liability attaching to the ownership thereof, and not subject to any preemptive or similar rights. The shareholders of each Domestic Subsidiary and each Foreign Subsidiary that is a first-tier Subsidiary of the US Borrower or any Domestic Subsidiary and the number of shares owned by each as of the Closing Date are described on Schedule 6.1(b). As of the Closing Date, there are no outstanding stock purchase warrants, subscriptions, options, securities, instruments or other rights of any type or nature whatsoever, which are convertible into, exchangeable for or otherwise provide for or permit the issuance of Capital Stock of each Domestic Subsidiary and each Foreign Subsidiary that is a first-tier Subsidiary of the US Borrower or any Domestic Subsidiary, except as described on Schedule 6.1(b).

         (c) Authorization of Agreement, Loan Documents and Borrowing. Each of the US Borrower and its Subsidiaries has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Agreement and each of the other Loan Documents to which it is a party in accordance with their respective terms. This Agreement and each of the other Loan Documents have been duly executed and delivered by the duly authorized officers of the US Borrower and each Subsidiary thereof party thereto, and each such document constitutes the legal, valid and binding obligation of the US Borrower or its Subsidiary party thereto, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization,


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


moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors' rights in general and the availability of equitable remedies.

         (d) Compliance of Agreement, Loan Documents and Borrowing with Laws, Etc. The execution, delivery and performance by the US Borrower and its Subsidiaries of the Loan Documents to which each such Person is a party, in accordance with their respective terms, the Extensions of Credit hereunder and the transactions provided for herein do not and will not, by the passage of time, the giving of notice or otherwise, (i) require any Governmental Approval or violate any Applicable Law relating to the US Borrower or any Subsidiary thereof, (ii) conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws or other organizational documents of the US Borrower or any Subsidiary thereof or any indenture, agreement or other instrument to which such Person is a party or by which any of its properties may be bound or any Governmental Approval relating to such Person, (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by such Person other than Liens arising under the Loan Documents and under any Equal and Ratable Indebtedness or (iv) require any consent or authorization of, filing with, or other act in respect of, an arbitrator or Governmental Authority (except for (A) filings of financing statements under the Uniform Commercial Code or (B) filings with respect to the pledge of the ownership interests of any Foreign Subsidiary) and no consent of any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement.

         (e) Compliance with Law; Governmental Approvals. Each of the US Borrower and its Subsidiaries (i) has all Governmental Approvals required by any Applicable Law for it to conduct its business, each of which is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending or, to the best of its knowledge, threatened attack by direct or collateral proceeding, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect,
(ii) is in compliance with each Governmental Approval applicable to it and in compliance with all other Applicable Laws relating to it or any of its respective properties, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, and (iii) has timely filed all material reports, documents and other materials required to be filed by it under all Applicable Laws with any Governmental Authority and has retained all material records and documents required to be retained by it under Applicable Law, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         (f) Tax Returns and Payments. Each of the US Borrower and its Subsidiaries has duly filed or caused to be filed all federal, state, local and other material tax returns required by Applicable Law to be filed, and has paid, or made adequate provision for the payment of, all federal, state, local and other material taxes, assessments and governmental charges or levies upon it and its property, income, profits and assets which are due and payable (other than (i) any amount the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided for on the books of the US Borrower and its Subsidiaries or (ii) to the extent that the failure to file such tax returns or pay or make adequate provision for such taxes could not reasonably be expected to have a Material Adverse Effect). Such returns accurately reflect in all material


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


respects all liability for taxes of the US Borrower and its Subsidiaries for the periods covered thereby. There is to the knowledge of the Borrowers no ongoing audit or examination or other investigation by any Governmental Authority of the tax liability of the US Borrower and its Subsidiaries in each case, except as could not reasonably be expected to have a Material Adverse Effect. No Governmental Authority has asserted any Lien or other claim against the US Borrower or any Subsidiary thereof with respect to unpaid taxes which has not been discharged or resolved (other than (i) any amount the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided for on the books of the US Borrower and its Subsidiaries or (ii) Liens which could not reasonably be expected to have a Material Adverse Effect). The charges, accruals and reserves on the books of the US Borrower and its Subsidiaries in respect of federal, state, local and other material taxes for all Fiscal Years and portions thereof since the organization of the US Borrower and its Subsidiaries are in the judgment of the Borrowers adequate, and the Borrowers do not anticipate any material amount of additional taxes or assessments for any of such years.

         (g) Intellectual Property Matters. Each of the US Borrower and its Subsidiaries owns or possesses rights to use all franchises, licenses, copyrights, copyright applications, patents, patent rights or licenses, patent applications, trademarks, trademark rights, service marks, service mark rights, trade names, trade name rights, copyrights and rights with respect to the foregoing which are required to conduct its business, except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such rights, and neither the US Borrower nor any Subsidiary thereof is liable to any Person for infringement under Applicable Law with respect to any such rights as a result of its business operations, except any such revocation termination or liability as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

         (h) Environmental Matters.

                  (i) The properties owned, leased or operated by the US Borrower and its Subsidiaries now or in the past do not contain, and to their knowledge have not previously contained, any Hazardous Materials in amounts or concentrations which (A) constitute or constituted a violation of applicable Environmental Laws or (B) could give rise to liability under applicable Environmental Laws, except where such violation or liability could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

                  (ii) The US Borrower, each Subsidiary and such properties and all operations conducted in connection therewith are in compliance, and have been in compliance, with all applicable Environmental Laws, and there is no contamination at, under or about such properties or such operations which could interfere with the continued operation of such properties or impair the fair saleable value thereof, except for any such noncompliance or contamination that could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

                  (iii) Neither the US Borrower nor any Subsidiary thereof has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding


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


environmental matters, Hazardous Materials, or compliance with Environmental Laws, nor does the US Borrower or any Subsidiary thereof have knowledge or reason to believe that any such notice will be received or is being threatened, except where such violation, alleged violation, non-compliance, liability or potential liability which is the subject of such notice could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

                  (iv) Hazardous Materials have not been transported or disposed of to or from the properties owned, leased or operated by the US Borrower and its Subsidiaries in violation of, or in a manner or to a location which could give rise to liability under, Environmental Laws, nor have any Hazardous Materials been generated, treated, stored or disposed of at, on or under any of such properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Laws, except where such violation or liability could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

                  (v) No judicial proceedings or governmental or administrative action is pending, or, to the knowledge of the Borrowers, threatened, under any Environmental Law to which the US Borrower or any Subsidiary thereof is or will be named as a potentially responsible party with respect to such properties or operations conducted in connection therewith, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to US Borrower, any Subsidiary or such properties or such operations, except where such proceeding, action, decree, order or other requirement could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and

                  (vi) There has been no release, or to the best of the knowledge of the Borrowers, threat of release, of Hazardous Materials at or from properties owned, leased or operated by the US Borrower or any Subsidiary, now or in the past, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws, except where such violation or liability could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

         (i) ERISA.

                  (i) The US Borrower and each ERISA Affiliate is in material compliance with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans except for any required amendments for which the remedial amendment period as defined in Section 401(b) of the Code has not yet expired and except where a failure to so comply could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. No liability has been incurred by the US Borrower or any ERISA Affiliate which remains unsatisfied for any taxes or penalties with respect to any Employee Benefit Plan or any Multiemployer Plan except for a liability that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect;

                  (ii) As of the Closing Date, no accumulated funding deficiency (as defined in Section 412 of the Code) been incurred since October 1, 2000 (without regard to any waiver


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


granted under Section 412 of the Code), nor has any funding waiver from the Internal Revenue Service been received or requested with respect to any Pension Plan, nor has the US Borrower or any ERISA Affiliate failed to make any contributions or to pay any amounts due and owing as required by Section 412 of the Code, Section 302 of ERISA or the terms of any Pension Plan prior to the due dates of such contributions under Section 412 of the Code or Section 302 of ERISA, nor has there been any event requiring any disclosure under Section 4041(c)(3)(C) or 4063(a) of ERISA with respect to any Pension Plan;

                  (iii) Except where the failure of any of the following representations to be correct in all material respects could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, neither the US Borrower nor any ERISA Affiliate has: (A) engaged in a nonexempt prohibited transaction described in Section 406 of the ERISA or Section 4975 of the Code, (B) incurred any liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid or (C) failed to make a required contribution or payment to a Multiemployer Plan;

                  (iv) No Termination Event has occurred or is reasonably expected to occur; and

                  (v) Except where the failure of any of the following representations to be correct in all material respects could not reasonably be expected to have a Material Adverse Effect, no proceeding, claim (other than a benefits claim in the ordinary course of business), lawsuit and/or investigation is existing or, to the best knowledge of the US Borrower after due inquiry, threatened concerning or involving any (A) employee welfare benefit plan (as defined in Section 3(1) of ERISA) currently maintained or contributed to by the US Borrower or any ERISA Affiliate, (B) Pension Plan or (C) Multiemployer Plan.

         (j) Margin Stock. Neither the US Borrower nor any Subsidiary thereof is engaged principally or as one of its activities in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" (as each such term is defined or used, directly or indirectly, in Regulation U of the Board of Governors of the Federal Reserve System). No part of the proceeds of any of the Loans or Letters of Credit will be used for purchasing or carrying margin stock or for any purpose which violates, or which would be inconsistent with, the provisions of Regulation T, U or X of such Board of Governors.

         (k) Government Regulation. Neither the US Borrower nor any Subsidiary thereof is an "investment company" or a company "controlled" by an "investment company" (as each such term is defined or used in the Investment Company Act of 1940, as amended) and neither the US Borrower nor any Subsidiary thereof is, or after giving effect to any Extension of Credit will be, subject to regulation under the Public Utility Holding Company Act of 1935 or the Interstate Commerce Act, each as amended, or any other Applicable Law which limits its ability to incur or consummate the transactions contemplated hereby.

         (l) Material Contracts. As of the Closing Date, each Material Contract is, and after giving effect to the consummation of the transactions contemplated by the Loan Documents will be, in full force and effect in accordance with the terms thereof. Neither the US Borrower nor any


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


Subsidiary (nor, to the knowledge of the Borrowers, any other party thereto) is, as of the Closing Date, in breach of or in default under any Material Contract in any material respect.

         (m) Employee Relations. Each of the US Borrower and its Subsidiaries has a stable work force in place and is not, as of the Closing Date, party to any collective bargaining agreement nor has any labor union been recognized as the representative of its employees except as set forth on Schedule 6.1(m). The Borrowers know of no pending, threatened or contemplated strikes, work stoppage or other collective labor disputes involving its employees or those of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

         (n) Burdensome Provisions. No Subsidiary is party to any agreement or instrument or otherwise subject to any restriction or encumbrance that restricts or limits its ability to make dividend payments or other distributions in respect of its Capital Stock to the US Borrower or any Subsidiary or to transfer any of its assets or properties to the US Borrower or any other Subsidiary in each case other than as permitted by Section 10.11.

         (o) Financial Statements. The Audited Financial Statements and the Unaudited Financial Statements, copies of which have been furnished to the Administrative Agent and each Lender, are complete and correct and fairly present, in all material respects, on a Consolidated basis the assets, liabilities and financial position of the US Borrower and its Subsidiaries as at such dates, and the results of the operations and changes of financial position for the periods then ended (other than customary, year end adjustments for the Unaudited Financial Statements). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP, except, in the case of the Unaudited Financial Statements, for the absence of footnote disclosure. As of the Closing Date, the US Borrower and its Subsidiaries have no Indebtedness, obligation or other unusual forward or long-term commitment which is not fairly reflected in the foregoing financial statements or in the notes thereto, except for obligations incurred since the date of the most recent of such financial statements (i) in the ordinary course of business as permitted by Section 10.1 or (ii) as otherwise set forth on
Schedule 6.1(o).

         (p) No Material Adverse Change. Except as disclosed prior to the Closing Date in publicly available filings made by the US Borrower with the United States Securities and Exchange Commission, since September 30, 2003, there has been no material adverse change in the properties, business, operations, or condition (financial or otherwise) of the US Borrower and its Subsidiaries, taken as a whole, and no event has occurred or condition arisen that would reasonably be likely to have a Material Adverse Effect.

         (q) Solvency. As of the Closing Date and after giving effect to each Extension of Credit made hereunder, the US Borrower and each Subsidiary thereof will be Solvent.

         (r) Titles to Properties. Each of the US Borrower and each Subsidiary thereof has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title or in


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


leasehold interests as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         (s) Liens. None of the properties and assets of the US Borrower or any Subsidiary thereof is subject to any Lien, except Permitted Liens. No financing statement under the Uniform Commercial Code of any state which names the US Borrower or any Subsidiary thereof or any of their respective trade names or divisions as debtor and which has not been terminated, has been filed in any state or other jurisdiction and neither the US Borrower nor any Subsidiary thereof has signed any such financing statement or any security agreement authorizing any secured party thereunder to file any such financing statement, except to perfect Permitted Liens.

         (t) Litigation. Except for matters existing on the Closing Date and set forth on Schedule 6.1(t), there are no actions, suits or proceedings pending nor, to the knowledge of the Borrowers, threatened against or in any other way relating adversely to or affecting the US Borrower or any Subsidiary thereof or any of their respective properties in any court or before any arbitrator of any kind or before or by any Governmental Authority that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions provided for herein or therein, or (b) either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect.

         (u) Equal and Ratable Indebtedness/Ratings Trigger Events. As of the date hereof, attached hereto as Schedule 6.1(u) is a true and complete list of all Equal and Ratable Indebtedness. As of the date hereof, neither the US Borrower nor any Subsidiary thereof is party to any agreement or other arrangement which contains Ratings Trigger Events.

         (v) Accuracy and Completeness of Information. All written information, reports and other papers and data produced by or on behalf of the US Borrower or any Subsidiary thereof (other than financial projections, which shall be subject to the standard set forth in subsection (x) below) and furnished to the Lenders were, at the time the same were so furnished, true and correct in all material respects as of the date so furnished to the Lenders.

         (w) Disclosure. The Borrowers have disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which any of the Credit Parties are subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No financial statement, material report, material certificate or other material information, taken as a whole, furnished (whether in writing or orally) by or on behalf of the US Borrower or any Subsidiary thereof to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, pro forma financial information, estimated financial information and other projected or estimated information, the Borrowers represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.


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


         (x) Foreign Subsidiary Representations. As of the Closing Date, (i) each Foreign Subsidiary is subject to civil and commercial Laws with respect to its obligations under this Agreement and the other Loan Documents to which it is a party (collectively as to such Foreign Subsidiary, the "Applicable Foreign Subsidiary Documents"), and the execution, delivery and performance by such Foreign Subsidiary of the Applicable Foreign Subsidiary Documents constitute and will constitute private and commercial acts and not public or governmental acts;
(ii) neither such Foreign Subsidiary nor any of its property has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of the jurisdiction in which such Foreign Subsidiary is organized and existing in respect of its obligations under the Applicable Foreign Subsidiary Documents; (iii) the Applicable Foreign Subsidiary Documents are in proper legal form under the Applicable Laws of the jurisdiction in which such Foreign Subsidiary is organized and existing for the enforcement thereof against such Foreign Subsidiary under the Applicable Laws of such jurisdiction, and to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Subsidiary Documents; (iv) it is not necessary to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Subsidiary Documents that the Applicable Foreign Subsidiary Documents be filed, registered or recorded with, or executed or notarized before, any court or other authority in the jurisdiction in which such Foreign Subsidiary is organized and existing or that any registration charge or stamp or similar tax be paid on or in respect of the Applicable Foreign Subsidiary Documents or any other document, except for (A) any such filing, registration, recording, execution or notarization as has been made or is not required to be made until the Applicable Foreign Subsidiary Document or any other document is sought to be enforced and (B) any charge or tax as has been timely paid; (v) there is no tax, levy, impost, duty, fee, assessment or other governmental charge, or any deduction or withholding, imposed by any Governmental Authority in or of the jurisdiction in which such Foreign Subsidiary is organized and existing either (A) on or by virtue of the execution or delivery of the Applicable Foreign Subsidiary Documents or (B) on any payment to be made by such Foreign Subsidiary pursuant to the Applicable Foreign Subsidiary Documents, except as has been disclosed to the Administrative Agent; (vi) the execution, delivery and performance of the Applicable Foreign Subsidiary Documents executed by such Foreign Subsidiary are, under applicable foreign exchange control regulations of the jurisdiction in which such Foreign Subsidiary is organized and existing, not subject to any notification or authorization except (A) such as have been made or obtained or (B) such as cannot be made or obtained until a later date (provided that any notification or authorization described in clause (B) shall be made or obtained as soon as is reasonably practicable).

         SECTION 6.2  Survival  of  Representations  and  Warranties,  Etc.  All
representations and warranties set forth in this Article VI and all representations and warranties contained in any certificate, or any of the Loan Documents (including but not limited to any such representation or warranty made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement. All representations and warranties made under this Agreement shall be made or deemed to be made at and as of the Closing Date (except those that are expressly made as of a specific date), shall survive the Closing Date and shall not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Lenders or any borrowing hereunder.


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


                                   ARTICLE VII

                        FINANCIAL INFORMATION AND NOTICES
                        ---------------------------------

         Until all the Obligations have been paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner set forth in Section 14.11, the Borrowers will furnish or cause to be furnished to the Administrative Agent at the Administrative Agent's Office at the address set forth in Section 14.1 and to the Lenders at their respective addresses as set forth on Schedule 1.1(a), or such other office as may be designated by the Administrative Agent and Lenders from time to time:

         SECTION 7.1                Financial Statements and Projections.

         (a) Quarterly Financial Statements. As soon as practicable and in any event within forty-five (45) days after each fiscal quarter of each Fiscal Year (or if earlier, the date of any required public filing thereof), an unaudited Consolidated balance sheet of the US Borrower and its Subsidiaries as of the close of such fiscal quarter and unaudited Consolidated statements of income and cash flows for the fiscal quarter then ended and that portion of the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures as of the end of and for the corresponding period in the preceding Fiscal Year and prepared by the US Borrower in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the period, and certified by the chief financial officer of the US Borrower to present fairly in all material respects the financial condition of the US Borrower and its Subsidiaries on a Consolidated basis as of their respective dates and the results of operations of the US Borrower and its Subsidiaries for the respective periods then ended, subject to normal year end adjustments, including the absence of notes (other than as required in by any rules or regulations of the United States Securities and Exchange Commission).

         (b) Annual Financial Statements. As soon as practicable and in any event within ninety (90) days after the end of each Fiscal Year (or if earlier, the date of any required public filing thereof), an audited Consolidated balance sheet of the US Borrower and its Subsidiaries as of the close of such Fiscal Year and audited Consolidated statements of income, retained earnings and cash flows for the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures as of the end of and for the preceding Fiscal Year and prepared by audited by PricewaterhouseCoopers LLP or another independent certified public accounting firm of recognized national standing in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the year, and accompanied by a report thereon by such certified public accountants that is not qualified with respect to scope limitations imposed by the US Borrower or any Subsidiary thereof or with respect to accounting principles followed by the US Borrower or any Subsidiary thereof not in accordance with GAAP.


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


         (c) Information required to be delivered pursuant to this Section 7.1 shall be deemed to have been delivered if such information, or one or more annual, quarterly or other reports containing such information, shall have been posted on the US Borrower's website on the internet at http://www.IKON.com or by the Administrative Agent on an IntraLinks or similar site to which the Lenders have been granted access or shall be available on the website of the Securities and Exchange Commission at http://www.sec.gov; provided that the US Borrower shall deliver paper copies of such information to the Administrative Agent or any Lender that requests such delivery; and provided further that such information shall only be deemed to have been delivered when posted on any such website upon notification by the US Borrower to the Administrative Agent and the Lenders of such posting.

         SECTION 7.2 Officer's Compliance Certificate. As soon as practicable and in any event within fifteen (15) days after the date that financial statements are required to be delivered pursuant to Sections 7.1(a) or (b), a certificate of the chief financial officer or the treasurer of the US Borrower in the form of Exhibit F attached hereto (an "Officer's Compliance Certificate").

         SECTION 7.3 Accountants' Certificate. At each time financial statements are delivered pursuant to Section 7.1(b), a certificate of the independent public accountants certifying such financial statements that in connection with their audit, nothing came to their attention that caused them to believe that the US Borrower and its Subsidiaries failed to comply with the terms, covenants, provisions or conditions of Articles IX and X, insofar as they relate to financial and accounting matters or, if such is not the case, specifying such non-compliance and its nature and period of existence.

         SECTION 7.4                Other Reports.

         (a) Promptly after becoming available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the US Borrower generally, and copies of all annual, regular, periodic and special reports and registration statements which the US Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto; and

         (b) Such other information regarding the operations, business affairs and financial condition of the US Borrower or any Subsidiary thereof as the Administrative Agent or any Lender may reasonably request.

         SECTION 7.5 Notice of Litigation and Other Matters. Prompt (but in no event later than ten (10) days after obtaining knowledge thereof) telephonic and written notice of:

         (a) any Default or Event of Default;

         (b)  any  matter,   including,   without  limitation,   (i)  breach  or
non-performance of, or any default under, any Material Contract of the US Borrower or any Subsidiary thereof, (ii) any


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


dispute, litigation, investigation, proceeding or suspension between the US Borrower or any Subsidiary thereof and any Governmental Authority, or (iii) the filing or commencement of, or any material development in, any litigation, proceeding or investigation affecting the US Borrower or any Subsidiary thereof, including pursuant to any applicable Environmental Laws, that has resulted or could reasonably be expected to result in a Material Adverse Effect;

         (c) (i) any unfavorable determination letter from the Internal Revenue Service regarding the qualification of an Employee Benefit Plan under Section 401(a) of the Code (along with a copy thereof), (ii) all notices received by the US Borrower or any ERISA Affiliate of the PBGC's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan, (iii) all notices received by the US Borrower or any ERISA Affiliate from a Multiemployer Plan sponsor concerning the imposition of withdrawal liability pursuant to
Section 4202 of ERISA and (iv) the US Borrower obtaining knowledge or reason to know that the US Borrower or any ERISA Affiliate has filed or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA; and

         (d) any material change in accounting policies or financial reporting practices by the US Borrower or any Subsidiary thereof.

Each notice pursuant to this Section 7.5 shall be accompanied by a statement of a Responsible Officer of the US Borrower setting forth details of the occurrence referred to therein and stating what action the US Borrower or any Subsidiary thereof, as applicable, has taken and proposes to take with respect thereto. Each notice pursuant to Section 7.5(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

         SECTION 7.6 Accuracy of Information. All written information, reports, statements and other papers and data furnished by or on behalf of the US Borrower to the Administrative Agent or any Lender whether pursuant to this
Article VII or any other provision of this Agreement or any of the Security Documents, shall, at the time the same is so furnished, comply with the representations and warranties set forth in Section 6.1(v) and (w).


                                  ARTICLE VIII

                              AFFIRMATIVE COVENANTS
                              ---------------------


         Until all of the Obligations have been paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner provided for in Section 14.11, the Borrowers will, and will cause each Subsidiary thereof to:

         SECTION 8.1  Preservation of Corporate  Existence and Related  Matters.
Except as  permitted  by  Section  10.4,  preserve  and  maintain  its  separate corporate existence and all rights, franchises, licenses and privileges necessary to the conduct of its business, and qualify and remain qualified as a foreign corporation and authorized to do business in each jurisdiction


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


where the nature and scope of its activities require it to so qualify under Applicable Law, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.


         SECTION 8.2 Maintenance of Property. In addition to the requirements of any of the Security Documents, protect and preserve all properties necessary and material to its business, including copyrights, patents, trade names, service marks and trademarks; maintain in good working order and condition all buildings, equipment and other tangible real and personal property; and from time to time make or cause to be made all renewals, replacements and additions to such property necessary for the conduct of its business, so that the business carried on in connection therewith may be conducted in a commercially reasonable manner, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

         SECTION 8.3 Insurance. Maintain insurance with financially sound and reputable insurance companies against such risks and in such amounts as are customarily maintained by similar businesses and as may be required by Applicable Law and as are required by any Security Documents (including, without limitation, hazard and business interruption insurance), and on the Closing Date and from time to time thereafter deliver to the Administrative Agent upon its request a detailed list of the insurance then in effect, stating the names of the insurance companies, the amounts and limits of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.

         SECTION 8.4 Accounting Methods and Financial Records. Maintain a system of accounting, and keep such books, records and accounts (which shall be true and complete in all material respects) as may be required or as may be necessary to permit the preparation of financial statements in accordance with GAAP and in compliance with the regulations of any Governmental Authority having jurisdiction over it or any of its properties, except where the failure to comply could not reasonably be expected to have a Material Adverse Effect.

         SECTION 8.5 Payment and Performance of Obligations. Pay and perform (a) all material taxes, assessments and other governmental charges levied or assessed upon it or any of its property, and (b) all material lawful claims which, if unpaid, would by law become a Lien upon its property, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves are maintained with respect thereto in accordance with GAAP.

         SECTION 8.6 Compliance With Laws and Approvals. Observe and remain in compliance in all material respects with all Applicable Laws and maintain in full force and effect all Governmental Approvals, in each case applicable to the conduct of its business, except where the failure to so comply or maintain such Governmental Approval could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

         SECTION 8.7 Environmental Laws. In addition to and without limiting the generality of Section 8.6, (a) comply with, and use commercially reasonable efforts to ensure such compliance by all tenants and subtenants, if any, with all applicable Environmental Laws


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


and obtain and comply with and maintain, and use commercially reasonable efforts to ensure that all tenants and subtenants, if any, obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws except where the failure to do so could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (b) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws, and promptly comply with all lawful orders and directives of any Governmental Authority regarding Environmental Laws except where the failure to conduct or complete such actions, or comply with such orders or directions, could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and, and (c) defend, indemnify and hold harmless the Administrative Agent and the Lenders, and their respective parents, Subsidiaries, Affiliates, employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the presence of Hazardous Materials, or the violation of, noncompliance with or liability under any Environmental Laws applicable to the operations of the US Borrower or any such Subsidiary, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing directly result from the gross negligence or willful misconduct of the party seeking indemnification therefor.

         SECTION 8.8 Compliance with ERISA. In addition to and without limiting the generality of Section 8.6, (a) except where the failure to so comply could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, comply with all material applicable provisions of ERISA and the Code with respect to all Employee Benefit Plans and (b) furnish to the Administrative Agent upon the Administrative Agent's request such additional information about any Employee Benefit Plan as may be reasonably requested by the Administrative Agent.


         SECTION 8.9 Visits and Inspections. Permit representatives of the Administrative Agent or any Lender, from time to time upon reasonable prior notice and during normal business hours, to visit and inspect its properties; inspect, copy and make extracts from its books, records and files, including, but not limited to, management letters prepared by independent accountants; and discuss with its principal officers, and its independent accountants, its business, assets, liabilities, financial condition, results of operations and business prospects (provided such Person shall be provided with the opportunity to participate in any discussions with its independent accountants). Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent or any Lender may do any of the foregoing at any time during normal business hours without notice.

         SECTION 8.10      Additional Subsidiaries.

         (a) Additional Domestic Subsidiaries. Except with respect to any newly created or acquired Subsidiary SPC, notify the Administrative Agent of the creation or acquisition of any


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


Domestic Subsidiary and promptly thereafter (and in any event within thirty (30)
days), cause such Person to (i) become a Guarantor by delivering to the Administrative Agent a duly executed supplement to the Guaranty Agreement or such other document as the Administrative Agent shall deem appropriate for such purpose, (ii) pledge a security interest in all Collateral owned by such Domestic Subsidiary by delivering to the Administrative Agent a duly executed supplement to each Security Document or such other document as the Administrative Agent shall deem appropriate for such purpose and comply with the terms of each Security Document, (iii) deliver to the Administrative Agent such documents and certificates referred to in Section 5.2 as may be reasonably requested by the Administrative Agent, (iv) deliver to the Administrative Agent such Capital Stock or other certificates and stock or other transfer powers evidencing the Capital Stock of such Person, (v) deliver to the Administrative Agent such updated Schedules to the Loan Documents as requested by the Administrative Agent with respect to such Person and (vi) deliver to the
Administrative Agent such other documents (including, without limitation, favorable legal opinions) as may be reasonably requested by the Administrative Agent, all in form, content and scope reasonably satisfactory to the Administrative Agent.

         (b) Additional Foreign Subsidiaries. Except with respect to any newly created or acquired Subsidiary SPC, notify the Administrative Agent at the time that any Person becomes a first tier Foreign Subsidiary of US Borrower or any Domestic Subsidiary, and promptly thereafter (and in any event within forty-five
(45) days after notification), cause (i) the US Borrower or the applicable Domestic Subsidiary to deliver to the Administrative Agent Security Documents pledging sixty-five percent (65%) of the total outstanding voting Capital Stock of such new Foreign Subsidiary, one hundred percent (100%) of the total outstanding non-voting Capital Stock and a consent thereto executed by such new Foreign Subsidiary (including, without limitation, if applicable, original stock certificates or other certificates (or the equivalent thereof pursuant to the Applicable Laws and practices of any relevant foreign jurisdiction) evidencing the capital stock or other ownership interests of such new Foreign Subsidiary, together with an appropriate undated stock power for each certificate duly executed in blank by the registered owner thereof), (ii) such Person to deliver to the Administrative Agent such documents and certificates referred to in
Section 5.2 as may be reasonably requested by the Administrative Agent, (iii) deliver to the Administrative Agent such updated Schedules to the Loan Documents as requested by the Administrative Agent with respect to such Person and (iv) such Person to deliver to the Administrative Agent such other documents (including, without limitation, favorable legal opinions) as may be reasonably requested by the Administrative Agent, all in form, content and scope reasonably satisfactory to the Administrative Agent.

         (c) Existing Foreign Subsidiaries. Promptly upon the request of the Administrative Agent (and in any event within forty-five (45) days after such request) cause the US Borrower or the applicable Domestic Subsidiary to deliver each of the documents referred to in subsection (b) above with respect to any first-tier Foreign Subsidiary of the US Borrower or a Domestic Subsidiary which exists as of the Closing Date but whose ownership interests have not been previously pledged to the Administrative Agent and the Lenders.

         SECTION 8.11 Use of Proceeds. The Borrowers shall use the proceeds of the Extensions of Credit (a) to finance the acquisition of Capital Assets by the US


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


Borrower and its Subsidiaries and (b) for working capital and other general corporate purposes of the US Borrower and its Subsidiaries, including the payment of certain fees and expenses incurred in connection with the transactions contemplated hereby.

         SECTION 8.12 Further Assurances. Make, execute and deliver all such additional and further acts, things, deeds and instruments as the Administrative Agent the Required Lenders (through the Administrative Agent) may reasonably require to document and consummate the transactions contemplated hereby and to vest completely in and insure the Administrative Agent and the Lenders their respective rights under this Agreement, the Notes, the Letters of Credit and the other Loan Documents.


                                   ARTICLE IX

                               FINANCIAL COVENANTS
                               -------------------

         Until all of the Obligations have been paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner set forth in Section 14.11, the US Borrower and its Subsidiaries on a Consolidated basis will not:

         SECTION 9.1 Maximum Leverage Ratio: As of any fiscal quarter end, permit the Leverage Ratio to be greater than the corresponding ratio set forth below:

Period                                                         Ratio
------------------------------------------------ -------------------------------
Closing Date through March 30, 2005                       3.75 to 1.00
March 31, 2005 through September 29, 2005                 3.50 to 1.00
September 30, 2005 through September 29, 2006             3.25 to 1.00
Thereafter                                                3.00 to 1.00


         SECTION 9.2 Maximum Senior Leverage Ratio: As of any fiscal quarter end, permit the Senior Leverage Ratio to be greater than the corresponding ratio set forth below:

Period                                                         Ratio
------------------------------------------------- ------------------------------
Closing Date through September 29, 2005                   2.25 to 1.00
September 30, 2005 through September 29, 2006             2.00 to 1.00
Thereafter                                                1.75 to 1.00


         SECTION 9.3 Minimum Interest Coverage Ratio: As of any fiscal quarter end, permit the Interest Coverage Ratio to be less than the corresponding ratio set forth below:

Period                                                         Ratio
------------------------------------------------ -------------------------------
Closing Date through September 29, 2006                   2.00 to 1.00
Thereafter                                                2.50 to 1.00


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


         SECTION 9.4 Maximum Capital Expenditures. Permit the aggregate amount of Capital Expenditures (other than Rental Pool Capital Expenditures) made during any Fiscal Year to exceed $50,000,000 (such amount, the "baseline amount"); provided that, notwithstanding the foregoing, so long as no Default or Event of Default has occurred and is continuing or would result from any such Capital Expenditure, commencing with the fiscal year ending September 30, 2005, the maximum amount of such Capital Expenditures permitted during any Fiscal Year may be increased by an amount equal to the amount by which the baseline amount for the prior Fiscal Year exceeds the amount of such Capital Expenditures made during the prior Fiscal Year.

         SECTION 9.5 Asset Coverage Ratio. As of any fiscal quarter end, permit the Asset Coverage Ratio, to be less than 1.50 to 1.00.

         SECTION 9.6 Minimum Net Worth. As of any fiscal quarter end, permit Net Worth to be less than the sum of (a) $1,390,000,000 plus (b) an aggregate amount equal to the sums of fifty percent (50%) of the Net Income earned in each full fiscal year ending after September 30, 2003 (with no deduction for a net loss in any such fiscal year).

                                    ARTICLE X

                               NEGATIVE COVENANTS
                               ------------------

         Until all of the Obligations have been paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner set forth in Section 14.11, the Borrowers have not and will not permit any Subsidiary thereof to:

         SECTION 10.1 Limitations on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness except:

         (a) the Obligations (excluding Hedging Obligations permitted pursuant to Section 10.1(b));

         (b) Indebtedness in connection with Hedging Agreements which are non-speculative;

         (c) Indebtedness existing on the Closing Date and not otherwise permitted under this Section 10.1, as set forth on Schedule 10.1(c), and the renewal, refinancing, extension and replacement (but not the increase in the aggregate principal amount) thereof;

         (d) purchase money Indebtedness and Indebtedness incurred in connection with Capital Leases in an aggregate amount not to exceed $25,000,000 on any date of determination;

         (e)  Guaranty  Obligations  with  respect  to  Indebtedness   permitted
pursuant to subsections (a) through (d) of this Section 10.1;

         (f) Guaranty Obligations with respect to Operating Lease payments;

         (g) Guaranty Obligations arising in connection with:


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


                  (i) the GE Program Agreements; or

                  (ii) other similar program agreements (A) which are executed in connection with leasing or financing arrangements by third parties of products distributed by the US Borrower and its Subsidiaries (which leasing or financing arrangements, in the absence of such Guaranty Obligations, do not meet the leasing, financing or other applicable criteria of the applicable third party lessor or financier contained in the applicable program agreement) and (B) which contain terms and provisions (including, without limitation, Guaranty Obligations) which are no broader in scope and obligation than the terms and provisions contained in the GE Program Agreements;

in an aggregate amount not to exceed $50,000,000 at any time;

         (h)  Indebtedness  of the US Borrower or its  Subsidiaries  relating to
Rental  Pool  Capital   Expenditures  in  an  aggregate  amount  not  to  exceed
$125,000,000 at any time;

         (i) Indebtedness owed (i) by the US Borrower to any Guarantor, (ii) by any Guarantor to the US Borrower, (iii) by any Guarantor to any other Guarantor or (iv) by any Subsidiary that is not a Guarantor to any other Subsidiary that is not a Guarantor;

         (j) Indebtedness of any Finance Subsidiary or Subsidiary SPC to a third Person; provided that such Indebtedness shall be non-recourse to, and shall not otherwise be guaranteed by (other than performance guarantees not involving a monetary obligation with respect to collection, servicing or similar functions in connection with such Indebtedness), the US Borrower or any Domestic Subsidiary thereof;

         (k) Indebtedness of any Foreign Subsidiary to a third Person; provided that such Indebtedness shall be non-recourse to, and shall not otherwise be guaranteed by (other than performance guarantees not involving a monetary obligation in connection with such Indebtedness), the US Borrower or any Domestic Subsidiary thereof;

         (l) Indebtedness incurred by the US Borrower or any Subsidiary thereof arising from agreements providing for indemnification, adjustment of purchase price or similar obligations incurred or assumed in connection with any Permitted Acquisition;

         (m) Indebtedness of any Person that becomes a Subsidiary of the US Borrower after the Closing Date in connection with any Permitted Acquisition and the refinancing, refunding, renewal and extension (but not the increase in the aggregate principal amount) thereof; provided that (i) such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of, or in connection with, such Person becoming a Subsidiary and (ii) notwithstanding anything to the contrary contained in this Agreement, neither the US Borrower nor any other Subsidiary thereof (other than such Person) shall have any liability or other obligation with respect to such Indebtedness;


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


         (n) Indebtedness of any Subsidiary of the US Borrower to the US Borrower or to any other Subsidiary of the US Borrower where the loan, advance or extension of credit to such Subsidiary is permitted pursuant to Section 10.3;

         (o)  Indebtedness   incurred  in  connection  with  a  Permitted  Asset
Securitization; and

         (p) Indebtedness of the US Borrower or any Guarantor thereof not otherwise permitted pursuant to this Section 10.1 in an aggregate amount not to exceed $200,000,000.

         SECTION 10.2 Limitations on Liens. Create, incur, assume or suffer to exist, any Lien on or with respect to any of its assets or properties (including, without limitation, shares of Capital Stock), real or personal, whether now owned or hereafter acquired, except:

         (a) Liens for taxes, assessments and other governmental charges or levies not yet due or as to which the period of grace, if any, related thereto has not expired or which are being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP;

         (b) Liens of materialmen, mechanics, carriers, warehousemen, processors, repairmen or landlords in the ordinary course of business, (i) which are not overdue for a period of more than thirty (30) days, (ii) which are being contested in good faith and by appropriate proceedings or (iii) for which a sufficient bond has been posted in lieu of such Lien;

         (c) Liens consisting of deposits or pledges made in the ordinary course of business in connection with, or to secure payment of, obligations under workers' compensation, unemployment insurance or similar legislation;

         (d) Liens constituting encumbrances in the nature of zoning restrictions, easements and rights or restrictions of record on the use of real property, which in the aggregate are not substantial in amount and which do not, in any case, materially detract from the value of such property or materially impair the use thereof in the ordinary conduct of business;

         (e) deposits to secure the performance of bids, tenders, trade contracts, liability to insurance carriers and leases (other than Indebtedness), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds, contractual or warranty obligations and other obligations of a like nature incurred in the ordinary course of business;

         (f) Liens of a collecting bank arising in the ordinary course of business under Section 4-208 of the Uniform Commercial Code in effect in the relevant jurisdiction;

         (g) Liens of the Collateral Agent for the benefit of the Collateral Agent and the Secured Parties;

         (h) Liens not otherwise permitted by this Section 10.2 and in existence on the Closing Date and described on Schedule 10.2 and any renewals or extensions thereof, provided that the


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


property covered thereby is not increased and any renewal or extension of the obligations secured or benefited thereby is permitted by Section 10.1(c);

         (i) Liens securing Indebtedness permitted under Section 10.1; provided that the aggregate principal amount of all Indebtedness secured by such Liens shall at no time exceed $50,000,000;

         (j) Liens on property or assets of any Subsidiary acquired pursuant to a Permitted Acquisition, or on property or assets of any Subsidiary which are in existence at the time that such Subsidiary is acquired pursuant to a Permitted Acquisition (provided that such Liens (i) are not incurred in connection with, or in anticipation of, such Permitted Acquisition and (ii) do not attach to any other property or assets of the US Borrower and its Subsidiaries);

         (k) Liens securing judgments for the payment of money not constituting an Event of Default under Section 12.1(m) or securing appeal or other surety bonds related to such judgments;

         (l) Liens on trade receivables of the US Borrower or assets of Finance Subsidiaries or Subsidiary SPCs arising pursuant to a Permitted Asset
Securitization (which Liens shall be limited to accounts, including lease receivables, and chattel paper therein);

         (m) Liens securing  Indebtedness  permitted under Sections  10.1(d) and
(h); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (ii) the principal amount of Indebtedness secured by any such Lien shall at no time exceed one hundred percent (100%) of the original purchase price or lease payment amount of such property at the time it was acquired;

         (n) Liens granted to GE Capital Information Technology Solutions, Inc. or any of its Affiliates by the US Borrower or to GE VFS Canada Limited Partnership or any of its Affiliates by IKON Canada pursuant to and in accordance with the GE Program Agreements; provided that such Liens do not at any time encumber any property other than the equipment, contracts and payment rights subject to the GE Program Agreements; and

         (o) Liens on the assets of Foreign Subsidiaries in connection with securitizations permitted pursuant to Section 10.1(k).

         SECTION 10.3 Limitations on Loans, Advances, Investments and Acquisitions. Purchase, own, invest in or otherwise acquire, directly or indirectly, any Capital Stock, interests in any partnership or joint venture (including, without limitation, the creation or capitalization of any Subsidiary), evidence of Indebtedness or other obligation or security, substantially all or a portion of the business or assets of any other Person or any other investment or interest whatsoever in any other Person, or make or permit to exist, directly or indirectly, any loans, advances or extensions of credit to, or any investment in cash or by delivery of property in, any Person except:


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         (a) (i)  investments  or  interests  existing  on the  Closing  Date in
Subsidiaries, (ii) the other loans, advances and investments existing on the Closing Date which are described on Schedule 10.3 and (iii) investments or interests in Subsidiaries formed after the Closing Date and made in accordance with the terms and conditions of this Agreement (including this Section 10.3);

         (b)   investments   in   the   following   (such   investments,   "Cash
Equivalents"):

                  (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency thereof maturing within one (1) year from the date of acquisition thereof,

                  (ii) commercial paper maturing no more than two hundred seventy (270) days from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. or Moody's Investors Service, Inc.,

                  (iii) domestic and eurodollar certificates of deposit maturing no more than one hundred eighty (180) days from the date of creation thereof issued by commercial banks incorporated under the laws of the United States of America, the United Kingdom or Canada, each having combined capital, surplus and undivided profits (less any undivided losses) of not less than $500,000,000 and having a rating of "A" or better by a nationally recognized rating agency; provided, that the aggregate amount invested in such certificates of deposit shall not at any time exceed $5,000,000 for any one such certificate of deposit and $10,000,000 for any one such bank,

                  (iv) time deposits maturing no more than thirty (30) days from the date of creation thereof with (A) commercial banks or savings banks or savings and loan associations organized under the laws of the United States or any State thereof each having membership either in the FDIC or the deposits of which are insured by the FDIC and in amounts not exceeding the maximum amounts of insurance thereunder or (B) commercial banks organized under the laws of the United Kingdom or Canada satisfying the criteria described in clause (iii) above,

                  (v) money market funds that (A) comply with the criteria set forth in the United States Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, (B) are rated AAA by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and Aaa by Moody's Investors Service, Inc. and (C) have portfolio assets of at least $1,000,000,000,

                  (vi) fully collateralized repurchase agreements with a term of not more than thirty (30) days for securities described in clause (i) above and entered into with a financial institution satisfying the criteria described in clause (iii) above; and

                  (vii) tax-free variable rate demand notes which are fully supported by letters of credit with a financial institution satisfying the criteria described in clause (iii) above;


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         (c)  investments  by the US Borrower or any  Subsidiary  thereof in the form of acquisitions of all or substantially all of the business or a line of business (whether by the acquisition of Capital Stock, assets or any combination thereof) of any other domestic Person if each such acquisition meets all of the following requirements (such acquisitions being, "Permitted Acquisitions"):

                  (i) the Person to be acquired shall be engaged in a business, or the assets to be acquired shall be used in a business, permitted pursuant to
Section 10.12;

                  (ii) the US Borrower or any Subsidiary (including any entity being acquired that becomes a Subsidiary) shall be the surviving Person and no Change of Control shall have been effected thereby;

                  (iii) the Person to be acquired shall not be subject to any material pending litigation which could reasonably be expected to have a Material Adverse Effect;

                  (iv) the US Borrower shall have delivered written notice of such proposed acquisition to the Administrative Agent and the Lenders, which notice shall include the proposed closing date of such proposed acquisition and a description of the acquisition in the form customarily prepared by the US Borrower, not less than five (5) Business Days prior to such proposed closing date;

                  (v) such acquisition is approved by the board of directors (or a majority of the holders of the Capital Stock of such Person) of the Person whose assets or Capital Stock are being acquired pursuant to such acquisition;

                  (vi) no Default or Event of Default shall have occurred and be continuing both before and after giving effect to such proposed acquisition;

                  (vii) the US Borrower shall have demonstrated to the Administrative Agent pro forma compliance (as of the date of the proposed acquisition and after giving effect thereto and any Extensions of Credit made or to be made in connection therewith) with each covenant contained in, and in the manner set forth in, Article IX (provided that, with respect to Section 9.1, the US Borrower shall have demonstrated to the Administrative Agent that the Leverage Ratio is at least 0.25 below the applicable ratio set forth therein);

                  (viii) the US Borrower shall have delivered to the Administrative Agent such documents reasonably requested by the Administrative Agent or the Required Lenders (through the Administrative Agent) pursuant to
Section 8.10 to be delivered at the time required pursuant to Section 8.10; and

                  (ix) the US Borrower shall have obtained the prior written consent of the Administrative Agent and the Required Lenders prior to the consummation of such proposed acquisition if the aggregate amount of Permitted Acquisition Consideration payable in cash with respect to such proposed acquisition or series of related acquisitions, together with the aggregate


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amount of Permitted  Acquisition  Consideration paid in cash with respect to all acquisitions or series of related acquisitions consummated since the Closing Date, exceeds $300,000,000.

         (d) Hedging Agreements permitted pursuant to Section 10.1;

         (e) purchases of assets in the ordinary course of business;

         (f) investments in the form of loans and advances to employees in the ordinary course of business (including for travel, entertainment and relocation expenses), which, in the aggregate, do not exceed at any time $10,000,000.

         (g) intercompany loans and advances permitted pursuant to Section 10.1(i);

         (h) equity investments (i) by the US Borrower in any Guarantor, (ii) by any Subsidiary in the US Borrower, (iii) by any Subsidiary in any Guarantor or
(iv) by any Subsidiary that is not a Guarantor in any other Subsidiary that is not a Guarantor;

         (i) equity investments in, and loans and advances to, Subsidiaries that are not Guarantors in the ordinary course of business in an aggregate amount not to exceed $150,000,000 at any time;

         (j) investments by Finance Subsidiaries in any Subsidiary SPC used to effect a Permitted Asset Securitization;

         (k) intercompany investments, loans and advances arising in connection with pooled cash management activities of the US Borrower and its Subsidiaries;

         (l) investments accepted by the US Borrower or any Subsidiary in the ordinary course of business in satisfaction of unpaid obligations owed to it, and other de minimis investments acquired in the ordinary course of business; and

         (m) other additional investments not otherwise permitted pursuant to this Section 10.3 not exceeding $10,000,000 in the aggregate at any time.

         SECTION 10.4 Limitations on Mergers and Liquidation. Merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) assets (including the Capital Stock of Subsidiaries) constituting all or substantially all of the assets of the US Borrower and its Subsidiaries, taken as a whole (whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing (i) any Person may merge into the US Borrower in a transaction in which the US Borrower is the surviving corporation, (ii) any Person may merge into any Guarantor in a transaction in which the surviving entity is a Guarantor, (iii) any Person (other than the US Borrower or a Guarantor) may merge into a Subsidiary that is not a Guarantor in a transaction in which the surviving entity is a Subsidiary, (iv) asset transfers permitted by
Section  10.5 may be  effected by means of


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


mergers and (v) any Subsidiary may liquidate or dissolve if the US Borrower determines in good faith that such liquidation or dissolution is in the best interests of the US Borrower and is not materially disadvantageous to the Lenders; provided that any such merger involving a Person that is not a Wholly-Owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 10.3.

         SECTION 10.5 Limitations on Sale of Assets. Dispose of any of its property, business or assets (including, without limitation, the sale of any receivables and leasehold interests and any sale-leaseback or similar transaction), whether now owned or hereafter acquired except:

         (a) the sale and leasing of inventory in the ordinary course of business;

         (b) the Disposition of damaged, obsolete, unusable, worn out or surplus assets no longer used or usable in the business of the US Borrower or any Subsidiary thereof;

         (c) the Disposition of property by the US Borrower or any Subsidiary thereof to the US Borrower or any Guarantor;

         (d) the Disposition of property by any Subsidiary that is not a Guarantor to any other Subsidiary that is not a Guarantor;

         (e) other Dispositions of property by the US Borrower or any Guarantor to any Subsidiary that is not a Guarantor, but only to the extent permitted by
Section 10.4;

         (f) investments,  loans, advances and acquisitions permitted by Section
10.3 and restricted payments permitted by Section 10.6;

         (g) the transfer of equipment and related agreements to Finance Subsidiaries for sale or leasing to customers in the ordinary course of business;

         (h) the sale or discount without recourse of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof;

         (i) the Disposition of any Hedging Agreement;

         (j) sales of accounts, chattel paper or related rights pursuant to (i) a Permitted Asset Securitization or (ii) an asset securitization permitted pursuant to Section 10.1(k);

         (k) dispositions of Cash Equivalents;

         (l) sales or assignments of contracts or payment rights thereunder (and related equipment) relating to the lease or rental of equipment to customers in the ordinary course of business pursuant to the GE Program Agreements or other similar program agreements which are executed in connection with leasing or financing arrangements by third parties of products distributed by the US Borrower and its Subsidiaries and which contain terms and provisions


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


which are no broader in scope and obligation than the terms and provisions contained in the GE Program Agreements; and

         (m) dispositions of property (including sale-leasebacks of assets) not otherwise permitted by this Section 10.5 having a fair market value not to exceed $25,000,000 in the aggregate during any Fiscal Year.

         SECTION 10.6 Limitations on Dividends and Distributions. Declare or pay any dividends upon any of its Capital Stock; purchase, redeem, retire or otherwise acquire, directly or indirectly, any shares of its Capital Stock, or make any distribution of cash, property or assets among the holders of shares of its Capital Stock, or make any change in its capital structure which such change in its capital structure could reasonably be expected to have a Material Adverse Effect; provided that:

         (a) the US Borrower or any Subsidiary may pay dividends in shares of its own Capital Stock;

         (b) so long as no Default or Event of Default shall have occurred and be continuing both before and after giving effect to such payment of cash dividends, the US Borrower may pay cash dividends; provided that each payment of cash dividends must be made in compliance with the following criteria:

                  (i) during the period from the Closing Date through September 30, 2005, the aggregate amount of such payments of cash dividends may not exceed $35,000,000; and

                  (ii) for any Fiscal Year after September 30, 2005, the aggregate amount of such payments of cash dividends may not exceed an amount equal to fifty percent (50%) of Net Income of the US Borrower and its Subsidiaries for such Fiscal Year less any share repurchases made during such Fiscal Year as permitted per subsection (c) of this Section 10.6;

         (c) so long as no Default or Event of Default shall have occurred and be continuing both before and after giving effect to such share repurchase, the US Borrower may repurchase shares of its common stock in an amount not to exceed $250,000,000 during the term of this Agreement; provided that each share repurchase must be made in compliance with the following criteria:

                  (i) during the period from the Closing Date through September 30, 2005, the aggregate amount of such share repurchases may not exceed $150,000,000; and

                  (ii) for any Fiscal Year after September 30, 2005, the aggregate amount of such share repurchases may not exceed an amount equal to fifty percent (50%) of Net Income of the US Borrower and its Subsidiaries for such Fiscal Year less any cash dividends made during such Fiscal Year as permitted per subsection (b) of this Section 10.6;

                  provided that to the extent that, during any Fiscal Year after September 30, 2005, the basket set forth in this clause (ii) is fully utilized, the US Borrower may repurchase shares of


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


its common stock in an amount not to exceed the difference between the amount of share repurchases permitted pursuant to clause (i) above and the amount of share repurchases actually made pursuant to clause (i) (whether by virtue of (1) share repurchases made during the period from the Closing Date through September 30, 2005 or (2) additional share repurchases pursuant to this proviso in any subsequent Fiscal Year);

         (d) the US Borrower may repurchase (i) the June 2008 Notes and (ii) to the extent that the May 2007 Notes are not converted to common stock of the US Borrower, the May 2007 Notes, in each case so long as no Default or Event of Default shall have occurred and be continuing both before and after giving effect to such repurchase;

         (e) any Subsidiary may pay dividends to the US Borrower or a Guarantor;

         (f) any Subsidiary that is not a Guarantor may pay dividends to any other Subsidiary that is not a Guarantor; and

         (g) any Subsidiary may pay dividends to third party owners of its Capital Stock in connection with the dividends paid pursuant to subsections (e) and (f) of this Section 10.6 in an amount equal to such third party's ratable percentage of such dividends.

         SECTION 10.7 Limitations on Exchange and Issuance of Capital Stock. Issue, sell or otherwise dispose of any class or series of Capital Stock that, by its terms or by the terms of any security into which it is convertible or exchangeable, is, or upon the happening of an event or passage of time would be,
(a) convertible or exchangeable into Indebtedness  prior to September 1, 2008 or
(b) required to be redeemed or repurchased, including at the option of the holder, in whole or in part, or has, or upon the happening of an event or passage of time would have, a redemption or similar payment due prior to September 1, 2008.

         SECTION 10.8 Transactions with Affiliates. Except for Permitted Asset Securitizations, transactions permitted by Sections 10.3, 10.6, 10.7 and those transactions existing on the Closing Date and identified on Schedule 10.8 directly or indirectly (a) make any loan or advance to, or purchase or assume any note or other obligation to or from, any of its officers, directors, shareholders or other Affiliates, or to or from any member of the immediate family of any of its officers, directors, shareholders or other Affiliates, or subcontract any operations to any of its Affiliates or (b) enter into, or be a party to, any other transaction not described in clause (a) above with any of its Affiliates, except pursuant to the reasonable requirements of its business and upon fair and reasonable terms that are no less favorable to it than it would obtain in a comparable arm's length transaction with a Person not its Affiliate.

         SECTION 10.9      Certain Accounting Changes; Organizational Documents.

         (a) Permit the US Borrower or any Domestic Subsidiary to change its Fiscal Year end, or make any change in its accounting treatment and reporting practices except as required by GAAP; or


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


         (b) Amend, modify or change its articles of incorporation (or corporate charter or other similar organizational documents) or amend, modify or change its bylaws (or other similar documents) in any manner adverse in any respect to the rights or interests of the Lenders.

         SECTION 10.10 Amendments; Payments and Prepayments of Subordinated Indebtedness.

         (a) Amend or modify (or permit the modification or amendment of) any of the terms or provisions of any Subordinated Indebtedness in any manner adverse in any material respect to the rights and interests of the Lenders, or cancel or forgive, make any voluntary or optional payment or prepayment on, or redeem or acquire for value (including, without limitation, by way of depositing with any trustee with respect thereto money or securities before due for the purpose of paying when due) any Subordinated Indebtedness (other than repurchases of the May 2007 Notes pursuant to Sections 10.3 and 10.6).

         (b) Make any voluntary or optional prepayment on, or redeem or acquire for value (including, without limitation, by way of depositing with any trustee with respect thereto money or securities before due for the purpose of paying when due) any Restricted Indebtedness (other than the May 2007 Notes to the extent a repurchase of the May 2007 Notes would be permitted under Section 10.6(d)); provided that, so long as no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such transactions:

                  (i) the US Borrower or any Subsidiary thereof may make any such prepayment of Restricted Indebtedness that matures prior to March 1, 2008;

                  (ii) the US Borrower or any Subsidiary thereof may make any such prepayment of Indebtedness under any revolving credit facility, revolving line of credit or similar arrangement;

                  (iii) the US Borrower or any Subsidiary thereof may make any such prepayment of Restricted Indebtedness with excess cash not required for working capital or for the satisfaction of mandatory payment obligations (provided that (A) neither the US Borrower nor any Subsidiary thereof shall incur additional Indebtedness (including under this Agreement) to make any such voluntary or optional prepayment of such Restricted Indebtedness and (B) there shall be no outstanding Extensions of Credit under this Agreement at the time of such prepayment); and

                  (iv) the US Borrower or any Subsidiary thereof may make any such prepayment of Restricted Indebtedness with the proceeds of Indebtedness incurred to refinance such Restricted Indebtedness ("Refinancing Indebtedness") so long as such Refinancing Indebtedness (A) either (1) matures after March 1, 2008 or (2) has a weighted average life to maturity not less than that of the Indebtedness being refinanced and (B) contains terms and conditions in respect of mandatory prepayment or redemption events and events of default and priority ranking which are not less favorable to the Lenders than the Indebtedness being refinanced.


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         SECTION 10.11     Restrictive Agreements.

         (a) Enter into any Indebtedness (i) which contains any negative pledge more restrictive than the provisions of Section 10.2 hereof, or (ii) which restricts, limits or otherwise encumbers its ability to incur Liens on or with respect to any of its assets or properties other than the assets or properties securing such Indebtedness or (b) enter into or permit to exist any agreement or instrument which by its terms impairs, restricts, limits or otherwise encumbers (by covenant or otherwise) the ability of any Subsidiary of the US Borrower to make any payment to the US Borrower or any Subsidiary thereof (in the form of dividends, distributions or intercompany loans or advances) for the purpose of enabling the Borrowers to pay the Obligations; provided that:

                  (A)  the  foregoing  shall  not  apply  to  restrictions   and
         conditions imposed by law or by the Loan Documents;

                  (B) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 10.11 (but shall apply to any amendment or modification expanding the scope of any such restriction or condition);

                  (C) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary or of any assets pending such sale (provided that such restrictions and conditions apply only to the Subsidiary or assets, as the case may be, to be sold and such sale is permitted hereunder);

                  (D) clause (a)(ii) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness;

                  (E) clause (a)(ii) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof,

                  (F) the foregoing will not prohibit customary restrictions and conditions imposed by any agreement relating to any Permitted Asset Securitization or securitizations by Foreign Subsidiaries permitted by
         Section 10.1(k), including restrictions on the transfer or encumbrance of the assets subject to any such transaction or on dividends, distributions or other transfers by any trust, partnership, corporation or other entity used to facilitate any such transaction; and

                  (G) the foregoing shall not prohibit the incurrence of Equal and Ratable Indebtedness, so long as at the time of such incurrence and after giving pro forma effect thereto, the US Borrower and its Subsidiaries are in compliance with Section 9.5 and the Administrative Agent has received an Officer's Compliance Certificate certifying as to such compliance.


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


         SECTION 10.12 Nature of Business. Engage to any material extent in any business other than businesses of the type conducted by the US Borrower and its Subsidiaries on the Closing Date and businesses reasonably related thereto.

         SECTION 10.13 Impairment of Security Interests. Take or omit to take any action, which might or would have the result of materially impairing the security interests in favor of the Collateral Agent with respect to the Collateral or grant to any Person (other than the Collateral Agent for the benefit of itself and the Secured Parties pursuant to the Security Documents) any interest whatsoever in the Collateral, except for Permitted Liens and asset transfers permitted under Section 10.5.

         SECTION 10.14 Ratings Trigger Event. Enter into, incur or permit to exist any agreement or other arrangement which contains Ratings Trigger Events.

         SECTION 10.15     IKON Office Solutions Foundation, Inc.

         (a) Permit IKON Office Solutions Foundation, Inc. to engage in any business, operations or activities other than as a charitable foundation in accordance with the requirements of Section 501(c)(3) of the Code.

         (b) (i) Make any investment in IKON Office Solutions Foundation,  Inc.,
(ii) make or permit to exist, directly or indirectly, any loans, advances or extensions of credit to, or any investment in cash in, or by delivery of property to, IKON Office Solutions Foundation, Inc. or (iii) incur any
Indebtedness (including any Guaranty Obligations) with respect to any Indebtedness of IKON Office Solutions Foundation, Inc.; provided that the US Borrower may make capital contributions to IKON Office Solutions Foundation, Inc. during any Fiscal Year in an amount not to exceed one percent (1%) of the Net Income of the US Borrower and its Subsidiaries for the prior Fiscal Year, so long as no Default or Event of Default shall have occurred and be continuing both before and after giving effect to any such capital contribution.


                                   ARTICLE XI

                       UNCONDITIONAL US BORROWER GUARANTY
                       ----------------------------------

         SECTION 11.1 Guaranty of Obligations. The US Borrower hereby unconditionally guarantees to the Administrative Agent for the ratable benefit of the Administrative Agent and the Lenders, and their respective successors, endorsees, transferees and assigns, the prompt payment of all Obligations of the UK Borrower, whether primary or secondary (whether by way of endorsement or otherwise), whether now existing or hereafter arising, whether or not from time to time reduced or extinguished (except by payment thereof) or hereafter increased or incurred, whether or not recovery may be or hereafter become barred by the statute of limitations, whether enforceable or unenforceable as against the UK Borrower, whether or not discharged, stayed or otherwise affected by any bankruptcy, insolvency or other similar law or proceeding, whether created directly with the Administrative Agent or any Lender or acquired by the Administrative Agent or any Lender through assignment, endorsement or


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otherwise,  whether matured or unmatured,  whether joint or several, as and when the same become due and payable (whether at maturity or earlier, by reason of acceleration, mandatory repayment or otherwise), in accordance with the terms of any such instruments evidencing any such obligations, including all renewals, extensions or modifications thereof (all Obligations of the UK Borrower to the Administrative Agent and the Lenders, including all of the foregoing, being hereinafter collectively referred to as the "IKON Guaranteed Obligations").

         SECTION 11.2 Nature of Guaranty. The US Borrower agrees that this US Borrower Guaranty is a continuing, unconditional guaranty of payment and not of collection, and that its obligations under this US Borrower Guaranty shall be primary, absolute and unconditional, irrespective of, and unaffected by (a) the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Agreement or any other Loan Document or any other agreement, document or instrument to which the UK Borrower is or may become a party, (b) the absence of any action to enforce this US Borrower Guaranty, this Agreement or any other Loan Document or the waiver or consent by the Administrative Agent or any Lender with respect to any of the provisions of this US Borrower Guaranty, this Agreement or any other Loan Document, (c) the existence, value or condition of, or failure to perfect a Lien, if any, against, any security for or other guaranty of the IKON Guaranteed Obligations or any action, or the absence of any action, by the Administrative Agent or any Lender in respect of such security or guaranty (including, without limitation, the release of any such security or guaranty), (d) any structural change in, restructuring of or other similar change of the UK Borrower or any of its Subsidiaries or (e) any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor; it being agreed by the US Borrower that its obligations under this US Borrower Guaranty shall not be discharged until the final and indefeasible payment, in full, of the IKON Guaranteed Obligations and the termination of the Commitments. To the extent permitted by law, the US Borrower expressly waives all rights it may now or in the future have under any statute (including, without limitation, North Carolina General Statutes Section 26-7, et seq. or similar law), or at law or in equity, or otherwise, to compel the Administrative Agent or any Lender to proceed in respect of the IKON Guaranteed Obligations against the UK Borrower, any other guarantor or any other party or against any security for or other guaranty of the payment of the IKON Guaranteed Obligations before proceeding against, or as a condition to proceeding against, the US Borrower. To the extent permitted by law, the US Borrower further expressly waives and agrees not to assert or take advantage of any defense based upon the failure of the Administrative Agent or any Lender to commence an action in respect of the IKON Guaranteed Obligations against the UK Borrower, the US Borrower, any other guarantor or any other party or any security for the payment of the IKON Guaranteed Obligations. The US
Borrower agrees that any notice or directive given at any time to the Administrative Agent or any Lender which is inconsistent with the waivers in the preceding two sentences shall be null and void and may be ignored by the Administrative Agent or such Lender, and, in addition, may not be pleaded or introduced as evidence in any litigation relating to this US Borrower Guaranty for the reason that such pleading or introduction would be at variance with the written terms of this US Borrower Guaranty, unless the Administrative Agent and the Required Lenders have specifically agreed otherwise in writing. The foregoing waivers are of the essence of the transaction contemplated by the Loan Documents and, but for this US Borrower Guaranty and such waivers, the Administrative Agent and the Lenders would decline to enter into this Agreement.


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         SECTION  11.3 Demand by the  Administrative  Agent.  In addition to the terms set forth in Section 11.2, and in no manner imposing any limitation on such terms, if all or any portion of the then outstanding IKON Guaranteed Obligations under this Agreement are declared to be immediately due and payable in accordance with the terms of this Agreement, then the US Borrower shall, upon demand in writing therefor by the Administrative Agent to the US Borrower, pay all or such portion of the outstanding IKON Guaranteed Obligations then declared due and payable. Payment by the US Borrower shall be made to the Administrative Agent, to be credited and applied upon the IKON Guaranteed Obligations, in immediately available funds to an account designated by the Administrative Agent or at the Administrative Agent's Office or at any other address that may be specified in writing from time to time by the Administrative Agent.

         SECTION 11.4 Waivers. In addition to the waivers contained in Section 11.2, the US Borrower waives, and agrees that it shall not at any time insist upon, plead or in any manner whatever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshalling of assets or redemption laws, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by the US Borrower of its obligations under, or the enforcement by the Administrative Agent or the Lenders of, this US Borrower Guaranty. The US Borrower further hereby waives diligence, presentment, demand, protest and notice of whatever kind or nature with respect to any of the IKON Guaranteed Obligations and waives the benefit of all provisions of law which are or might be in conflict with the terms of this US Borrower Guaranty. The US Borrower represents, warrants and agrees that its obligations under this US Borrower Guaranty are not and shall not be subject to any counterclaims, offsets or defenses of any kind against the Administrative Agent, the Lenders or the UK Borrower whether now existing or which may arise in the future.

         SECTION 11.5 Modification of Loan Documents etc. If the Administrative Agent or the Lenders shall at any time or from time to time, with or without the consent of, or notice to, the US Borrower (a) change or extend the manner, place or terms of payment of, or renew or alter all or any portion of, the IKON Guaranteed Obligations, (b) take any action under or in respect of the Loan Documents in the exercise of any remedy, power or privilege contained therein or available to it at law, in equity or otherwise, or waive or refrain from exercising any such remedies, powers or privileges, (c) amend or modify, in any manner whatsoever, the Loan Documents, (d) extend or waive the time for performance by the US Borrower, any other guarantor, the UK Borrower or any other Person of, or compliance with, any term, covenant or agreement on its part to be performed or observed under a Loan Document (other than this US Borrower Guaranty), or waive such performance or compliance or consent to a failure of, or departure from, such performance or compliance, (e) take and hold security or collateral for the payment of the IKON Guaranteed Obligations or sell, exchange, release, dispose of, or otherwise deal with, any property pledged, mortgaged or conveyed, or in which the Administrative Agent or any Lender has been granted a Lien, to secure any Indebtedness of the US Borrower, any other guarantor or the UK Borrower to the Administrative Agent or any Lender, (f) release anyone who may be liable in any manner for the payment of any amounts owed by the US Borrower, any other guarantor or the UK Borrower to the Administrative Agent or any Lender, (g) modify or terminate the terms of any intercreditor or subordination agreement pursuant to


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which claims of other  creditors of the US Borrower,  any other guarantor or the
UK Borrower are subordinated to the claims of the Administrative Agent or any Lender or (h) apply any sums by whomever paid or however realized to any IKON Guaranteed Obligations owing by the US Borrower, any other guarantor or the UK Borrower to the Administrative Agent or any Lender in such manner as the Administrative Agent or any Lender shall determine in its reasonable discretion; then neither the Administrative Agent nor any Lender shall incur any liability to the US Borrower as a result thereof, and no such action shall impair or release the obligations of the US Borrower under this US Borrower Guaranty.

         SECTION 11.6 Reinstatement. The US Borrower agrees that, if any payment made by the UK Borrower or any other Person applied to the Obligations is at any time annulled, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of any collateral are required to be returned by the Administrative Agent or any Lender to the UK Borrower, its estate, trustee, receiver, liquidator, administrator or any other party, including, without limitation, the US Borrower, under any Applicable Law or equitable cause, then, to the extent of such payment or repayment, the US Borrower's liability hereunder shall be and remain in full force and effect, as fully as if such payment had never been made, and, if prior thereto, this US Borrower Guaranty shall have been canceled or surrendered, this US Borrower Guaranty shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of the US Borrower in respect of the amount of such payment.

         SECTION 11.7 No Subrogation. Notwithstanding any payment or payments by the US Borrower hereunder, or any set-off or application of funds of the US Borrower by the Administrative Agent or any Lender, or the receipt of any amounts by the Administrative Agent or any Lender with respect to any of the IKON Guaranteed Obligations, the US Borrower shall not be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against the UK Borrower or any other guarantor or against any collateral security held by the Administrative Agent or any Lender for the payment of the IKON Guaranteed Obligations nor shall the US Borrower seek any reimbursement from the UK Borrower or any of the other guarantors in respect of payments made by the US Borrower in connection with the IKON Guaranteed Obligations, until all amounts owing to the Administrative Agent and the Lenders on account of the IKON Guaranteed Obligations are paid in full and the Aggregate Commitment is terminated. If any amount shall be paid to the US Borrower on account of such subrogation rights at any time when all of the IKON Guaranteed Obligations shall not have been paid in full, such amount shall be held by the US Borrower in trust for the Administrative Agent, segregated from other funds of the US Borrower, and shall, forthwith upon receipt by the US Borrower, be turned over to the Administrative Agent in the exact form received by the US Borrower (duly endorsed by the US Borrower to the Administrative Agent, if required) to be applied against the IKON Guaranteed Obligations, whether matured or unmatured, in such order as set forth herein.


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                                   ARTICLE XII

                              DEFAULT AND REMEDIES
                              --------------------

         SECTION 12.1 Events of Default. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any Governmental Authority or otherwise:

         (a) Default in Payment of Principal of Loans and Reimbursement Obligations. The Borrowers shall default in any payment of principal of any Loan, Note or Reimbursement Obligation when and as due (whether at maturity, by reason of acceleration or otherwise).

         (b) Other Payment Default. The Borrowers shall default in the payment when and as due (whether at maturity, by reason of acceleration or otherwise) of interest on any Loan, Note or Reimbursement Obligation or the payment of any other Obligation, and such default shall continue for a period of three (3) Business Days.

         (c) Misrepresentation. Any representation or warranty made or deemed to be made by the Borrowers or any Subsidiary thereof under this Agreement, any other Loan Document or any amendment hereto or thereto, shall at any time prove to have been incorrect or misleading in any material respect when made or deemed made.

         (d) Default in Performance of Certain  Covenants.  The Borrowers  shall
(i) default in the performance or observance of any covenant or agreement contained in Sections 5.4, 7.2 or 7.5(a) or Articles IX or X of this Agreement or (ii) default in the performance or observance of any of the covenants or agreements contained in Section 7.1 and such default shall continue for a period of fifteen (15) days.

         (e) Default in Performance of Other Covenants and Conditions. The Borrowers or any Subsidiary thereof shall default in the performance or observance of any term, covenant, condition or agreement contained in this Agreement (other than as specifically provided for otherwise in this Section 12.1) or any other Loan Document and such default shall continue for a period of thirty (30) days after written notice thereof has been given to the US Borrower by the Administrative Agent.

         (f) Indebtedness Cross-Default. The Borrowers or any Subsidiary thereof shall (i) default in the payment of any Indebtedness (other than the Loans or Notes or any Reimbursement Obligation) the aggregate outstanding amount of which Indebtedness is in excess of $15,000,000 beyond the period of grace if any, provided in the instrument or agreement under which such Indebtedness was created, or (ii) default in the observance or performance of any other agreement or condition relating to any Indebtedness (other than the Loans or Notes or any Reimbursement Obligation) the aggregate outstanding amount of which Indebtedness is in excess of $15,000,000 or contained in any instrument or agreement evidencing, securing or relating thereto or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders


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of such Indebtedness (or a trustee or agent on behalf of such holder or holders)
to cause, with the giving of notice if required, any such Indebtedness to become due or to require the prepayment, repurchase, redemption or defeasance thereof prior to its stated maturity (any applicable grace period having expired); provided that this clause (f) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness.

         (g) Other Cross-Defaults. The Borrowers or any Subsidiary thereof shall default in the payment when due, or in the performance or observance, of any obligation or condition of any Material Contract unless such default would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.

         (h) Change in Control. (i) Any person or group of persons (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended), other than any pension or other benefit plan for officers, employees or directors of the US Borrower and its Subsidiaries, shall obtain ownership or control in one or more series of transactions of more than thirty percent (30%) of the common stock or thirty percent (30%) of the voting power of the US Borrower entitled to vote in the election of members of the board of directors of the US Borrower or (ii) the occupation of a majority of the seats (other than vacant seats) on the board of directors of the US Borrower by Persons who were neither (A) nominated by the board of directors of the US Borrower nor (B) appointed by directors so nominated (each such event, a "Change in Control").

         (i) Voluntary Bankruptcy Proceeding. The US Borrower or any Subsidiary thereof shall (i) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts), (ii) file a petition, make an application or take any step (including convening a meeting) seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up, composition, assignment or arrangement for adjustment of debts, (iii) consent to or fail to contest in a timely and appropriate manner any petition filed or application made against it in an involuntary case under such bankruptcy laws or other laws, (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, administrator, administrative receiver, manager or liquidator of itself or of a substantial part of its property, domestic or foreign, (v) admit in writing its inability to pay its debts as they become due, (vi) make a general assignment for the benefit of creditors, or (vii) take any corporate action for the purpose of authorizing any of the foregoing.

         (j) Involuntary Bankruptcy Proceeding.

                  (i) a case or other proceeding shall be commenced against the US Borrower or any Subsidiary thereof in any court of competent jurisdiction seeking (A) relief under the federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts, or (b) the appointment of a trustee, receiver, custodian, liquidator, administrator, administrative receiver, manager or the like for the US Borrower or any Subsidiary thereof or for all or any substantial part of their respective assets, domestic or foreign, and such case (save in the case of


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the  appointment  of an  administrator)  or proceeding  shall  continue  without dismissal or stay for a period of sixty (60) consecutive days, or an order granting the relief requested in such case or proceeding (including, but not limited to, an order for relief under such federal bankruptcy laws) shall be entered;

                  (ii) any Subsidiary organized under the laws of England and Wales or Scotland is deemed unable to pay its debts within the meaning of
Section 123 of the Insolvency Act 1986 or becomes unable to pay its debts as they become due or otherwise becomes insolvent; or

                  (iii) any order is made or any resolution passed for the winding-up or administration of any Subsidiary except for the purposes of a solvent amalgamation or reconstruction previously approved by the Required Lenders in writing.

         (k) Failure of Agreements. Any provision of this Agreement or any provision of any other Loan Document shall for any reason cease to be valid and binding on the US Borrower or Subsidiary party thereto or any such Person shall so state in writing, or this Agreement or any other Loan Document shall for any reason cease to create a valid and perfected first priority Lien on, or security interest in, any of the collateral purported to be covered thereby, in each case other than in accordance with the express terms hereof or thereof.

         (l) Termination  Event. The occurrence of any of the following  events:
(i) the US Borrower or any ERISA Affiliate fails to make full payment when due of all amounts which, under the provisions of any Pension Plan or Section 412 of the Code, the US Borrower or any ERISA Affiliate is required to pay as contributions thereto and the failure to pay such amount could reasonably be expected to have a Material Adverse Effect, (ii) an accumulated funding deficiency in excess of $15,000,000 occurs or exists, whether or not waived, with respect to any Pension Plan, (iii) a Termination Event or (iv) the US Borrower or any ERISA Affiliate as employers under one or more Multiemployer Plans makes a complete or partial withdrawal from any such Multiemployer Plan and the plan sponsor of such Multiemployer Plans notifies such withdrawing employer that such employer has incurred a withdrawal liability requiring payments in an amount exceeding $15,000,000.

         (m) Judgment. One or more judgments or orders for the payment of money in an aggregate amount in excess of $15,000,000 shall be rendered against the US Borrower or any Subsidiary thereof and the same shall remain undischarged for a period of thirty (30) consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the US Borrower or any Subsidiary to enforce any such judgment.

         (n) Environmental. Any one or more Environmental Claims shall have been asserted against the US Borrower or any Subsidiary thereof; the US Borrower and its Subsidiaries would be reasonable likely to incur liability as a result thereof; and such liability would be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.


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         SECTION 12.2 Remedies. Upon the occurrence of an Event of Default, with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the US Borrower:

         (a) Acceleration; Termination of Facilities. Declare the principal of and interest on the Loans, the Notes and the Reimbursement Obligations at the time outstanding, and all other amounts owed to the Lenders and to the Administrative Agent under this Agreement or any of the other Loan Documents (including, without limitation, all L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented or shall be entitled to present the documents required thereunder) and all other Obligations (other than Hedging Obligations), to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or the other Loan Documents to the contrary notwithstanding, and terminate the Credit Facility and any right of the Borrowers to request borrowings or Letters of Credit thereunder; provided, that upon the occurrence of a Bankruptcy Event of Default, the Credit Facility shall be automatically terminated and all Obligations (other than Hedging Obligations) shall automatically become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or in any other Loan Document to the contrary notwithstanding.

         (b) Letters of Credit. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, require the Borrowers at such time to, and the Borrowers shall, deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay the other Obligations on a pro rata basis. After all such Letters of Credit shall have expired or been fully drawn upon, the Reimbursement Obligation shall have been satisfied and all other Obligations shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrowers.

         (c) Rights of Collection. Exercise on behalf of the Lenders all of its other rights and remedies under this Agreement, the other Loan Documents and Applicable Law, in order to satisfy all of the Borrowers' Obligations.

         SECTION 12.3 Rights and Remedies Cumulative; Non-Waiver; etc. The enumeration of the rights and remedies of the Administrative Agent and the Lenders set forth in this Agreement is not intended to be exhaustive and the exercise by the Administrative Agent and the Lenders of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the other Loan Documents or that may now or hereafter exist at law or in equity or by suit or otherwise. No delay or failure to take action on the part of the Administrative Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege


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preclude  any other or further  exercise  thereof or the  exercise  of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between the Borrowers, the Administrative Agent and the Lenders or their respective agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any of the other Loan Documents or to constitute a waiver of any Event of Default.

         SECTION 12.4 Crediting of Payments and Proceeds. In the event that the Borrowers shall fail to pay any of the Obligations when due and the Obligations have been accelerated pursuant to Section 12.2, all payments received by the Lenders upon the Obligations and all net proceeds from the enforcement of the Obligations shall be applied:

         First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts, including attorney fees, payable to the Administrative Agent in its capacity as such and the Issuing Lender in its capacity as such (ratably among the Administrative Agent and the Issuing Lender in proportion to the respective amounts described in this clause First payable to them);

         Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders, including attorney fees (ratably among the Lenders in proportion to the respective amounts described in this clause Second payable to them);

         Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and Reimbursement Obligations and any Hedging Obligations (including any termination payments and any accrued and unpaid interest thereon) (ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them);

         Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and Reimbursement Obligations (ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them);

         Fifth, to the Administrative Agent for the account of the Issuing Lender, to cash collateralize any L/C Obligations then outstanding; and

         Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrowers or as otherwise required by Law.

         SECTION 12.5 Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the US Borrower or any Subsidiary thereof, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered, by intervention in such proceeding or otherwise:


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         (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, the L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 3.3, 4.3 and 14.3) allowed in such judicial proceeding; and

         (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 4.3 and 14.3.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

         SECTION 12.6               Judgment Currency.

         (a) The obligation of the Borrowers to make payments of the principal of and interest on the Notes and the obligation of any such Person to make payments of any other amounts payable hereunder or pursuant to any other Loan Document in the currency specified for such payment shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment, which is expressed in or converted into any other currency, except to the extent that such tender or recovery shall result in the actual receipt by each of the Administrative Agent and Lenders of the full amount of the particular Permitted Currency expressed to be payable pursuant to the applicable Loan Document. The Administrative Agent shall, using all amounts obtained or received from the Borrowers pursuant to any such tender or recovery in payment of principal of and interest on the Obligations, promptly purchase the applicable currency at the most favorable spot exchange rate determined by the Administrative Agent to be available to it. The obligation of the Borrowers to make payments in the applicable currency shall be enforceable as an alternative or additional cause of action solely for the purpose of recovering in the applicable currency the amount, if any, by which such actual receipt shall fall short of the full amount of the currency expressed to be payable pursuant to the applicable Loan Document.

         (b) Without limiting Section 12.6(a), the Borrowers shall indemnify and hold harmless the Administrative Agent, the Lenders and the Issuing Lender, as applicable, against any loss incurred by the Administrative Agent, any Lender or the Issuing Lender as a result of any payment or recovery described in Section 12.6(a) and as a result of any variation having


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occurred in rates of exchange  between the date of any such amount  becoming due under this Agreement or any other Loan Document and the date of actual payment thereof. The foregoing indemnity shall constitute a separate and independent obligation of the Borrowers and shall continue in full force and effect notwithstanding any such payment or recovery.


                                  ARTICLE XIII

                            THE ADMINISTRATIVE AGENT
                            ------------------------

         SECTION 13.1      Appointment and Authority.

         (a) Each of the Lenders and the Issuing Lender hereby irrevocably appoints Wachovia to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers and trusts as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Lender, and neither the Borrowers nor any Subsidiary thereof shall have rights as a third party beneficiary of any of such provisions.

         (b) For the avoidance of doubt, as set forth in the definition of Administrative Agent, (i) each reference thereto in this Agreement, including, without limitation, Articles XII, XIII and XIV, shall include Wachovia in its capacity Collateral Agent and (ii) the appointment and authorization set forth in subsection (a) above shall include the appointment of Wachovia to act as the Collateral Agent under this Agreement and the other Loan Documents (including, without limitation, the Security Documents) and the authorization for the Collateral Agent to take such actions on behalf of the Lenders and to exercise such powers and trusts and perform such duties as are delegated to the Collateral Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.

         SECTION 13.2 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrowers or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

         SECTION 13.3 Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein, in the other Loan Documents (including its duties, solely in its capacity as security trustee, under the English Security Documents) . Without limiting the generality of the foregoing, the Administrative Agent:


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         (a) shall not be  subject to any  fiduciary  or other  implied  duties, regardless of whether a Default has occurred and is continuing (other than its duties, solely in its capacity as security trustee, under the English Security Documents);

         (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except (i) to the extent required to be taken, solely in its capacity as security trustee, under the English Security Documents and (ii) discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or Applicable Law; and

         (c) shall not,  except as  expressly  set forth herein and in the other
Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrowers or any of their Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 14.11 and Section 12.2) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrowers, a Lender or the Issuing Lender.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article V or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

         SECTION 13.4 Reliance by the Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a


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Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender or the Issuing
Lender unless the Administrative Agent shall have received notice to the contrary from such Lender or the Issuing Lender prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

         SECTION 13.5 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights, powers and trusts hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights, powers and trusts by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

         SECTION 13.6      Resignation of Administrative Agent.

         (a) The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Lender and the Borrowers. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrowers, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the Issuing Lender, appoint a successor Administrative Agent meeting the qualifications set forth above provided that if the Administrative Agent shall notify the Borrowers and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the Issuing Lender under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the Issuing Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this paragraph. Upon the acceptance of a successor's appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, trusts, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this paragraph). The fees payable by the Borrowers to a successor Administrative Agent shall be the


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same as those payable to its  predecessor  unless  otherwise  agreed between the
Borrowers  and  such  successor.   After  the  retiring  Administrative  Agent's
resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 14.2 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

         (b) Any resignation by Wachovia as Administrative Agent pursuant to this Section 13.6 shall also constitute its resignation as Issuing Lender, Alternative Currency Lender and Swingline Lender. Upon the acceptance of a successor's appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, trusts, privileges and duties of the retiring Issuing Lender, Alternative Currency and Swingline Lender, (b) the retiring Issuing Lender, Alternative Currency Lender and Swingline Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor Issuing Lender shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangement satisfactory to the retiring Issuing Lender to effectively assume the obligations of the retiring Issuing Lender with respect to such Letters of Credit.

         SECTION 13.7 Non-Reliance on Administrative Agent and Other Lenders. Each Lender and the Issuing Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the Issuing Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

         SECTION 13.8 No Other Duties, etc. Anything herein to the contrary notwithstanding, none of the syndication agents, documentation agents, co-agents, book manager, lead manager, arranger, lead arranger or co-arranger listed on the cover page or signature pages hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent (including, without limitation, in its capacity as the Collateral Agent), a Lender or the Issuing Lender hereunder.

         SECTION 13.9 Collateral and Guaranty Matters. The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion:

         (a) to release any Lien on any Collateral granted to or held by the Administrative Agent, for the ratable benefit of itself and the Lenders, under any Loan Document (i) upon repayment of the outstanding principal of and all accrued interest on the Loans, payment of all outstanding fees and expenses hereunder, the termination of the Lenders' Commitments and the expiration or termination of all Letters of Credit, (ii) that is sold or to be sold as part of or in


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connection  with any sale permitted  hereunder or under any other Loan Document, or (iii) subject to Section 14.11, if approved, authorized or ratified in writing by the Required Lenders;

         (b) to subordinate any Lien on any Collateral granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such Collateral that is permitted by Section 10.2(m);

         (c) to release any Guarantor from its obligations under the Guaranty Agreement if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder; and

         (d) in the event that the US Borrower enters into a Permitted Asset Securitization and notifies the Administrative Agent of such transaction and the need for an intercreditor agreement or similar arrangement, to negotiate in good faith with the US Borrower, and the US Borrower agrees to negotiate in good faith with the Administrative Agent, mutually satisfactory intercreditor agreements and other arrangements solely with respect to any control agreements relating to deposit accounts to which the US Borrower and the Administrative Agent are parties and to execute and deliver release documents, in each case to the extent necessary to provide for the identification and segregation of the proceeds of any sold receivables that are the subject of such Permitted Asset Securitization and the transfer thereof, free and clear of any Liens in favor of the Administrative Agent, to the purchasers thereof.

Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent's authority to release or subordinate its interest in particular types or items of property, to enter into intercreditor agreements or to release any Guarantor from its obligations under the Guaranty Agreement pursuant to this Section 13.9.


                                   ARTICLE XIV

                                  MISCELLANEOUS
                                  -------------

         SECTION 14.1      Notices.

         (a) Method of Communication. Except as otherwise provided in this Agreement, all notices and communications hereunder shall be in writing (for purposes hereof, the term "writing" shall include information in electronic format such as electronic mail and internet web pages), or by telephone subsequently confirmed in writing. Any notice shall be effective if delivered by hand delivery or sent via electronic mail, posting on an internet web page, telecopy, recognized overnight courier service or certified mail, return receipt requested, and shall be presumed to be received by a party hereto (i) on the date of delivery if delivered by hand or sent by electronic mail, posting on an internet web page, telecopy, (ii) on the next Business Day if sent by recognized overnight courier service and (iii) on the third Business Day following the date sent by certified mail, return receipt requested. A telephonic notice to the Administrative Agent as understood by the Administrative Agent will be deemed to be the controlling and proper notice in the event of a discrepancy with or failure to receive a confirming written notice.


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         (b) Addresses for Notices.  Notices to any party shall be sent to it at the following addresses, or any other address as to which all the other parties are notified in writing.

         If to the US Borrower on
           behalf of itself and the
           UK Borrower:             IKON Office Solutions, Inc.
                                    70 Valley Stream Parkway
                                    Malvern, Pennsylvania 19355
                                    Attn:    Kathleen M. Burns,
                                             Vice President and Treasurer
                                    Telephone No.: (610) 408-7165
                                    Telecopy No.: (610) 408-7022

         With copies to:            Cravath, Swaine & Moore LLP
                                    Worldwide Plaza
                                    825 Eighth Avenue
                                    New York, New York 10019
                                    Attention: Jim Cooper
                                    Telephone No.: (212) 474-1326
                                    Telecopy No.: (212) 474-3700

         If to Wachovia as          Wachovia Bank, National Association
          Administrative Agent:     Charlotte Plaza, CP-8
                                    201 South College Street
                                    Charlotte, North Carolina 28288-0680
                                    Attention:  Syndication Agency Services
                                    Telephone No.:  (704) 374-2698
                                    Telecopy No.:  (704) 383-0288

         With copies to:            Wachovia Bank, National Association
                                    One Wachovia Center
                                    Charlotte, North Carolina 28288
                                    Attention: Will Goley
                                    Telephone No.: (704) 383-8180
                                    Telecopy No.: (704) 383-7611

         If to Wachovia as          Wachovia Bank, National Association, London
                                    Branch
          Administrative Agent's    3 Bishopsgate
          Correspondent:            London 3C2N 3AB
                                    United Kingdom
                                    Attn:  Ms. Maureen Hart
                                    Telephone No.:  +44 (0) 207 956 4309
                                    Telecopy No.:   +44 (0) 207 929 4644

         If to any Lender:          To the address set forth on Schedule 1.1(a)


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         (c)  Administrative  Agent's Office.  The  Administrative  Agent hereby designates its office located at the address set forth above, or any subsequent office which shall have been specified for such purpose by written notice to the US Borrower, on behalf of itself and the UK Borrower, and Lenders, as the Administrative Agent's Office referred to herein, to which payments due are to be made and at which Loans will be disbursed and Letters of Credit issued, except for Alternative Currency Loans, to which payments due are to be made at the office of the Administrative Agent's Correspondent. Notwithstanding the foregoing, the Administrative Agent shall be entitled to perform its obligations and duties hereunder and other the other Loan Documents from any of its respective offices. In addition to the foregoing, the Administrative Agent shall provide the US Borrower with reasonable notice of any redesignation of its Administrative Agent's Correspondent from Wachovia Bank, National Association, London Branch.

         SECTION 14.2      Expenses; Indemnity.

         (a) Costs and Expenses. The Borrowers shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Lender or the Issuing Lender (including the reasonable fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the Issuing Lender) in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section 14.2, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

         (b) Indemnification by the Borrowers. The Borrowers shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the Issuing Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Borrower or any Subsidiary thereof arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or


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Release of Hazardous  Materials on or from any property owned or operated by the
Borrowers or any of their Subsidiaries, or any Environmental Liability related in any way to the Borrowers or any of their Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Borrower or any Guarantor, and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by any Borrower or any Guarantor against an Indemnitee for breach in bad faith of such Indemnitee's obligations hereunder or under any other Loan Document, if such Borrower or such Guarantor has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

         (c) Reimbursement by Lenders. To the extent that the Borrowers for any reason fail to indefeasibly pay any amount required under paragraph (a) or (b) of this Section 14.2 to be paid by it to the Administrative Agent (or any sub-agent thereof), the Issuing Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Issuing Lender or such Related Party, as the case may be, such Lender's Commitment Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the Issuing Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or Issuing Lender in connection with such capacity. The obligations of the Lenders under this paragraph (c) are subject to the provisions of Section 4.6.

         (d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by Applicable Law, the Borrowers shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in paragraph (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

         (e) Payments. All amounts due under this Section 14.2 shall be payable after demand therefor.


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         SECTION 14.3      Right of Set-off.

         (a) If an Event of Default shall have occurred and be continuing, each Lender, the Alternative Currency Lender, the Issuing Lender, the Swingline Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the Issuing Lender, the Alternative Currency Lender, the Swingline Lender or any such Affiliate to or for the credit or the account of any Borrower or any Guarantor against any and all of the obligations of such Borrower or such Guarantor now or hereafter existing under this Agreement or any other Loan Document to such Lender, the Issuing Lender, the Alternative Currency Lender or the Swingline Lender, irrespective of whether or not such Lender, the Issuing Lender, the Alternative Currency Lender or the Swingline Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Borrower or such Guarantor may be contingent or unmatured or are owed to a branch or office of such Lender, the Issuing Lender, the Alternative Currency Lender or the Swingline Lender different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender, the Issuing Lender, the Alternative Currency Lender, the Swingline Lender and their respective Affiliates under this Section 14.3 are in addition to other rights and remedies (including other rights of setoff) that such Lender, the Issuing Lender, the Alternative Currency Lender, the Swingline Lender or their respective Affiliates may have. Each Lender, the Issuing Lender, the Alternative Currency Lender and the Swingline Lender agrees to notify the Borrowers and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

         (b) Any amount to be set-off pursuant to Section 14.3(a) shall be denominated in Dollars and any amount denominated in the Alternative Currency shall be in an amount equal to the Dollar Amount of such amount at the most favorable spot exchange rate determined by the Administrative Agent to be available to it; provided that if at the time of any such determination no such spot exchange rate can reasonably be determined, the Administrative Agent may use any reasonable method as it deems applicable to determine such rate, any such determination to be conclusive absent manifest error.

         (c) Each Lender and any assignee or participant of such Lender in accordance with Section 14.9 are hereby authorized by the Borrowers to combine currencies, as deemed necessary by such Person, in order to effect any set-off pursuant to Section 14.3(a).

         SECTION 14.4 Governing Law. This Agreement and the other Loan Documents, unless otherwise expressly set forth therein, shall be governed by, construed and enforced in accordance with the laws of the State of New York (including Section 5-1401 and Section 5-1402 of the General Obligations Law of the State of New York), without reference to any other conflicts of law principles thereof.


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         SECTION 14.5      Jurisdiction and Venue.

         (a) Jurisdiction. The Borrowers hereby irrevocably consent to the personal jurisdiction of the state and federal courts located in New York, New York (and any courts from which an appeal from any of such courts must or may be taken), in any action, claim or other proceeding arising out of any dispute in connection with this Agreement, the Notes and the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations. The Borrowers hereby irrevocably consent to the service of a summons and complaint and other process in any action, claim or proceeding brought by the Administrative Agent or any Lender in connection with this Agreement, the Notes or the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations, on behalf of itself or its property, in the manner specified in Section 14.1. Nothing in this Section 14.5 shall affect the right of the Administrative Agent or any Lender to serve legal process in any other manner permitted by Applicable Law or affect the right of the Administrative Agent or any Lender to bring any action or proceeding against the Borrowers or their properties in the courts of any other jurisdictions.

         (b) Venue. The Borrowers hereby irrevocably waive any objection either of them may have now or in the future to the laying of venue in the aforesaid jurisdiction in any action, claim or other proceeding arising out of or in connection with this Agreement, any other Loan Document or the rights and obligations of the parties hereunder or thereunder. The Borrowers irrevocably waive, in connection with such action, claim or proceeding, any plea or claim that the action, claim or other proceeding has been brought in an inconvenient forum.

         SECTION 14.6 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 14.6.

         SECTION 14.7 Reversal of Payments. To the extent the Borrowers make a payment or payments to the Administrative Agent for the ratable benefit of the Lenders or the Administrative Agent receives any payment or proceeds of the collateral which payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds repaid, the Obligations or part thereof intended to be satisfied shall be


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revived and  continued  in full force and effect as if such  payment or proceeds had not been received by the Administrative Agent.

         SECTION 14.8      Injunctive Relief; Punitive Damages.

         (a) The Borrowers recognize that, in the event the Borrowers fail to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy of law may prove to be inadequate relief to the Lenders. Therefore, the Borrowers agree that the Lenders, at the Lenders' option, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

         (b) The Administrative Agent, the Lenders and the Borrowers (on behalf of themselves and their Subsidiaries) hereby agree that no such Person shall have a remedy of punitive or exemplary damages against any other party to a Loan Document and each such Person hereby waives any right or claim to punitive or exemplary damages that they may now have or may arise in the future in connection with any dispute, whether such dispute is resolved through arbitration or judicially.

         SECTION 14.9 Accounting Matters. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time, provided that, if the Borrowers notify the Administrative Agent that the Borrowers request an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrowers that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance therewith.

         SECTION 14.10     Successors and Assigns; Participations.

         (a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither Borrower nor any Guarantor may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of paragraph (b) of this Section 14.10, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section
14.10 or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (f) of this Section 14.10 (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this
Section  14.10 and, to the extent  expressly  contemplated  hereby,


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the Related  Parties of each of the  Administrative  Agent and the  Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

         (b) Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that

                  (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $1,000,000, unless each of the Administrative Agent and, so long as no Default or Event of Default has occurred and is continuing, the Borrowers otherwise consent (each such consent not to be unreasonably withheld or delayed);

                  (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loan or the Commitment assigned;

                  (iii) any assignment of a Commitment must be approved by the Administrative Agent, the Alternative Currency Lender, the Swingline Lender and the Issuing Lender unless the Person that is the proposed assignee is itself a Lender with a Commitment (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee) (each such approval not to be unreasonably withheld or delayed); and

                  (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section 14.10, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 4.7, 4.8, 4.9, 4.10, 4.11 or 14.2 with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this


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Agreement  as a sale by such  Lender  of a  participation  in  such  rights  and obligations in accordance with paragraph (d) of this Section 14.10.

         (c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at one of its offices in Charlotte, North Carolina, a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

         (d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrowers or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrowers or any of the Borrowers' Affiliates or Subsidiaries) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the
Administrative  Agent and the other  Lenders  shall  continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement.

         Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver or modification described in the
Section 14.11 that directly affects such Participant and that could not be effected by a vote of the Required Lenders. Subject to paragraph (e) of this
Section 14.10, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 4.7, 4.8, 4.9, 4.10, 4.11 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph
(b) of this Section 14.10. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 14.3 as though it were a Lender, provided such Participant agrees to be subject to Section 4.5 as though it were a Lender.

         (e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Sections 4.9, 4.10, 4.11 and 4.12 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrowers prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 4.11 unless the Borrowers are notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 4.11(e) as though it were a Lender.


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         (f)  Certain  Pledges.  Any Lender  may at any time  pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

         (g) Confidentiality. Each of the Administrative Agent, the Lenders and the Issuing Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates' respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by Applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 14.10, to
(i) any  assignee  of or  Participant  in,  or any  prospective  assignee  of or
Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrowers and their obligations, (g) with the consent of the Borrowers or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 14.10 or
(y) becomes available to the Administrative Agent, any Lender, the Issuing Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrowers. For purposes of this Section 14.10, "Information" means all information received from the Borrowers or any of their Subsidiaries relating to the Borrowers or any of their Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the Issuing Lender on a nonconfidential basis prior to disclosure by the Borrowers or any of their Subsidiaries, provided that, in the case of information received from the Borrowers or any of their Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential or is of a nature that the recipient should reasonably believe to be confidential. Any Person required to maintain the confidentiality of Information as provided in this
Section 14.10 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

         SECTION 14.11 Amendments, Waivers and Consents. Except as set forth below or as specifically provided in any Loan Document, any term, covenant, agreement or condition of this Agreement or any of the other Loan Documents may be amended or waived by the Lenders, and any consent given by the Lenders, if, but only if, such amendment, waiver or consent is in writing signed by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and delivered to the Administrative Agent and, in the case of an amendment, signed by the Borrowers; provided, that no amendment, waiver or consent shall:


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         (a) waive any  condition  set forth in Section  5.2 without the written consent of each Lender;

         (b) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 12.2) or the amount of Loans of any Lender without the written consent of each Lender;

         (c) postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) or any scheduled or mandatory reduction of the Revolving Credit Commitments hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

         (d) reduce the principal of, or the rate of interest specified herein on, any Loan or Reimbursement Obligation, or (subject to clause (iv) of the second proviso to this Section 14.11) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided that only the consent of the Required Lenders shall be necessary (i) to waive any obligation of the Borrowers to pay interest at the rate set forth in Section 4.1(c) during the continuance of an Event of Default, or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder;

         (e) change Section 4.4 or Section 12.4 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

         (f) change any provision of this Section 14.11 or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

         (g) release all of the Guarantors or release Guarantors comprising substantially all of the credit support for the Obligations, in either case, from the Guaranty Agreement (other than as authorized in Section 13.9), without the written consent of each Lender; or

         (h) release all or a material portion of the Collateral or release any Security Document (other than as authorized in Section 13.9 or as otherwise specifically permitted or contemplated in this Agreement or the applicable Security Document) without the written consent of each Lender;

provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Issuing Lender in addition to the Lenders required above, affect the rights or duties of the Issuing Lender under this Agreement or any Application relating to any Letter of Credit issued or to be issued by it;
(ii) no amendment,  waiver or consent
shall, unless in writing and signed by the Alternative Currency Lender in addition to the Lenders required above, affect the rights or duties of the Alternative Currency Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Swingline Lender in addition to the Lenders required above, affect the rights or duties of the Swingline Lender under this Agreement; (iv) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (v) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

         SECTION 14.12 Performance of Duties. The Borrowers' obligations under this Agreement and each of the other Loan Documents shall be performed by the Borrowers at their sole cost and expense.

         SECTION 14.13 All Powers Coupled with Interest. All powers of attorney and other authorizations granted to the Lenders, the Administrative Agent and any Persons designated by the Administrative Agent or any Lender pursuant to any provisions of this Agreement or any of the other Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Obligations remain unpaid or unsatisfied, any of the Commitments remain in effect or the Credit Facility has not been terminated.

         SECTION 14.14 Survival of Indemnities. Notwithstanding any termination of this Agreement, the indemnities to which the Administrative Agent and the Lenders are entitled under the provisions of this Article XIV and any other provision of this Agreement and the other Loan Documents shall continue in full force and effect and shall protect the Administrative Agent and the Lenders against events arising after such termination as well as before.

         SECTION 14.15 Titles and Captions. Titles and captions of Articles, Sections and subsections in, and the table of contents of, this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

         SECTION 14.16 Severability of Provisions. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         SECTION 14.17 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.

         SECTION 14.18 Term of Agreement. This Agreement shall remain in effect from the Closing Date through and including the date upon which all Obligations arising hereunder or under any other Loan Document shall have been indefeasibly and irrevocably paid and satisfied in full and all Commitments have been terminated. No termination of this Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination or in respect of any provision of this Agreement which survives such termination.

         SECTION 14.19 Advice of Counsel. Each of the parties represents to each other party hereto that it has discussed this Agreement with its counsel.

         SECTION 14.20 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

         SECTION 14.21 Inconsistencies with Other Documents; Independent Effect of Covenants.

         (a) In the event there is a conflict or inconsistency between this Agreement and any other Loan Document, the terms of this Agreement shall control; provided, that any provision of the Security Documents which imposes additional burdens on the Borrowers or their Subsidiaries or further restricts the rights of the Borrowers or their Subsidiaries or gives the Administrative Agent or Lenders additional rights shall not be deemed to be in conflict or inconsistent with this Agreement and shall be given full force and effect.

         (b) The Borrowers expressly acknowledge and agrees that each covenant contained in Articles VIII, IX, or X hereof shall be given independent effect. Accordingly, the Borrowers shall not engage in any transaction or other act otherwise permitted under any covenant contained in Articles VIII, IX, or X if, before or after giving effect to such transaction or act, the Borrowers shall or would be in breach of any other covenant contained in Articles VIII, IX, or X.

         SECTION 14.22 Integration. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

                           [Signature pages to follow]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their duly authorized officers, all as of the day and year first written above.


                           US BORROWER:

                           IKON OFFICE SOLUTIONS, INC.,
                           as US Borrower

                           By: /s/ Kathleen Burns
                           ----------------------
                                 Name:  Kathleen M. Burns
                                 Title: Vice President & Treasurer


                           UK BORROWER:

                           IKON OFFICE SOLUTIONS GROUP, PLC,
                           as UK Borrower

                           By: /s/ Chris Prastka
                           ----------------------
                                 Name:  Chris Prastka
                                 Title: Director




                           [Signature pages continue]

                            ADMINISTRATIVE AGENT, COLLATERAL AGENT AND LENDERS:

                            WACHOVIA BANK, NATIONAL ASSOCIATION,
                            as Administrative Agent, Collateral Agent and Lender

                            By: /s/ William R. Goley
                            ------------------------
                                  Name:  William R. Goley
                                  Title: Director



                           [Signature pages continue]

                            WELLS FARGO FOOTHILL, LLC, as Lender

                            By: /s/ Rina Shinoda
                            --------------------
                                  Name:  Rina Shinoda
                                  Title: Vice President




                           [Signature pages continue]

                              The Royal Bank of Scotland plc, as Lender

                              By: /s/ Jayne Seaford
                              ---------------------
                              Name:  Jayne Seaford
                              Title: Senior Vice President




                           [Signature pages continue]

                              PNC BANK NATIONAL ASSOCIATION,
                              as Co-Syndication Agent and Lender

                              By: /s/ Frank A. Pugliese
                              -------------------------
                              Name:  Frank A. Pugliese
                              Title: Vice President


                           [Signature pages continue]

                              LASALLE BANK NATIONAL ASSOCIATION,
                              as Lender

                              By: /s/ Christopher S. Helmeci
                              ------------------------------
                              Name:  Christopher S. Helmeci
                              Title: Senior Vice President


                           [Signature pages continue]

                                   GENERAL ELECTRIC CAPITAL CORPORATION,
                                   as Co-Documentation Agent and Lender

                                   By: /s/ Kelly Stotler
                                   ---------------------
                                   Name:  Kelly Stotler
                                   Title: Duly Authorized Signatory



                           [Signature pages continue]

                                   DEUTSCHE BANK AG NEW YORK BRANCH,
                                   as Lender

                                   By: /s/ Christian Dallwitz
                                   --------------------------
                                   Name:  Christian Dallwitz
                                   Title: Director



                                   By: /s/ Hans-Josef Thiele
                                   -------------------------
                                   Name:  Hans-Josef Thiele
                                   Title: Director


                                   DEUTSCHE BANK SECURITIES INC.
                                   as Syndication Agent

                                   By: /s/ Christian Dallwitz
                                   --------------------------
                                   Name:  Christian Dallwitz
                                   Title: Director

                                   By: /s/ Hans-Josef Thiele
                                   -------------------------
                                   Name:  Hans-Josef Thiele
                                   Title: Director



                           [Signature pages continue]

                                   SCOTIABANC INC., as Lender

                                   By: William E. Zarrett
                                   ----------------------
                                   Name:  William E. Zarrett
                                   Title: Managing Director


                           [Signature pages continue]

                                   LEHMAN COMMERCIAL PAPER INC.,
                                   as Lender

                                   By: /s/ Frank Turner
                                   --------------------
                                   Name:  Frank Turner
                                   Title: Authorized Signatory



                           [Signature pages continue]

                                   FIFTH BANK, as Lender

                                   By: /s/ Christine L. Wagner
                                   ---------------------------
                                   Name:  Christine L. Wagner
                                   Title: Vice President




                           [Signature pages continue]

                                   THE BANK OF NEW YORK, as Lender

                                   By: /s/ David S. Csatari
                                   ------------------------
                                   Name:  David S. Csatari
                                   Title: Vice President



                           [Signature pages continue]

                                   RZB FINANCE LLC, as Lender

                                   By: /s/ Juan M. Csillagi
                                   ------------------------
                                   Name:  Juan M. Csillagi
                                   Title: Group Vice President

                                   By: /s/ Christoph Hoedi
                                   -----------------------
                                   Name:  Christoph Hoedi
                                   Title: Vice President



                           [Signature pages continue]

                                   ISRAEL DISCOUNT BANK OF NEW YORK,
                                   as Lender


                                   By: /s/ Ronald Bongiovanni
                                   --------------------------
                                   Name:  Ronald Bongiovanni
                                   Title: Senior Vice President


                                   By: /s/ Andy Ballta
                                   -------------------
                                   Name:  Andy Ballta
                                   Title: Vice President